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Registration No. 333-156927

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TYCO ELECTRONICS LTD.
(Exact name of registrant as specified in its charter)

Bermuda* (State or other jurisdiction of incorporation or organization)	3679 (Primary Standard Industrial Classification Code Number)	98-518048 (I.R.S. Employer Identification Number)

96 Pitts Bay Road, Second Floor
Pembroke HM 08, Bermuda
Telephone: (441) 294-0607
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Scott
Executive Vice President and General Counsel
Tyco Electronics Corporation
1050 Westlakes Drive
Berwyn, Pennsylvania 19312
Telephone: (610) 893-9560
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ellen J. Odoner
P.J. Himelfarb
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

*
The registrant intends, subject to shareholder approval, to effect a continuance under Article 161 of the Swiss Federal Code on International Private Law, pursuant to which the registrant's place of incorporation shall be Switzerland.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2009

             [    •    ], 2009

Dear Shareholder:

        You are cordially invited to attend a Special General Meeting of Shareholders of Tyco Electronics Ltd., which will be held on [    •    ], 2009, at [10:30 a.m.], Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. Details of the business to be presented at the Special General Meeting can be found in the accompanying Notice of Special General Meeting and proxy statement/prospectus.

        At our Special General Meeting, we will be asking you to approve the change of our place of incorporation from Bermuda to Schaffhausen, Switzerland, an increase in our registered share capital and a number of related organizational matters. We call this process, in which Tyco Electronics will at all times continue to exist as the same company but will discontinue its Bermuda status and continue its corporate existence in Switzerland, the "Swiss Continuation."

        The Swiss Continuation and related proposals will not change the number of shares you hold or your relative economic interest in Tyco Electronics. Moreover, Tyco Electronics will conduct the same businesses and own the same businesses and assets as it did as a Bermuda company. Our shares will continue to be listed on the New York Stock Exchange under the symbol "TEL." We will remain subject to the US Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange. We will continue to report our financial results in US dollars and under US generally accepted accounting principles.

        Our board of directors has unanimously determined that it is in the best interests of our company and our shareholders to change our place of incorporation from Bermuda to Switzerland. Since becoming a stand alone public company in June 2007, we have undertaken a rationalization of our global corporate structure, including the realignment of businesses and manufacturing operations and the disposition of several non-strategic businesses. Relocation to Switzerland from Bermuda is another important action in our evolution as an independent company.

        Under US federal income tax law, holders of our shares are not expected to recognize taxable gain or loss as a result of the Swiss Continuation or increase in registered share capital.

        This proxy statement/prospectus provides you with detailed information regarding the Swiss Continuation and another matter to be presented to shareholders, the elimination of supermajority vote requirements to amend certain provisions of our Bye-laws. We encourage you to read this entire document carefully. You should carefully consider "Risk Factors" beginning on page 25 for a discussion of risks before voting at the meeting. Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the meeting. Accordingly, we ask that you complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the board of directors and the management of Tyco Electronics Ltd., I extend our appreciation for your continued support.

Yours sincerely,

Thomas J. Lynch Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission, or similar authority in Bermuda or Switzerland, has approved or passed upon the merits of these securities or determined if the proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TYCO ELECTRONICS LTD.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD [    •    ], 2009

        NOTICE IS HEREBY GIVEN that a Special General Meeting of Shareholders of Tyco Electronics Ltd. will be held on [    •    ], 2009, at [10:30 a.m.], Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda for the following purposes:

  1.
  To consider and approve a resolution to approve Tyco Electronics Ltd.'s discontinuance from Bermuda as provided in Section 132G of The Companies Act 1981 of Bermuda, as amended, and our continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations as a Swiss corporation (the "Swiss Continuation").

  2.
  To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.

  3.
  To consider and approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital so that, after the Swiss Continuation, we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax. (As a result of these steps, shareholders will hold the same number of shares immediately after the Swiss Continuation as they held immediately before, but with an increased par value per share.)

  4.
  In connection with the Swiss Continuation, to approve a distribution to shareholders through a capital reduction in a Swiss franc amount equal to US $0.16 per share (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution) payable in US dollars to holders of record on the cutoff date (i.e., record date) and to approve the creation of authorized and conditional capital based on the relevant registered share capital amount.

  5.
  In connection with the Swiss Continuation, to confirm Swiss law as our authoritative governing legislation.

  6.
  In connection with the Swiss Continuation, to approve our corporate name as Tyco Electronics Ltd.

  7.
  In connection with the Swiss Continuation, to change our corporate purpose.

  8.
  In connection with the Swiss Continuation, to approve our Swiss articles of association.

  9.
  In connection with the Swiss Continuation, to confirm our principal place of business as Schaffhausen, Switzerland.

  10.
  In connection with the Swiss Continuation, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting.

  11.
  In connection with the Swiss Continuation, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting.

  12.
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would limit the number of shares that may be registered and/or voted by a single shareholder or group to 15% of our registered share capital.

  13.
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would require a supermajority vote to amend the provisions referred to in Proposal 12 and certain other provisions of our Swiss articles of association.

  14.
  To approve any adjournments or postponements of the meeting.

  15.
  To consider any other matters that properly come before the meeting.

        We refer to proposal 1 above as the "Swiss Continuation Proposal." We refer to proposal 2 above as the "Supermajority Elimination Proposal." We refer to proposals 3 through 11 above as the "Swiss

Organizational Proposals." We refer to proposals 12 and 13 above as the "Additional Article Proposals." We will not effect the Swiss Continuation unless the Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, the Supermajority Elimination Proposal is not conditioned on approval of the other proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals.

        This Notice of Special General Meeting and proxy statement/prospectus and the enclosed proxy card are first being sent on or about [    •    ], 2009 to each holder of record of Tyco Electronics Ltd. shares at the close of business on April 6, 2009. Only holders of record of our shares on April 6, 2009 are entitled to notice of, and to attend and vote at, the Special General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the meeting. Shareholders of record who attend the meeting may vote their shares personally, even though they have sent in proxies.

By Order of the Board of Directors,
Harold G. Barksdale Corporate Secretary

[    •    ], 2009

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.
THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO ELECTRONICS LTD., 96 PITTS BAY ROAD, SECOND FLOOR, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY PRIOR TO THE MEETING; OR ATTEND AND VOTE PERSONALLY AT THE MEETING.

INFORMATION ABOUT THIS PROXY STATEMENT/PROSPECTUS AND THE SPECIAL GENERAL MEETING	1
FORWARD-LOOKING STATEMENTS	8
QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE PROPOSALS	10
SUMMARY	18
RISK FACTORS	25
THE SPECIAL GENERAL MEETING	29
THE SWISS CONTINUATION AND RELATED PROPOSALS	32
PROPOSAL NO. 1—APPROVAL OF THE SWISS CONTINUATION	41
PROPOSAL NO. 2—APPROVAL OF BYE-LAW AMENDMENT TO ELIMINATE CERTAIN SUPERMAJORITY VOTE REQUIREMENTS	42
PROPOSAL NO. 3—APPROVAL OF AN INCREASE IN OUR REGISTERED SHARE CAPITAL	44
PROPOSAL NO. 4—APPROVAL OF A DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF A CAPITAL REDUCTION	47
PROPOSAL NO. 5—CONFIRMATION OF SWISS LAW AS OUR AUTHORITATIVE GOVERNING LEGISLATION	49
PROPOSAL NO. 6—APPROVAL OF OUR NAME	50
PROPOSAL NO. 7—CHANGE OF OUR CORPORATE PURPOSE	51
PROPOSAL NO. 8—APPROVAL OF OUR SWISS ARTICLES OF ASSOCIATION	52
PROPOSAL NO. 9—APPROVAL OF SCHAFFHAUSEN, SWITZERLAND AS OUR PRINCIPAL PLACE OF BUSINESS	53
PROPOSAL NO. 10—APPOINTMENT OF PRICEWATERHOUSECOOPERS AG, ZÜRICH AS OUR SPECIAL AUDITOR	54
PROPOSAL NO. 11—APPOINTMENT OF OUR SWISS REGISTERED AUDITOR	55
PROPOSAL NO. 12—APPROVAL OF ADDITIONAL PROVISIONS OF THE PROPOSED SWISS ARTICLES LIMITING THE REGISTRATION AND VOTING OF SHARES	57
PROPOSAL NO. 13—APPROVAL OF ADDITIONAL PROVISIONS OF THE PROPOSED SWISS ARTICLES TO REQUIRE A SUPERMAJORITY VOTE TO AMEND THE PROVISIONS DESCRIBED IN PROPOSAL NO. 12 AND CERTAIN OTHER PROVISIONS	60
PROPOSAL NO. 14—ADJOURNMENT AND POSTPONEMENT OF THE SPECIAL GENERAL MEETING	62
DESCRIPTION OF OUR SHARE CAPITAL AFTER THE SWISS CONTINUATION	63
COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE SWISS CONTINUATION	74
EFFECTS OF THE SWISS CONTINUATION	90
MATERIAL TAX CONSIDERATIONS	91
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	102
MARKET PRICE AND DIVIDEND INFORMATION	104
FUTURE SHAREHOLDER PROPOSALS	105
WHERE YOU CAN FIND MORE INFORMATION	106
LEGAL MATTERS	106
EXPERTS	106
INCORPORATION BY REFERENCE	107

2009 Special General Meeting Proxy Statement/Prospectus            i

INFORMATION ABOUT THIS PROXY STATEMENT/PROSPECTUS AND
THE SPECIAL GENERAL MEETING

Questions and Answers about Voting Your Shares

Why did I receive this proxy statement/ prospectus?	Tyco Electronics has sent this Notice of Special General Meeting and proxy statement/prospectus, together with the enclosed proxy card or voting instruction card, because our board of directors is soliciting your proxy to vote at the Special General Meeting on [ • ], 2009. This proxy statement/prospectus contains information about the items being voted on at the Special General Meeting.

We have sent this proxy statement/prospectus to each person who is registered as a holder of our shares in the register of shareholders (such owners are often referred to as "holders of record") as of the close of business on April 6, 2009, the record date for the Special General Meeting. Any shareholder as of the record date who does not receive a copy of this Notice of Special General Meeting and proxy statement/prospectus, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Special General Meeting or by contacting our proxy solicitor, Innisfree M&A Incorporated, toll free at 877-750-9497 (US and Canada) or collect at +1-412-232-3651 (international). Banks and brokers may call collect at 212-750-5834.

We have requested that banks, brokerage firms and other nominees who hold our shares on behalf of the owners of the shares (such owners are often referred to, and we refer to them below, as "beneficial shareholders" or "street name holders") as of the close of business on April 6, 2009 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

We also have provided for these materials to be sent to persons who have interests in our shares through participation in our retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Special General Meeting, but they may instruct the trustees of these plans how to vote the shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of our shares on April 6, 2009, the record date for the Special General Meeting, is entitled to attend and vote at the Special General Meeting. A poll will be taken on each proposal to be put to the Special General Meeting.

2009 Special General Meeting Proxy Statement/Prospectus            1

How many votes do I have?	Each holder of record of our shares on the record date will be entitled to one vote per share on each matter presented at the Special General Meeting. On April 6, 2009, there were [ • ] shares outstanding and entitled to vote at the Special General Meeting.
What proposals are being presented at the Special General Meeting?
We intend to present a number of proposals for shareholder consideration and approval at the Special General Meeting in connection with our discontinuance from Bermuda and our continuance in Switzerland. We refer to this change in our place of incorporation as the "Swiss Continuation." These proposals are:
	1.	To consider and approve a resolution to approve our discontinuance from Bermuda and our continuance in Switzerland.
	2.	To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.
3.
To consider and approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital so that, after the Swiss Continuation, we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax. (As a result of these steps, shareholders will hold the same number of shares immediately after the Swiss Continuation as they held immediately before, but with an increased par value per share.)
4.
In connection with the Swiss Continuation, to approve a distribution to shareholders through a capital reduction in a Swiss franc amount equal to US $0.16 per share (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution) payable in US dollars to holders of record on the cutoff date (i.e., record date) and to approve the creation of authorized and conditional capital based on the relevant registered share capital amount.
	5.	In connection with the Swiss Continuation, to confirm Swiss law as our authoritative governing legislation.
	6.	In connection with the Swiss Continuation, to approve our corporate name as Tyco Electronics Ltd.
	7.	In connection with the Swiss Continuation, to change our corporate purpose.
	8.	In connection with the Swiss Continuation, to approve our Swiss articles of association (the "Proposed Swiss Articles").

2            2009 Special General Meeting Proxy Statement/Prospectus

9.	In connection with the Swiss Continuation, to confirm our principal place of business as Schaffhausen, Switzerland.
10.	In connection with the Swiss Continuation, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting.
11.	In connection with the Swiss Continuation, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting.
12.
In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would limit the number of shares that may be registered and/or voted by a single shareholder or group to 15% of our registered share capital.
13.
In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would require a supermajority vote to amend the provisions referred to in Proposal 12 and certain other provisions of our Swiss articles of association.
14.	To approve any adjournments or postponements of the meeting.
15.	To consider any other matters that properly come before the meeting.

We refer to proposal 1 above as the "Swiss Continuation Proposal." We refer to proposal 2 above as the "Supermajority Elimination Proposal." We refer to proposals 3 through 11 above as the "Swiss Organizational Proposals." We refer to proposals 12 and 13 above as the "Additional Article Proposals." We will not effect the Swiss Continuation unless the Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, approval of the Supermajority Elimination Proposal is not conditioned on approval of the other proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals. Other than matters incident to the conduct of the Special General Meeting, we do not know of any business or proposals to be considered at the Special General Meeting other than those set forth in this proxy statement/prospectus. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

2009 Special General Meeting Proxy Statement/Prospectus            3

How do I attend the Special General Meeting?	All shareholders are invited to attend both the Annual General Meeting and the Special General Meeting. For admission to the Special General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Shareholders who own their shares in street name should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks, brokers or other nominees showing that they own Tyco Electronics shares. Registration will begin at [9:00 a.m.] Atlantic Time and the Special General Meeting will begin at [10:30 a.m.], or as soon as practicable thereafter following our Annual General Meeting.
How do I vote?	You can vote in the following ways:

By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your shares in street name, you can vote by following the instructions on your voting instruction card.

At the Special General Meeting: If you are planning to attend the Special General Meeting and wish to vote your shares in person, we will give you a ballot at the meeting. Shareholders who own their shares in street name are not able to vote at the Special General Meeting unless they have a proxy, executed in their favor, from the bank, brokerage firm or nominee holder of record of their shares.

Even if you plan to be present at the Special General Meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy. If you are a holder of record, you may still attend the Special General Meeting and vote in person.
May I submit my proxy by the Internet or telephone?
Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may give your voting instruction by the Internet or telephone. Shareholders of record who do not hold their shares through a bank, broker or nominee may grant a proxy to vote on the Internet at http://www.proxyvoting.com/tel or by telephone by calling 1-866-540-5760. Please have your proxy card in hand when calling or going online. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

4            2009 Special General Meeting Proxy Statement/Prospectus

If my shares are held in "street name" by my broker, will my broker vote my shares for me?	We recommend that you contact your broker. Your broker can give you directions on how to instruct the broker to vote your shares. Your broker will be able to vote your shares with respect to the Supermajority Elimination Proposal and the adjournment/postponement proposal if you have not provided instructions to the broker; however, your broker will not be able to vote your shares with respect to the Swiss Continuation Proposal, the Swiss Organizational Proposals or the Additional Article Proposals unless the broker receives appropriate instructions from you.
Are proxy materials available on the Internet?	Yes.
Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting to be held on [•], 2009.
Our proxy statement/prospectus for the Special General Meeting to be held on [•], 2009 and other proxy material is available at http://www.tycoelectronics.com/SpecialMeeting.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your shares will be voted "FOR" each of the proposals described in this proxy statement/prospectus and, with respect to any other matter which may properly come before the Special General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote in one of three ways:
• notify our Secretary in writing before the Special General Meeting that you are revoking your proxy; such a notification should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda;
•
submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date before the start of the Special General Meeting (refer to "—Returning Your Proxy Card"); or
• if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?	It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your shares.
What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.

2009 Special General Meeting Proxy Statement/Prospectus            5

What vote is required in order to approve each proposal (assuming the presence of a quorum)?	The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required for the approval of proposal 1 (the Swiss Continuation Proposal), proposals 3 through 11 (the Swiss Organizational Proposals), proposals 12 and 13 (the Additional Article Proposals and proposal 14 (the adjournment/postponement proposal). The approval of 80% of the outstanding shares entitled to vote at the meeting is required for the approval of proposal 2 (the Supermajority Elimination Proposal).
How will voting on any other business be conducted?
Other than matters incidental to the conduct of the Special General Meeting, we do not know of any business or proposals to be considered at the Special General Meeting other than those set forth in this proxy statement/prospectus. If any other business is proposed and properly presented at the Special General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	Mellon Investor Services LLC will act as the inspector of election and will tabulate the votes.
Are separate meetings of shareholders taking place on [ • ], 2009?
Yes. Our Annual General Meeting of Shareholders will take place on [ • ], 2009, starting at [10:00 a.m.], Atlantic Time, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. The Special General Meeting to consider the proposals in this proxy statement/prospectus will begin at [10:30 a.m.], or as soon as practicable thereafter following the conclusion of our Annual General Meeting of Shareholders.
Why is there a separate meeting to consider these proposals?
The board of directors determined that holding a separate Special General Meeting was appropriate to consider the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals. By convening a Special General Meeting upon the conclusion of the Annual General Meeting, shareholders will be able to focus their discussion of these proposals in a forum that is dedicated to considering these proposals, without the interruption of other business of the Annual General Meeting.
Is there a separate proxy statement and proxy card that addresses issues the shareholders will consider at the Annual General Meeting of Shareholders?
Yes. You should have already received a mailing containing a copy of the proxy statement and proxy card, along with our annual report to shareholders, which contains the proposals for shareholder consideration at the Annual General Meeting.
Do I have to return both the white proxy card for the Annual General Meeting and the blue proxy card for the Special General Meeting in order for my shares to be voted at both meetings?
Yes. Shareholders must vote both the white proxy card for the Annual General Meeting, along with the blue proxy card accompanying the Special General Meeting proxy statement/prospectus, in order to cast their votes at both the Annual General Meeting and the Special General Meeting.

6            2009 Special General Meeting Proxy Statement/Prospectus

Can I mail both proxy cards back in the same envelope?	Yes, but for ease of administering the vote tally, we ask that you return each proxy card in the envelope supplied with the respective Annual General Meeting proxy statement or Special General Meeting proxy statement/prospectus.

Returning Your Proxy Card

        Shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m., Atlantic Time, on [•], 2009 by hand or mail at:	by 11:59 a.m., Eastern Time, on [•], 2009 by mail at:
Tyco Electronics Ltd. 96 Pitts Bay Road, Second Floor Pembroke HM 08 Bermuda	Tyco Electronics Ltd. c/o BNY Mellon Shareowner Services P.O. Box 3510 South Hackensack, NJ 07606-9250 United States of America
In Switzerland:
by 5:00 p.m., Central European Time, on [•], 2009 by hand or mail at:
Tyco Electronics Ltd. Rheinstrasse 20 CH-8200 Schaffhausen Switzerland

        If your shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco Electronics shares on your behalf.

2009 Special General Meeting Proxy Statement/Prospectus            7

FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement/prospectus are "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. These statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition, and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "should," or the negative of these terms or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this proxy statement/prospectus except as required by law.

        For a discussion of certain risks related to the Swiss Continuation, see the discussion under "Risk Factors" beginning on page 25.

        The following risks, which are described in greater detail in "Part I. Item 1A. Risk Factors" of our Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008 (which forms part of our annual report to shareholders) and "Part II. Item 1A. Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2008, could also cause our results to differ materially from those expressed in forward-looking statements:

  •
  Current and future conditions in the global economy and global capital and credit markets;

  •
  Conditions affecting demand for products in the industries we serve, particularly the automotive industry and the telecommunications, computer and consumer electronics industries;

  •
  Competition and pricing pressure;

  •
  Market acceptance of new product introductions and product innovations and product life cycles;

  •
  Consolidation of customers and vendors;

  •
  Raw material availability, quality and cost;

  •
  Fluctuations in foreign currency exchange rates;

  •
  Divestitures of businesses or product lines;

  •
  Declines in the market value of our pension plans' investment portfolios;

  •
  Reliance on third party suppliers;

  •
  Our ability to attract and retain highly qualified personnel;

  •
  Our ability to remediate the material weakness in our internal control over financial reporting relating to accounting for income taxes;

  •
  Risks of political, economic and military instability in countries outside the US;

  •
  Risks related to compliance with current and future environmental and other laws and regulations;

  •
  Our ability to protect our intellectual property rights;

  •
  Risks of litigation;

8            2009 Special General Meeting Proxy Statement/Prospectus

  •
  Our ability to operate within the limitations imposed by our debt instruments;

  •
  The cost and success of future acquisitions;

  •
  Risks relating to our separation on June 29, 2007 from Tyco International Ltd.;

  •
  The possible effects on us of pending and future legislation in the United States that may limit or eliminate potential US tax benefits resulting from our incorporation in Bermuda, or deny US government contracts to us based upon our incorporation in Bermuda;

  •
  Risk of recognition of impairment charges for our goodwill;

  •
  The impact of fluctuations in the market price of our shares; and

  •
  The impact of certain provisions of our Bye-laws on unsolicited takeover proposals.

        There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.

2009 Special General Meeting Proxy Statement/Prospectus            9

QUESTIONS AND ANSWERS ABOUT THE SPECIAL GENERAL MEETING AND THE PROPOSALS

Q:
What am I being asked to vote on at the Special General Meeting?

A:
You are being asked to vote on proposals to change our place of incorporation from Bermuda to Switzerland, increase our registered share capital and effect certain Swiss organizational matters. Tyco Electronics will at all times continue to exist as the same company while discontinuing its status as a Bermuda company and continuing as a Swiss corporation.

  You are also being asked to approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain anti-takeover provisions that conflict with Swiss law.

  Finally, you are being asked to vote on a proposal to adjourn or postpone the Special General Meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the Special General Meeting to approve the Swiss Continuation Proposal, any of the Swiss Organizational Proposals, the Additional Article Proposals or the Supermajority Elimination Proposal.

Q:
Why do we want to change our place of incorporation from Bermuda and why have we chosen Switzerland?

A:
In June 2007, following our separation from Tyco International Ltd., we became an independent publicly traded company. In our first full fiscal year, we have undertaken a rationalization of our global corporate structure, including the realignment of businesses and manufacturing operations and the disposition of several non-strategic businesses. In our evolution as an independent, publicly traded company, consideration was given to a change in our place of incorporation. We considered a number of factors, including the current location of our operations and where we anticipate the future growth of our businesses. We also took into account uncertainties attributable to various US and non-US legislative proposals and other initiatives, and possible modifications to existing tax treaties, directed at companies incorporated in Bermuda and the potential negative impact such initiatives may have on our worldwide corporate effective tax rate and our US government contracts business, as well as negative publicity regarding companies incorporated in Bermuda. After consideration, our board of directors unanimously determined that it is in the best interests of our company and our shareholders to change our place of incorporation from Bermuda.

In considering where to change our place of incorporation, a number of jurisdictions were considered. On balance, it was determined that a change in our place of incorporation to Switzerland was in the best interests of our company and our shareholders for the reasons set forth below:

•
We have a longstanding history and established presence in Switzerland dating back to 1985.

•
In the fiscal year ended September 26, 2008 ("Fiscal 2008"), our Swiss operations had approximately US$ 3.5 billion in trade sales (sales to unrelated customers), which accounted for approximately 24% of our worldwide trade sales in the fiscal year.

•
Our internal financing operations are located in Switzerland, and we have an existing and established presence there with approximately 1,000 of our employees in addition to four of our manufacturing facilities and seven of our corporate subsidiaries. Although the percentage of our employees and manufacturing facilities located in Switzerland is modest relative to the number of our employees and manufacturing facilities globally, we have key operations there.

10            2009 Special General Meeting Proxy Statement/Prospectus

  •
  Relocation to Switzerland will centralize us within our largest sales region, supporting our growth outside the United States, particularly in markets in Europe, the Middle East and Africa.

  •
  The non-US markets are our fastest growing regions. Over the past five fiscal years, we have had a compound annual growth rate of 9.3% for net sales originating outside the United States, as compared to 5.5% for net sales originating in the United States. In Fiscal 2008, approximately 69% of our global net sales were non-US in origin, with 37% of our global net sales originating in Europe, the Middle East and Africa.

  •
  We believe Switzerland is a strategic location for our global operations generally. It is centrally located within our significant non-US operations. As of September 26, 2008, 65% of our 104 worldwide manufacturing facilities and 73% of our approximately 96,000 worldwide employees were located in Europe, the Middle East and Africa, and in the Asia-Pacific region. Relocation to Switzerland will place our principal place of business closer to our regional businesses, especially those located in Eastern Europe, an area in which we have been increasing our sales and manufacturing resources.

  •
  Switzerland has a mature tax environment and an established global treaty network.

  •
  Various US and non-US legislative proposals and other initiatives, and modifications to existing tax treaties, directed at companies incorporated in jurisdictions such as Bermuda could result in a material increase in our worldwide corporate effective tax rate and could negatively impact our government contracts business. We believe that the Swiss Continuation may lower our risk as to these potential changes, and thus may provide greater certainty and predictability in managing our worldwide effective tax rate and our government contracts business.

  •
  Switzerland offers a stable economic, political and regulatory environment.

  •
  Switzerland has a well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

  •
  A number of large global companies are domiciled in Switzerland and, as a result, Switzerland has an established financial and commercial infrastructure that will better support our interests as well as those of our shareholders.

No single factor was determinative in our decision to recommend a change in our place of incorporation to Switzerland, and our board of directors considered all of the factors set forth above. Although we believe that there are significant advantages to changing our place of incorporation to Switzerland, we cannot assure you that the anticipated advantages will be realized. Moreover, the change in our place of incorporation will expose us and our shareholders to some risks. Please see the discussion under "Risk Factors," including the following:

•
It is likely that we will be removed from the Standard & Poor's 500 Index (the "S&P 500") and other indices, which could have an adverse impact on our share price.

•
We may have less flexibility as a Swiss corporation than as a Bermuda company with respect to certain aspects of capital management because Swiss law reserves for approval by shareholders many corporate actions over which our board of directors currently has authority, including the declaration of distributions to shareholders.

•
Distributions to shareholders may be subject to Swiss withholding tax if we are unable to make distributions through a reduction of registered share capital or, after January 1, 2011, out of registered capital or contributed surplus.

2009 Special General Meeting Proxy Statement/Prospectus            11

  •
  The Swiss Continuation may not provide greater certainty and predictability as to possible changes in tax and government contract legislation and there may be negative publicity and criticism of our change in place of incorporation to Switzerland.

Please see the discussion under "Risk Factors" for a more complete discussion of risk factors relating to the Swiss Continuation that may be relevant to you.

Our board of directors has considered both the potential advantages and the risks of the change in our place of incorporation and has unanimously approved the change in our place of incorporation and recommended that our shareholders vote for the change in our place of incorporation to Switzerland.

Q:
Will the Swiss Continuation and Swiss Organizational Proposals change the number of shares that I own?

A:
The Swiss Continuation and Swiss Organizational Proposals will not change the number of Tyco Electronics common shares that you own.

Q:
Will Tyco Electronics be the same entity before and after the Swiss Continuation?

A:
Yes. The Swiss Continuation involves, for all practical purposes, the exchange of one charter and governing law for another. It does not create a new company. We will be the same entity before and after the Swiss Continuation.

Q:
Will the Swiss Continuation affect our current or future operations?

A:
We believe that the Swiss Continuation has positive implications for management of our businesses but will not otherwise change the businesses we conduct and businesses and assets we own.

Q:
Are changes being made to the par value of the shares?

A:
Yes. Contingent upon the approval of the Swiss Continuation Proposal, we will implement several transactions as permitted under the Bermuda Companies Act that will increase our registered share capital, which, on a per share basis, is referred to as par value. Certain steps necessary to accomplish this increase require shareholder authorization and we are asking for shareholders to vote on the increase in "Proposal No. 3—Approval of an Increase in Our Registered Share Capital." We are taking these steps to increase our registered share capital to facilitate our ability to make any future distributions to our shareholders, free of Swiss withholding tax, once we have continued as a Swiss corporation. For additional information on the various steps we are taking, and for more information on the reasons for and effect of the increase in registered share capital, see "Proposal No. 3—Approval of an Increase in Our Registered Share Capital."

Q:
What are the material tax consequences of the Swiss Continuation and the increase in registered share capital?

A:
Please refer to "Material Tax Considerations" beginning on page 91 for a description of certain material US federal income tax, Swiss tax and Bermuda tax consequences of the Swiss Continuation and increase in registered share capital to our shareholders. Determining the actual tax consequences to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences to you of the Swiss Continuation and the increase in registered share capital.

Q:
Is the Swiss Continuation or increase in registered share capital a taxable event to me?

A:
Please refer to "Material Tax Considerations" for a description of certain material US federal income tax, Swiss tax and Bermuda tax consequences of the Swiss Continuation and increase in registered share capital to our shareholders. In general, holders of our shares that are not tax resident in Switzerland are not expected to be subject to Bermuda tax, Swiss tax or US federal

12            2009 Special General Meeting Proxy Statement/Prospectus

  income tax as a result of the Swiss Continuation or increase in registered share capital. In the case of individual holders that are Swiss tax residents, the increase in registered share capital is generally subject to Swiss federal, cantonal and communal income taxation at the time of the increase, although some Swiss cantons postpone the payment of this tax until the repayment of the increased share capital. We have not considered the tax consequences to shareholders that are tax resident in jurisdictions other than the US, Switzerland and Bermuda.

  Determining the actual tax consequences of the Swiss Continuation and increase in registered share capital to you may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Swiss Continuation and increase in registered share capital to you.

Q:
Is the Swiss Continuation or the increase in registered share capital a taxable transaction for Tyco Electronics?

A:
We do not expect the Swiss Continuation or the increase in registered share capital to be a taxable transaction for Tyco Electronics. Further, the Swiss Continuation will be exempt from the Swiss issuance stamp tax provided that the registered share capital is not increased to an amount that exceeds 30% of the fair market value of our total assets.

Q:
Will there be Swiss withholding tax on any future share repurchases?

A:
If and when we repurchase shares after the Swiss Continuation, we expect to repurchase such shares free of Swiss withholding tax. Under current Swiss tax law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax on the difference between the repurchase price and the underlying registered share capital. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the portion of the repurchase price attributable to contributed surplus for Swiss statutory reporting and tax purposes of the shares repurchased will not be subject to Swiss withholding tax. The purchase of shares for purposes other than capital reduction, such as to retain treasury shares for use in connection with stock incentive plans or issuance of convertible debt or other instruments, generally is not expected to be subject to Swiss withholding tax. Upon completion of the Swiss Continuation, based on the procedures and estimates described below under "—How will contributed surplus for Swiss tax purposes be determined?," we expect to have a registered share capital of approximately US$ 1.1 billion (equal to a par value per share of approximately US$ 2.40) and contributed surplus (as determined for Swiss tax purposes) of approximately US$ 9.5 billion.

Q:
Will there be Swiss withholding tax on any future distributions to shareholders?

A:
We do not expect to pay Swiss withholding tax on any distributions that we may make to shareholders for the foreseeable future. Under current Swiss tax law, distributions to shareholders made in the form of a reduction of registered share capital are exempt from Swiss withholding tax. Following the increase in our registered share capital, we believe that we will have sufficient registered share capital to make any future distributions in the form of reductions of share capital to our shareholders at no less than an annualized rate of US$ 0.64 per share free of Swiss withholding tax through at least January 1, 2011. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, distributions to shareholders made out of contributed surplus will be exempt from Swiss withholding tax. We believe that we will have sufficient contributed surplus as determined for Swiss tax purposes (together with remaining registered share capital) after January 1, 2011 to make any future distributions to our shareholders at no less than an annualized rate of US$ 0.64 per share without being required to pay Swiss withholding tax for the foreseeable future. Following completion of the

2009 Special General Meeting Proxy Statement/Prospectus            13

  Swiss Continuation, any declaration of dividends or distributions will depend upon circumstances prevailing at the time. See "Market Price and Dividend Information—Dividend Policy."

  Our ability to make distributions to shareholders that are free of Swiss withholding tax will be based solely on our unconsolidated Swiss statutory financial statements as stated in Swiss francs (although the amounts will be paid to shareholders in US dollars at the US dollar/Swiss franc exchange rate in effect on the date of the resolution). The opening Swiss statutory balance sheet will be derived from our unconsolidated financial statements, which will then be adjusted to record paying in full the bonus share issuance by capitalizing, first, accumulated earnings and, if necessary, contributed surplus, with further adjustments, as required for Swiss statutory purposes, including reallocating approximately US$ 78 million of accumulated other comprehensive loss to accumulated earnings, establishing an investment in treasury shares in the amount of approximately US$ 152 million representing the lower of cost or market of common shares held in treasury, establishing a special reserve in the amount of approximately US$ 371 million representing the cost of common shares held in treasury, establishing intercompany notes payable of approximately US$ 1.8 billion and conversion into Swiss francs. None of these adjustments will be recorded in our consolidated US generally accepted accounting principles ("US GAAP") financial statements. Upon the Swiss Continuation, our Swiss statutory accounting will be under Swiss accounting standards. Based upon the following assumptions, (i) an annualized dividend of US$ 0.64 per share, (ii) outstanding shares after the completion of the Swiss Continuation of approximately 458.0 million (after excluding an estimated 10.0 million shares held in treasury), (iii) an exchange rate of 1.1713 Swiss francs per US dollar (a rate in effect on March 5, 2009), (iv) an opening Swiss statutory balance sheet based upon the non-US GAAP adjustments described above, and (v) our December 26, 2008 unconsolidated balance sheet, we anticipate that we will have registered share capital and contributed surplus (as determined for Swiss tax purposes) of approximately US$ 10.6 billion and therefore that we will be able to make any future distributions to shareholders through reductions in registered share capital and from contributed surplus at no less than an annualized rate of US$ 0.64 per share free from Swiss withholding tax for a period of at least 25 years following the completion of the Swiss Continuation. For additional information concerning these procedures and estimates, see "—How will contributed surplus for Swiss tax purposes be determined?"

  Distributions that are not made in the form of a reduction of registered share capital or, after January 1, 2011, that are not made out of contributed surplus or registered share capital, as explained above, will be subject to a Swiss withholding tax of 35%, regardless of the place of residency of the shareholder. If we were to make a distribution that is not a reduction of share capital or a distribution of contributed surplus on or after January 1, 2011, we would be required to withhold at the 35% rate (or lower applicable treaty rate) and remit the amounts withheld to the Swiss federal tax authorities. Distributions to shareholders would be net of the withheld amount.

Q:
What is contributed surplus?

A:
Under Swiss statutory reporting requirements, contributed surplus per share represents the amount by which the issue price of a share exceeds its par value. Contributed surplus, subject to the restrictions described under "Description of Our Share Capital After the Swiss Continuation—Dividends and Distributions," may be returned to shareholders, including through cash distributions and share repurchases. Our contributed surplus for Swiss statutory reporting and Swiss tax purposes will not be the same as our contributed surplus as reflected on our consolidated and consolidating financial statements prepared in accordance with US GAAP.

14            2009 Special General Meeting Proxy Statement/Prospectus

Q:
How will contributed surplus for Swiss purposes be determined?

A:
Contributed surplus (as determined for Swiss tax and statutory reporting purposes) on our opening balance sheet in Switzerland will be derived from Tyco Electronics Ltd.'s unconsolidated balance sheet and will include both US GAAP and non-US GAAP based adjustments. The US GAAP based adjustments are related to capital transactions. The effect of these adjustments is set forth in the following condensed unaudited unconsolidated statement of shareholders' equity, prepared in accordance with US GAAP, as if the Swiss Continuation had occurred on December 26, 2008 as follows:

•
an approximate 1-for-12 reverse share split;

•
the issuance of approximately 11 fully paid-up bonus shares per issued share at the new par value of US$ 2.40; and

•
the cancellation of 32,262,226 common shares held in treasury at cost.

		Adjustments			As Adjusted (translated to CHF)
	December 26, 2008			As Adjusted (in US$)
		(1)	(2)
	(in millions, except share data)
Shareholders' equity:
Preferred shares, $0.20 par value, 125,000,000 and 0 shares authorized at December 26, 2008 and as adjusted, respectively; none outstanding	$—	$—	$—	N/A		N/A
Common shares, $0.20 par value at December 26, 2008, $2.40 par value as adjusted; 1,000,000,000 and 500,000,000 shares authorized at December 26, 2008 and as adjusted, respectively; 500,264,457 and 468,002,231 shares issued at December 26, 2008 and as adjusted, respectively	100	1,101	(77)	1,124		1,316
Contributed surplus	11,661	(1,101)	(942)	9,618		11,266
Accumulated earnings	216	—	—	216		253
Treasury stock, at cost, 42,262,226 and 10,000,000 shares at December 26, 2008 and as adjusted, respectively	(1,390)	—	1,019	(371)		(435)
Accumulated other comprehensive loss	(78)	—	—	(78)		(91)

Total Shareholders' Equity	$10,509	$—	$—	$10,509	CHF	12,309

(1)
Adjustment reflects issuance of 458,575,752 common shares, par value US$ 2.40.

(2)
Adjustment reflects the cancellation of 32,262,226 common shares held in treasury at cost. As a result of the cancellation, 10,000,000 common shares will remain in treasury.

  Financial statements prepared in accordance with US GAAP subsequent to the Swiss Continuation will reflect the above adjustments.

  Further, as part of the Swiss Continuation and in accordance with the Bermuda Companies Act and our Bye-laws, our board of directors will designate all amounts of accumulated earnings and contributed surplus as freely distributable reserves for Swiss corporate law purposes and require the preparation of a special non-US GAAP unconsolidated balance sheet for Tyco Electronics Ltd. This special balance sheet will be used to establish the opening balance sheet for Swiss statutory and tax reporting requirements and as such will include certain non-US GAAP adjustments. These adjustments will be appropriate for Swiss statutory and tax requirements; however, they will not be

2009 Special General Meeting Proxy Statement/Prospectus            15

  necessary or in accordance with US GAAP. The adjustments are set forth below as if the Swiss Continuation occurred on December 26, 2008 and are as follows:

  •
  reallocating all or substantially all of Tyco Electronics Ltd.'s accumulated earnings and, if necessary, a portion of contributed surplus as contained in the special balance sheet to fully pay-up bonus shares to be issued;

  •
  reallocating approximately US$ 78 million of accumulated other comprehensive loss to accumulated earnings;

  •
  establishing an investment in treasury shares in the amount of approximately US$ 152 million representing the lower of cost or market of common shares held in treasury;

  •
  establishing a special reserve in the amount of approximately US$ 371 million representing the cost of common shares held in treasury;

  •
  establishing intercompany notes payable in the amount of approximately US$ 1.8 billion; and

  •
  establishing a freely distributable reserves account of approximately US$ 9.5 billion (which will be treated as contributed surplus for Swiss tax purposes).

  It is important to note that this unconsolidated and unaudited special balance sheet will include adjustments for Swiss tax and statutory reporting purposes and will not follow US GAAP, and that the special balance sheet will be stated in Swiss francs. This special balance sheet will not replace our US GAAP consolidated or consolidating balance sheets. The preceding non-US GAAP adjustments will have no effect on US GAAP shareholders' equity or US GAAP financial statements. The adjustments to the unconsolidated balance sheet above assume that the number of outstanding shares (excluding treasury shares) is the same before and after the Swiss Continuation, that after cancelling approximately 32.3 million treasury shares, we retain an estimated 10.0 million shares in treasury, and that the US dollar/Swiss franc exchange rate is $1:1.1713 (a rate in effect on March 5, 2009).

Q:
When will the Swiss Continuation be completed?

A:
Assuming the Swiss Continuation Proposal, the Supermajority Elimination Proposal and the Swiss Organizational Proposals are approved by the requisite shareholder votes, we expect to complete the Swiss Continuation as soon as practicable following approval by the shareholders. We currently expect to complete the Swiss Continuation in [    •    ] 2009. The Swiss Continuation may be abandoned or delayed for any reason by our board of directors at any time prior to the Swiss Continuation becoming effective, even though the Swiss Continuation Proposal may have been approved by our shareholders and all conditions to the Swiss Continuation may have been satisfied.

Q:
What will I receive for my shares?

A:
You will continue to hold the same number of shares, with an increased par value, representing the same relative economic interest in Tyco Electronics after the Swiss Continuation. The shares will be registered under the US Securities Act of 1933.

Q:
Do I have to take any action if I hold shares held in certificated form?

A:
Yes. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Swiss Continuation. The letter of transmittal will contain instructions on how to surrender certificates representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form

16            2009 Special General Meeting Proxy Statement/Prospectus

  will be issued to you until you surrender your outstanding certificates, together with the properly completed and executed letter of transmittal, to the transfer agent.

Q:
Do I have to take any action to exchange my shares held in book-entry form?

A:
No. If you hold registered shares in book-entry form, your shares will be exchanged without any action on your part. After the Swiss Continuation, we will issue shares only in uncertificated book-entry form.

Q:
Can I trade shares between the date of this proxy statement/prospectus and the effective time of the Swiss Continuation?

A:
Yes. Our shares will continue to trade during this period.

Q:
After the Swiss Continuation, will the shares still be listed on the New York Stock Exchange?

A:
Yes. We will submit an application so that immediately following the Swiss Continuation our shares will continue to be listed on the New York Stock Exchange under the symbol "TEL", the same symbol under which our shares currently are listed.

Q:
What shareholder vote is required to approve each of the proposals?

A:
The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required to approve the Swiss Continuation Proposal, the Swiss Organizational Proposals and the Additional Article Proposals as well as any adjournment or postponement of the Special General Meeting. The approval of 80% of the outstanding shares entitled to vote at the meeting is required to approve the Supermajority Elimination Proposal. We will not effect the Swiss Continuation unless Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, the Supermajority Elimination Proposal is not conditioned on approval of the other proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals. Please see "The Special General Meeting—Record Date; Voting Rights; Required Vote."

Q:
What vote does the board of directors recommend?

A:
The board of directors unanimously recommends that shareholders vote "FOR" all of the proposals.

Q:
What should I do now to vote?

A:
The meeting will take place on [    •    ], 2009. After carefully reading and considering the information contained in this proxy statement/prospectus and the documents incorporated by reference, please indicate on the enclosed proxy card how you want to vote. Submit your proxy by following the instructions on the enclosed proxy card as soon as possible so that your shares may be represented at the meeting.

Q:
Whom should I call if I have questions about the Special General Meeting or the Swiss Continuation?

A:
You should contact the following:

  Innisfree M&A Incorporated
  501 Madison Avenue, 20th Floor
  New York, New York 10022
  Shareholders call toll free 877-750-9497 (US and Canada) or collect +1-412-232-3651 (international)
  Banks and brokerage firms call collect 212-750-5834

2009 Special General Meeting Proxy Statement/Prospectus            17

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. For more complete information concerning the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals, you should read carefully the entire proxy statement/prospectus, including the Proposed Swiss Articles and proposed organizational regulations (the "Proposed Organizational Regulations"), attached as Annex A and Annex B, respectively, which will govern us after the completion of the Swiss Continuation. We encourage you to read those documents. Unless otherwise indicated, currency amounts in this proxy statement/prospectus are stated in United States dollars.

Tyco Electronics Ltd.

        Tyco Electronics Ltd. is a Bermuda exempted company. Our registered and principal office is located at 96 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda. Our telephone number at that address is (441) 294-0607. Our management office in the United States is located at 1050 Westlakes Drive, Berwyn, Pennsylvania 19312. Our telephone number at that address is (610) 893-9560. Our proposed new registered and principal office is located at Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland.

The Swiss Continuation (see page 32 for more information)

        At the Special General Meeting, we will be asking you to approve the change of our place of incorporation from Bermuda to Schaffhausen, Switzerland, an increase in our registered share capital and a number of organizational matters. We will also ask you to approve the elimination of certain supermajority vote requirements in our Bye-laws. We have summarized these proposals below.

        First, we will ask you to approve the Swiss Continuation Proposal.

        Second, we will ask you to approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain anti-takeover provisions that conflict with Swiss law. The Swiss Continuation is conditioned, among other things, on approval of this proposal. However, if approved, this Bye-law amendment will be effective whether or not the other proposals are approved or the Swiss Continuation takes place.

        Third, we will ask you to approve a resolution that will have the effect of increasing our registered share capital so that we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax, together with a related Bye-law amendment.

        Fourth, Swiss law requires that a number of matters that will take effect upon the Swiss Continuation be specifically approved by shareholders, including the fact that we will be governed by Swiss law, our name, our corporate purpose, our Proposed Swiss Articles and the fact that our principal place of business will be in Schaffhausen, Switzerland. (In accordance with the requirements of the US Securities and Exchange Commission (the "SEC"), we will also ask you to vote separately on certain additional provisions of the Proposed Swiss Articles.) In addition, we will ask you to approve the appointment of a special auditor, which is needed in connection with a report to be issued related to the Swiss Continuation referred to as the "relocation report," reports to be issued in connection with reductions in registered share capital, and reports to be issued in connection with future increases of share capital, if any, and to appoint Deloitte AG, in Zürich, the Swiss affiliate of our current auditors, as our Swiss registered auditor.

        We anticipate that the Swiss Continuation will become effective as soon as practicable following approval of the shareholders, the filing of our notice of discontinuance with the Bermuda registrar of companies and the filing of our Proposed Swiss Articles with the register of commerce in Switzerland.

18            2009 Special General Meeting Proxy Statement/Prospectus

        As of April 6, 2009, the record date for the Special General Meeting, there were [    •    ] shares outstanding.

Reasons for the Swiss Continuation (see page 33 for more information)

        In June 2007, following our separation from Tyco International Ltd., we became an independent publicly traded company. In our first full fiscal year, we have undertaken a rationalization of our global corporate structure, including the realignment of businesses and manufacturing operations and the disposition of several non-strategic businesses. In our evolution as an independent, publicly traded company, consideration was given to a change in our place of incorporation. We considered a number of factors, including the current location of our operations and where we anticipate the future growth of our businesses. We also took into account uncertainties attributable to various US and non-US legislative proposals and other initiatives, and possible modifications to existing tax treaties, directed at companies incorporated in Bermuda and the potential negative impact such initiatives may have on our worldwide corporate effective tax rate and our US government contracts business, as well as negative publicity regarding companies incorporated in Bermuda. After consideration, our board of directors unanimously determined that it is in the best interests of our company and our shareholders to change our place of incorporation from Bermuda.

        In considering where to change our place of incorporation, a number of jurisdictions were considered. On balance, it was determined that a change in our place of incorporation to Switzerland was in the best interests of our company and our shareholders for the reasons set forth below:

  •
  We have a longstanding history and established presence in Switzerland dating back to 1985.

  •
  In Fiscal 2008, our Swiss operations had approximately US$ 3.5 billion in trade sales (sales to unrelated customers), which accounted for approximately 24% of our worldwide trade sales in the fiscal year.

  •
  Our internal financing operations are located in Switzerland, and we have an existing and established presence there with approximately 1,000 of our employees in addition to four of our manufacturing facilities and seven of our corporate subsidiaries. Although the percentage of our employees and manufacturing facilities located in Switzerland is modest relative to the number of our employees and manufacturing facilities globally, we have key operations there.

  •
  Relocation to Switzerland will centralize us within our largest sales region, supporting our growth outside the United States, particularly in markets in Europe, the Middle East and Africa.

  •
  The non-US markets are our fastest growing regions. Over the past five fiscal years, we have had a compound annual growth rate of 9.3% for net sales originating outside the United States, as compared to 5.5% for net sales originating in the United States. In Fiscal 2008, approximately 69% of our global net sales were non-US in origin, with 37% of our global net sales originating in Europe, the Middle East and Africa.

  •
  We believe Switzerland is a strategic location for our global operations generally. It is centrally located within our significant non-US operations. As of September 26, 2008, 65% of our 104 worldwide manufacturing facilities and 73% of our approximately 96,000 worldwide employees were located in Europe, the Middle East and Africa, and in the Asia-Pacific region. Relocation to Switzerland will place our principal place of business closer to our regional businesses, especially those located in Eastern Europe, an area in which we have been increasing our sales and manufacturing resources.

  •
  Switzerland has a mature tax environment and an established global treaty network.

2009 Special General Meeting Proxy Statement/Prospectus            19

    •
    Various US and non-US legislative proposals and other initiatives, and modifications to existing tax treaties, directed at companies incorporated in jurisdictions such as Bermuda could result in a material increase in our worldwide corporate effective tax rate and could negatively impact our government contracts business. We believe that the Swiss Continuation may lower our risk as to these potential changes, and thus may provide greater certainty and predictability in managing our worldwide effective tax rate and our government contracts business.

  •
  Switzerland offers a stable economic, political and regulatory environment.

  •
  Switzerland has a well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

  •
  A number of large global companies are domiciled in Switzerland and, as a result, Switzerland has an established financial and commercial infrastructure that will better support our interests as well as those of our shareholders.

        No single factor was determinative in our decision to recommend a change in our place of incorporation to Switzerland, and our board of directors considered all of the factors set forth above. Although we believe that there are significant advantages to changing our place of incorporation to Switzerland, we cannot assure you that the anticipated advantages will be realized. Moreover, the change in our place of incorporation will expose us and our shareholders to some risks. Please see the discussion under "Risk Factors," including the following:

  •
  It is likely that we will be removed from the S&P 500 stock index and other indices, which could have an adverse impact on our share price.

  •
  We may have less flexibility as a Swiss corporation than as a Bermuda company with respect to certain aspects of capital management because Swiss law reserves for approval by shareholders many corporate actions over which our board of directors currently has authority, including the declaration of distributions to shareholders.

  •
  Distributions to shareholders may be subject to Swiss withholding tax if we are unable to make any future distributions through a reduction of registered share capital or, after January 1, 2011, out of registered capital or contributed surplus.

  •
  The Swiss Continuation may not provide greater certainty and predictability as to possible changes in tax and government contract legislation and there may be negative publicity and criticism of our change in place of incorporation to Switzerland.

Please see the discussion under "Risk Factors" for a more complete discussion of risk factors relating to the Swiss Continuation that may be relevant to you.

        Our board of directors has considered both the potential advantages and the risks of the change in our place of incorporation and has unanimously approved the change in our place of incorporation and recommended that our shareholders vote for the change in our place of incorporation to Switzerland.

Effects of the Swiss Continuation (see pages 32 and 90 for more information)

        After the Swiss Continuation, we will remain in existence as the same corporation, but with our place of incorporation in Switzerland rather than Bermuda. The Swiss Continuation will not change the number of shares you hold or your relative economic interest in Tyco Electronics. Moreover, Tyco Electronics will conduct the same businesses and own the same businesses and assets as it did when incorporated in Bermuda.

        Upon completion of the Swiss Continuation, we will continue to be responsible for our existing obligation to deliver shares in connection with awards granted under our incentive plans or other

20            2009 Special General Meeting Proxy Statement/Prospectus

outstanding rights. Immediately after the Swiss Continuation, we will have issued and outstanding the same number of shares as we had issued and outstanding immediately before the completion of the Swiss Continuation (disregarding treasury shares, a portion of which we expect to cancel in connection with the increase in our registered share capital). For a discussion of the reasons for the increase in registered share capital and how the par value of our shares upon completion of the Swiss Continuation will be calculated, see "The Swiss Continuation and Related Proposals."

        Upon completion of the Swiss Continuation, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the New York Stock Exchange. We will continue to report our consolidated and consolidating financial results in US dollars and under US GAAP.

Rights of Shareholders (see pages 63 and 74 for more information)

        The completion of the Swiss Continuation will change the governing law that applies to us and our shareholders from Bermuda law to Swiss law. Many of the principal attributes of our shares will be similar. There will be, however, differences between your rights under Swiss law and under Bermuda law, and there will be differences between our current memorandum of association and Bye-laws and the Proposed Swiss Articles and Proposed Organizational Regulations, that will apply to us after we continue as a Swiss corporation. We discuss these differences in detail under "Description of Our Share Capital After the Swiss Continuation" and "Comparison of Shareholder Rights Before and After the Swiss Continuation." Copies of our Proposed Swiss Articles and Proposed Organizational Regulations are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus.

Tax Considerations (see page 91 for more information)

        In general, holders of our shares that are not tax resident in Switzerland are not expected to be subject to Bermuda tax, Swiss tax or US federal income tax as a result of the Swiss Continuation or increase in registered share capital. In the case of individual holders that are Swiss tax residents, the increase in registered share capital is generally subject to Swiss federal, cantonal and communal income taxation at the time of the increase, although some Swiss cantons postpone the payment of this tax until the repayment of the increased share capital. Please refer to "Material Tax Considerations" for a description of certain material US federal income tax, Swiss tax and Bermuda tax consequences of the Swiss Continuation and increase in registered share capital to our shareholders. Determining the actual tax consequences to you of the Swiss Continuation and increase in registered share capital may be complex and will depend on your specific situation. We urge you to consult your tax advisor for a full understanding of the tax consequences of the Swiss Continuation and increase in registered share capital to you.

Stock Exchange Listing (see pages 40 and 73 for more information)

        We will submit an application so that our shares will continue to be listed on the New York Stock Exchange under the symbol "TEL", the same symbol under which our shares currently are listed. After the Swiss Continuation, our shares will no longer be listed on the Bermuda Stock Exchange.

Market Price and Dividend Information (see page 104 for more information)

        On January 13, 2009, the last trading day before the public announcement of the Swiss Continuation, the closing price of our shares on the New York Stock Exchange was US$ 16.02 per share. On March 11, 2009, the most recent practicable date before the date of this proxy statement/prospectus, the closing price of our shares was US$ 8.67 per share.

2009 Special General Meeting Proxy Statement/Prospectus            21

No Appraisal Rights (see page 39 for more information)

        Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Swiss Continuation or increase in registered share capital.

Accounting Treatment of the Swiss Continuation and Increase in Registered Share Capital (see page 40 for more information)

        Under US GAAP the assets and liabilities on our US GAAP financial statements after the Swiss Continuation and increase in registered share capital will be the same amounts as they were before the Swiss Continuation and increase in registered share capital. However, our par value per common share will increase and our contributed surplus will decrease.

Special General Meeting (see page 29 for more information)

  Time, Place, Date and Purpose

        The Special General Meeting will be held on [    •    ], 2009 at [10:30 a.m.], Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda. At the Special General Meeting, the board of directors will ask the shareholders:

  •
  To consider and approve a resolution to approve our discontinuance from Bermuda as provided in Section 132G of the Bermuda Companies Act and our continuance in Switzerland according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Federal Code on Obligations (the "Swiss Code").

  •
  To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.

  •
  To consider and approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital so that, after the Swiss Continuation, we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax. (As a result of these steps, shareholders will hold the same number of shares immediately after the Swiss Continuation as they held immediately before, but with an increased par value per share.)

  •
  In connection with the Swiss Continuation, to approve a distribution to shareholders through a capital reduction in a Swiss franc amount equal to US $0.16 per share (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution) payable in US dollars to holders of record on the cutoff date (i.e., record date) and to approve the creation of authorized and conditional capital based on the relevant registered share capital amount.

  •
  In connection with the Swiss Continuation, to confirm Swiss law as our authoritative governing legislation.

  •
  In connection with the Swiss Continuation, to approve our corporate name as Tyco Electronics Ltd.

  •
  In connection with the Swiss Continuation, to change our corporate purpose.

  •
  In connection with the Swiss Continuation, to approve our Swiss articles of association.

  •
  In connection with the Swiss Continuation, to confirm our principal place of business as Schaffhausen, Switzerland.

22            2009 Special General Meeting Proxy Statement/Prospectus

  •
  In connection with the Swiss Continuation, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting.

  •
  In connection with the Swiss Continuation, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting.

  •
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would limit the number of shares that may be registered and/or voted by a single shareholder or group to 15% of our registered share capital.

  •
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would require a supermajority vote to amend the provisions referred to immediately above and certain other provisions of our Swiss articles of association.

  •
  To approve any adjournments or postponements of the meeting.

  •
  To consider any other matters that properly come before the meeting.

        We will not effect the Swiss Continuation unless the Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, the Supermajority Elimination Proposal is not conditioned upon approval of the other proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals.

  Record Date

        Only holders of record of our shares on April 6, 2009 are entitled to notice of and to vote at the Special General Meeting or any adjournment or postponement of the Special General Meeting.

  Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.

Recommendation of the Board of Directors

        The board of directors unanimously recommends that our shareholders vote "FOR" all of the proposals.

Required Vote (see pages 30 and 39 for more information)

        Each of the Swiss Continuation Proposal, the Swiss Organizational Proposals and the Additional Article Proposals requires the approval of a majority of the shares present and voting on the proposals at the Special General Meeting, whether in person or by proxy. The same vote is required to approve any adjournments or postponements of the meeting. The Supermajority Elimination Proposal requires the approval of 80% of the outstanding shares entitled to vote at the meeting. We will not effect the Swiss Continuation unless the Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, the Supermajority Elimination Proposal is not conditioned upon approval of the other proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals.

Proxies (see page 30 for more information)

  General

        A proxy card is being sent to each shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by appropriately marking your

2009 Special General Meeting Proxy Statement/Prospectus            23

proxy card, executing it in the space provided, dating it and returning it to us. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. If you timely have submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated.

  Revocation

        You may change your vote in one of three ways:

  •
  notify our Secretary in writing before the Special General Meeting that you are revoking your proxy; such a notification should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda;

  •
  submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date before the start of the Special General Meeting (refer to "Information About this Proxy Statement/Prospectus and the Special General Meeting—Returning Your Proxy Card"); or

  •
  if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.

        Your attendance alone, however, will not revoke your proxy.

24            2009 Special General Meeting Proxy Statement/Prospectus

RISK FACTORS

        Before you decide how to vote on the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals, you should consider carefully the following risk factors, in addition to the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including our Annual Report on Form 10-K/A for the year ended September 26, 2008 and our Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2008 (each of which contains a discussion of risk factors), and subsequent filings with the SEC.

Following the Swiss Continuation, it is likely that we will be removed from the S&P 500 stock index and other indices, which we expect could have an adverse impact on our share price.

        Our shares currently are a component of the S&P 500 and other indices. Based on current Standard & Poor's ("S&P") guidelines, we believe it is likely that S&P would remove our shares as a component of the S&P 500 upon the Swiss Continuation. Although we are uncertain as to when S&P would take this action, we do not believe that it would be effective until after the Special General Meeting. S&P has removed the shares of other companies that recently changed their places of incorporation to Switzerland. Similar issues could arise with respect to whether our shares will continue to be included as a component in other indices or funds that may impose a variety of qualifications that could be affected by the Swiss Continuation. If our shares are removed as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications may be required to sell the Tyco Electronics shares they own, which we expect could adversely affect the price of our shares. Any such adverse impact on the price of our shares could be magnified by the current heightened volatility in the financial markets.

Certain of your rights as a shareholder will change as a result of the Swiss Continuation.

        Because of differences between Swiss law and Bermuda law and differences between the governing documents of Swiss and Bermuda companies, your rights as a shareholder will change if the Swiss Continuation is completed. For a description of these differences, see "Description of Our Share Capital After the Swiss Continuation" and "Comparison of Shareholder Rights Before and After the Swiss Continuation." These differences could cause our shares to be less attractive to you and other shareholders.

As a result of increased shareholder approval requirements, we may have less flexibility as a Swiss corporation than as a Bermuda company with respect to certain aspects of capital management.

        Under Bermuda law, our directors may issue, without further shareholder approval, any shares authorized in our memorandum of association that are not already issued or reserved. Bermuda law also provides substantial flexibility in establishing the terms of preferred shares. In addition, our board of directors currently has the right, subject to statutory limitations, to declare and pay dividends on our shares without a shareholder vote. Swiss law allows our shareholders to create authorized share capital that can be issued by the board of directors, which we intend to do through shareholder approval of the Proposed Swiss Articles, but this authorization will be limited to (i) authorized share capital up to 50% of the existing registered share capital with such authorization to be valid for a maximum of two years and (ii) conditional share capital of up to 50% of the existing registered share capital that may be issued only for specific purposes. Additionally, subject to specified exceptions, Swiss law grants preemptive and advance subscription rights to existing shareholders to subscribe for new issuances of shares. These exceptions are discussed under "Description of Our Share Capital After the Swiss Continuation—Preemptive Rights and Advance Subscription Rights." Swiss law also does not provide as much flexibility in the various terms that can attach to different classes of shares. Swiss law also

2009 Special General Meeting Proxy Statement/Prospectus            25

reserves for approval by shareholders many corporate actions over which our board of directors currently has authority, including the declaration of distributions to shareholders. We cannot assure you that situations will not arise where such flexibility (under Bermuda law) would have provided substantial benefits to our shareholders.

As a result of the increase in par value of our shares, we may have less flexibility with respect to certain aspects of capital management.

        In connection with the Swiss Continuation, we will increase the par value of our shares to US$ 2.40 and express the par value in Swiss francs. Currently the par value of our shares is US$ 0.20. Based on a $1:1.1713 US dollar/Swiss franc exchange rate (a rate in effect on March 5, 2009) and the number of issued and outstanding common shares as of December 26, 2008, the new par value of our shares would have been approximately CHF 2.81 (or US$ 2.40). Under Swiss law, we generally may not issue registered shares for an amount below par value. As of March 5, 2009, the closing price of our common shares on the New York Stock Exchange was US$ 7.99 (or approximately CHF 9.36, based on an exchange rate in effect on March 5, 2009). In the event there is a need to raise common equity capital at a time when the trading price of our registered shares is below the par value of our registered shares, we would need to obtain approval of our shareholders to decrease the par value of our registered shares. We cannot assure you that we would be able to obtain such shareholder approval. Obtaining shareholder approval also would require filing a preliminary proxy statement with the SEC and convening a meeting of shareholders which would delay any capital raising plans. If we were to receive shareholder approval to reduce the par value of our registered shares, the reduction would limit our ability to make distributions to shareholders as a reduction of registered share capital. As discussed below, distributions that are not made through a reduction of registered share capital (or, after January 1, 2011, out of registered share capital or contributed surplus) may be subject to Swiss withholding tax.

After the Swiss Continuation, we might not be able to make distributions or repurchase shares without subjecting you to Swiss withholding tax.

        If we are not successful in our efforts to make any future distributions to shareholders through a reduction of registered share capital or, after January 1, 2011, out of registered share capital or contributed surplus (as determined for Swiss tax purposes), then any dividends that we may pay generally would be subject to a Swiss federal withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends paid on our shares currently are not subject to withholding tax in Bermuda. A US holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, which we refer to as the "US-Swiss Treaty," may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund if the shareholder is a qualified pension fund). A Swiss tax resident holder may apply any tax withheld for a full credit against Swiss income tax upon proper declaration of the related income in such Swiss resident holder's personal Swiss income tax return. Distributions to our shareholders in the form of a reduction of registered share capital are not subject to Swiss withholding tax. There can be no assurance, however, that our shareholders would approve a reduction in our registered share capital, that we would be able to meet the other legal requirements for a reduction of registered share capital or that Swiss withholding rules would not be changed in the future. In addition, over the long term, the amount of registered share capital available for reductions will be limited.

26            2009 Special General Meeting Proxy Statement/Prospectus

The Swiss Continuation might not provide greater certainty and predictability as to possible changes in tax law and other legislation.

        The Swiss Continuation is expected to facilitate the growth of our business internationally and enable us to maintain a competitive worldwide effective corporate tax rate, but we cannot give any assurance as to whether the Swiss Continuation will have the expected effect or as to what our effective tax rate will be after the Swiss Continuation. The tax laws (including tax treaties) of Switzerland, the United States and other jurisdictions could change, and those changes could cause a material change in our worldwide effective tax rate. Legislation has been introduced in the United States that would potentially impact companies organized in jurisdictions such as Bermuda by, for example, denying deductions or overriding the benefits of income tax treaties on which such companies rely. We believe that, as a Swiss corporation, we are less likely to be subject to such legislation; however, we cannot predict the outcome of any specific legislation and we cannot assure you that any such legislation will not apply to us.

        In addition, various US federal and state legislative proposals have been introduced in recent years that may negatively impact the growth of our business by denying government contracts to US companies that have moved their locations from the United States to places such as Bermuda. We believe that we are less likely to be subject to such proposals as a Swiss corporation. However, we cannot predict the outcome of any specific legislative proposals and, therefore, we cannot assure you that any such legislative action will not apply to us following the Swiss Continuation.

There may be negative publicity regarding, and criticism of, our proposal to change our place of incorporation to Switzerland.

        There continues to be negative publicity regarding, and criticism of, companies that conduct substantial business in the United States but are domiciled in countries such as Bermuda. We cannot assure you that there will not be similar criticism of our announcement of our proposal to change our place of incorporation to Switzerland.

The Swiss Continuation and increase in registered share capital could result in adverse tax consequences to you depending on your particular circumstances and jurisdiction of tax residence.

        Although holders of our shares that are not resident in Switzerland generally are not expected to be subject to Bermuda tax, Swiss tax or US federal income tax as a result of the Swiss Continuation or increase in registered share capital, you may be subject to tax as a result of the Swiss Continuation or increase in registered share capital depending on your particular circumstances and the tax laws of any jurisdiction in which you are tax resident. In the case of individual holders that are Swiss tax residents, the increase in registered share capital is generally subject to Swiss federal, cantonal and communal income taxation at the time of the increase, although some Swiss cantons postpone the payment of this tax until the repayment of the increased share capital. Please refer to "Material Tax Considerations" for a general description of certain material US federal income tax, Swiss tax and Bermuda tax considerations with respect to the Swiss Continuation and increase in registered share capital. We urge you to consult your tax advisor for a full understanding of the consequences of the Swiss Continuation and increase in registered share capital to you.

The Swiss Continuation could result in US tax reporting requirements for certain US holders.

        If on the date of the Swiss Continuation you own 5% or more of our total outstanding shares, you may be required to make a filing with the US Internal Revenue Service as a result of the Swiss Continuation. Failure to make this filing on a timely basis could result in your owing taxes because of the Swiss Continuation, even though you will not have received any cash as a result of the Swiss

2009 Special General Meeting Proxy Statement/Prospectus            27

Continuation. For a more detailed description of the tax consequences associated with this transaction, please refer to "Material Tax Considerations."

We will be subject to various Swiss taxes as a result of the Swiss Continuation.

        Although we do not expect Swiss taxes to adversely and materially affect our worldwide effective corporate tax rate, we will be subject to additional taxes in Switzerland as a result of the Swiss Continuation. A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. At the Swiss federal level, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are exempt from Swiss federal income tax, which in most cases effectively will eliminate any Swiss federal income tax on the profits of our subsidiaries paid by them to us as dividends as well as on capital gains related to the sale of interests in subsidiaries.

        In addition, under current law and subject to confirmation of certain rulings/decisions to be obtained from the cantonal authorities, we expect that we will be exempt from cantonal and communal income tax. Provided at any given time in the future the complete income tax exemption at the cantonal and communal level should cease, we nonetheless expect that dividends and capital gains from the sales of investments in subsidiaries will be exempt from cantonal and communal income tax as in the case of Swiss federal income tax.

        We also will be subject to a Swiss issuance stamp tax levied on share issuances, other than in connection with the Swiss Continuation, or increases of our registered share capital following the Swiss Continuation at a rate of 1% of the fair market value of the issuance or increase. This would include issuance of authorized share capital and conditional capital as discussed in "Description of Our Share Capital After the Swiss Continuation." In addition, we may be subject to Swiss issuance stamp tax on our future debt issuances if issued by us directly instead of by one of our non-Swiss subsidiaries at a rate of either 0.12% or 0.06% per year of duration (depending on the debt instrument) and some other Swiss indirect taxes (e.g., VAT and Swiss securities transfer stamp tax). We currently are not subject to income, capital, stamp or issuance taxes in Bermuda.

The Swiss Continuation will result in additional direct and indirect costs, even if the Swiss Continuation is not completed.

        Although we do not expect these costs to be material, we will incur additional direct costs as a result of the Swiss Continuation. Following the Swiss Continuation, we will hold certain board meetings, management meetings and annual general meetings in Switzerland. We also expect to incur costs and expenses, including professional fees, to comply with Swiss corporate and tax laws. In addition, we expect to incur attorneys' fees, accountants' fees, filing fees, mailing expenses and financial printing expenses in connection with the Swiss Continuation, even if it is not approved or completed.

Currency fluctuations between the US dollar and the Swiss franc may limit the amount available for any future distributions to you without subjecting you to Swiss withholding tax.

        Under Swiss corporate law, we are required to state our year-end unconsolidated statutory financial statements in Swiss francs. In order to make distributions to shareholders free of Swiss withholding tax, we anticipate making any future distributions to shareholders through a reduction of registered share capital or, after January 1, 2011, out of registered share capital or contributed surplus (as determined for Swiss tax purposes). Although distributions that are effected through a return of registered share capital or contributed surplus will be paid in US dollars, shareholder resolutions with respect to such distributions are required to be stated in Swiss francs. Subsequent to the Swiss Continuation, if the US dollar were to increase in value relative to the Swiss franc, the US dollar amount of registered share capital available for distribution without Swiss withholding tax will decrease.

28            2009 Special General Meeting Proxy Statement/Prospectus

THE SPECIAL GENERAL MEETING

Time, Place and Date

        The Special General Meeting of Shareholders will be held on [    •    ], 2009, at [10:30 a.m.], Atlantic Time, or as soon as practicable thereafter following our 2009 Annual General Meeting, at the Fairmont Hamilton Princess Hotel, 76 Pitts Bay Road, Pembroke, Bermuda.

Purpose of the Meeting

        At the meeting, our board of directors will ask our shareholders to vote:

  •
  To consider and approve a resolution to approve our discontinuance from Bermuda as provided in Section 132G of the Bermuda Companies Act, and continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Code as a Swiss corporation.

  •
  To consider and approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain provisions of our Bye-laws that have an anti-takeover effect.

  •
  To consider and approve a resolution authorizing several steps, including an amendment to our Bye-laws, that will have the effect of increasing our registered share capital so that, after the Swiss Continuation, we will be able to make any future distributions to shareholders in the form of share capital reductions without being required to withhold Swiss tax. (As a result of these steps, shareholders will hold the same number of shares immediately after the Swiss Continuation as they held immediately before, but with an increased par value per share.)

  •
  In connection with the Swiss Continuation, to approve a distribution to shareholders through a capital reduction in a Swiss franc amount equal to US $0.16 per share (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution) payable in US dollars to holders of record on the cutoff date (i.e., record date) and to approve the creation of authorized and conditional capital based on the relevant registered share capital amount.

  •
  In connection with the Swiss Continuation, to confirm Swiss law as our authoritative governing legislation.

  •
  In connection with the Swiss Continuation, to approve our corporate name as Tyco Electronics Ltd.

  •
  In connection with the Swiss Continuation, to change our corporate purpose.

  •
  In connection with the Swiss Continuation, to approve our Swiss articles of association.

  •
  In connection with the Swiss Continuation, to confirm our principal place of business as Schaffhausen, Switzerland.

  •
  In connection with the Swiss Continuation, to appoint PricewaterhouseCoopers AG, Zürich as special auditor until our next annual general meeting.

  •
  In connection with the Swiss Continuation, to appoint Deloitte AG as our Swiss registered auditor until our next annual general meeting.

  •
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would limit the number of shares that may be registered and/or voted by a single shareholder or group to 15% of our registered share capital.

  •
  In connection with the Swiss Continuation, to approve additional provisions of our Swiss articles of association that would require a supermajority vote to amend the provisions referred to immediately above and certain other provisions of our Swiss articles of association.

  •
  To approve any adjournments or postponements of the meeting.

2009 Special General Meeting Proxy Statement/Prospectus            29

  •
  To consider any other matters that properly come before the meeting.

        Our board of directors has unanimously approved the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals, and recommends that shareholders vote "FOR" approval of all the proposals. We will not effect the Swiss Continuation unless the Swiss Continuation Proposal, the Supermajority Elimination Proposal and each of the Swiss Organizational Proposals are approved. However, the Supermajority Elimination Proposal is not conditioned on approval of the Swiss Continuation and the Swiss Organizational Proposals, and the Swiss Continuation is not conditioned upon approval of the Additional Article Proposals.

Record Date; Voting Rights; Required Vote

        Our board of directors has fixed the close of business on April 6, 2009 as the record date for the Special General Meeting. Only holders of record of our shares on the record date are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. You will not be the holder of record of shares that you hold in "street name." Instead, the depository (for example, Cede & Co.) or other nominee will be the holder of record of such shares.

        On the record date for the Special General Meeting, [    •    ] shares were outstanding and entitled to be voted at the meeting. Each share entitles the holder to one vote.

        The presence, in person or by proxy, of the holders of a majority of the shares outstanding and entitled to vote at the Special General Meeting constitutes a quorum for the conduct of business.

        Assuming the presence of a quorum, the Swiss Continuation Proposal, the Swiss Organizational Proposals and the Additional Article Proposals must be approved by a majority of the shares present and voting at the meeting, whether in person or by proxy. The same vote is required to approve any adjournments or postponements of the meeting. The Supermajority Elimination Proposal must be approved by 80% of the outstanding shares entitled to vote at the meeting.

        Our directors and executive officers have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, our directors and executive officers and their affiliates beneficially owned less than one percent of the outstanding shares.

Proxies

        A proxy card is being sent to each shareholder of record as of the record date. If you properly received a proxy card, you may grant a proxy to vote on the proposals by marking your proxy card appropriately, executing it in the space provided, dating it and returning it to us. We may accept your proxy by any form of communication permitted by Bermuda law and our memorandum of association and Bye-laws. Shareholders of record who do not hold their shares through a bank, broker or nominee may grant a proxy to vote on the Internet at http://www.proxyvoting.com/tel or by telephone by calling the number listed on the proxy card or voting direction form. Please have your proxy card or voting direction form in hand when calling or going online. To submit your proxy by mail, please sign, date and mail your proxy card or voting direction form in the envelope provided. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

        If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and clearly indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card or provided your voting instructions by telephone or on the Internet and have not clearly indicated your votes, your shares will be voted "FOR" all of the proposals. If any other matters properly come before the meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies in accordance with their best judgment, unless authority to do so is withheld in the proxy.

30            2009 Special General Meeting Proxy Statement/Prospectus

        You may abstain on any of the proposals by marking "ABSTAIN" with respect to any proposal. An abstention would have the effect of a vote against the Supermajority Elimination Proposal and, with respect to the other proposals, of reducing the number of affirmative votes required to achieve a majority.

        Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, but are precluded from exercising their voting discretion with respect to proposals for "non-routine" matters. Proxies submitted by brokers without instructions from customers for these non-routine matters are referred to as "broker non-votes." The Supermajority Elimination Proposal and the adjournment/postponement proposal are routine matters under New York Stock Exchange rules. The Swiss Continuation Proposal, the Swiss Organizational Proposals and the Additional Article Proposals are non-routine matters under New York Stock Exchange rules. Broker non-votes would have the effect of reducing the number of affirmative votes required to achieve a majority for these non-routine matters.

        Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

        You may change your vote in one of three ways at any time before it is exercised:

  •
  notify our Secretary in writing before the Special General Meeting that you are revoking your proxy; such a notification should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda;

  •
  submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date before the start of the Special General Meeting (refer to "Information About this Proxy Statement/Prospectus and the Special General Meeting—Returning Your Proxy Card"); or

  •
  if you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Special General Meeting.

        Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken. If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee in revoking your previously granted proxy.

        If you do not appoint a proxy and you do not vote at the meeting, you will still be bound by the outcome. You therefore are strongly urged to attend and vote at the meeting in person or by proxy.

Costs of Solicitation

        We will pay the cost of solicitation of proxies. We have engaged Innisfree M&A Incorporated as the proxy solicitor for the Special General Meeting for an approximate fee of US$ 15,000. In addition to the use of the mails, certain of our directors, officers or employees may solicit proxies by telephone or personal contact. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

        We are furnishing this proxy statement/prospectus to our shareholders in connection with the solicitation of proxies by our board of directors for use at a special general meeting of our shareholders to consider the Swiss Continuation, the increase in registered share capital, the related Swiss organizational proposals and any adjournment or postponement of the meeting. We are first mailing this proxy statement/prospectus and accompanying form of proxy to shareholders beginning on or about [    •    ], 2009.

2009 Special General Meeting Proxy Statement/Prospectus            31

THE SWISS CONTINUATION AND RELATED PROPOSALS

General

        The board of directors unanimously has approved and recommends that you vote to approve the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals. At the Special General Meeting, we will be asking you to approve our discontinuance from Bermuda and our continuance in Schaffhausen, Switzerland, an increase in our registered share capital, the adoption of our new charter documents in connection with the Swiss Continuation and a number of organizational matters required under Swiss law. Under Swiss law and requirements of the SEC, a number of these matters must be voted on separately, and so we will present multiple proposals to be voted on at the meeting. We have summarized these proposals below.

        First, we will ask you to approve the Swiss Continuation Proposal.

        Second, we will ask you to approve a resolution to amend our Bye-laws to eliminate supermajority vote requirements to amend certain anti-takeover provisions that conflict with Swiss law. The Swiss Continuation is conditioned, among other things, on approval of this proposal. However, if approved, this Bye-law amendment will be effective whether or not the other proposals are approved or the Swiss Continuation takes place.

        Third, we will ask you to approve a resolution that will have the effect of increasing our registered share capital so that we will be able to make any future distributions in the form of share capital reductions without being required to withhold Swiss tax and a related Bye-law amendment.

        Fourth, we need to take a number of steps required by Swiss law. Swiss law requires that a number of matters be specifically approved by shareholders, including the fact that we will be governed by Swiss law, our name, our corporate purpose, our Proposed Swiss Articles and the fact that our principal place of business will be in Schaffhausen, Switzerland. (In accordance with SEC requirements, we will also ask you to vote separately on certain additional provisions of the Proposed Swiss Articles.) In addition, we will ask you to approve the appointment of a special auditor, which is needed in connection with a report to be issued related to the Swiss Continuation referred to as the "relocation report," reports to be issued in connection with reductions in registered share capital, and reports to be issued in connection with future increases of share capital, if any, and to appoint Deloitte AG, the Swiss affiliate of our current auditors, as our Swiss registered auditor. We have been informed that because of the independence requirements under US federal securities laws, Deloitte AG cannot act as our special auditor with respect to certain reporting required with respect to corporate transactions such as capital increases.

        After the Swiss Continuation, we will remain in existence as the same corporation but as a Swiss corporation rather than a Bermuda company. You will continue to own the same interest in the same parent company that will continue to conduct the same businesses as conducted by, and to own the same businesses and assets owned by, us before the Swiss Continuation. The number of shares that you will own will be the same as the number of our shares that you owned immediately prior to the Swiss Continuation. Your relative economic interest in the Tyco Electronics group will remain unchanged. We will continue to be responsible for our existing obligation to deliver shares in connection with awards granted under our incentive plans or other outstanding rights.

        Immediately after the Swiss Continuation, we will have outstanding the same number of shares as we had outstanding immediately before the Swiss Continuation. For a discussion of how the par value of our shares upon completion of the Swiss Continuation will be calculated, see "Proposal No. 3—Approval of an Increase in Our Registered Share Capital."

32            2009 Special General Meeting Proxy Statement/Prospectus

Background and Reasons for the Swiss Continuation

        We are a leading global provider of engineered electronic components, network solutions, undersea telecommunication systems, and wireless systems, with Fiscal 2008 sales of US$ 14.8 billion to customers in more than 150 countries.

        We have an established worldwide manufacturing presence with facilities in over 25 countries, and we operate in approximately 50 countries and territories. Our global coverage positions us near our customers and allows us to assist them in consolidating their supply base and lowering their production costs. In addition, our broad Global Account Management program allows us to maintain close working relationships with key customers in the end markets that we serve.

        In June 2007, following our separation from Tyco International Ltd., we became an independent publicly traded company. In our first full fiscal year, we have undertaken a rationalization of our global corporate structure, including the realignment of businesses and manufacturing operations and the disposition of several non-strategic businesses. In our evolution as an independent, publicly traded company, consideration was given to a change in our place of incorporation. We considered a number of factors, including the current location of our operations and where we anticipate the future growth of our businesses. We also took into account uncertainties attributable to various US and non-US legislative proposals and other initiatives, and possible modifications to existing tax treaties, directed at companies incorporated in Bermuda and the potential negative impact such initiatives may have on our worldwide corporate effective tax rate and our US government contracts business, as well as negative publicity regarding companies incorporated in Bermuda. After consideration, our board of directors unanimously determined that it is in the best interests of our company and our shareholders to change our place of incorporation from Bermuda.

        In considering where to change our place of incorporation, a number of jurisdictions were considered. On balance, it was determined that a change in our place of incorporation to Switzerland was in the best interests of our company and our shareholders for the reasons set forth below:

  •
  We have a longstanding history and established presence in Switzerland dating back to 1985.

  •
  In Fiscal 2008, our Swiss operations had approximately US$ 3.5 billion in trade sales (sales to unrelated customers), which accounted for approximately 24% of our worldwide trade sales in the fiscal year.

  •
  Our internal financing operations are located in Switzerland, and we have an existing and established presence there with approximately 1,000 of our employees in addition to four of our manufacturing facilities and seven of our corporate subsidiaries. Although the percentage of our employees and manufacturing facilities located in Switzerland is modest relative to the number of our employees and manufacturing facilities globally, we have key operations there.

  •
  Relocation to Switzerland will centralize us within our largest sales region, supporting our growth outside the United States, particularly in markets in Europe, the Middle East and Africa.

  •
  The non-US markets are our fastest growing regions. Over the past five fiscal years, we have had a compound annual growth rate of 9.3% for net sales originating outside the United States, as compared to 5.5% for net sales originating in the United States. In Fiscal 2008, approximately 69% of our global net sales were non-US in origin, with 37% of our global net sales originating in Europe, the Middle East and Africa.

  •
  We believe Switzerland is a strategic location for our global operations generally. It is centrally located within our significant non-US operations. As of September 26, 2008, 65% of our 104 worldwide manufacturing facilities and 73% of our approximately 96,000 worldwide employees were located in Europe, the Middle East and Africa, and in the

2009 Special General Meeting Proxy Statement/Prospectus            33

      Asia-Pacific region. Relocation to Switzerland will place our principal place of business closer to our regional businesses, especially those located in Eastern Europe, an area in which we have been increasing our sales and manufacturing resources.

  •
  Switzerland has a mature tax environment and an established global treaty network.

  •
  Various US and non-US legislative proposals and other initiatives, and modifications to existing tax treaties, directed at companies incorporated in jurisdictions such as Bermuda could result in a material increase in our worldwide corporate effective tax rate and could negatively impact our government contracts business. We believe that the Swiss Continuation may lower our risk as to these potential changes, and thus may provide greater certainty and predictability in managing our worldwide effective tax rate and our government contracts business.

  •
  Switzerland offers a stable economic, political and regulatory environment.

  •
  Switzerland has a well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights.

  •
  A number of large global companies are domiciled in Switzerland and, as a result, Switzerland has an established financial and commercial infrastructure that will better support our interests as well as those of our shareholders.

        No single factor was determinative in our decision to recommend a change in our place of incorporation to Switzerland, and our board of directors considered all of the factors set forth above. Although we believe that there are significant advantages to changing our place of incorporation to Switzerland, we cannot assure you that the anticipated advantages will be realized. Moreover, the change in our place of incorporation will expose us and our shareholders to some risks. Please see the discussion under "Risk Factors," including the following:

  •
  It is likely that we will be removed from the S&P 500 stock index and other indices, which could have an adverse impact on our share price.

  •
  We may have less flexibility as a Swiss corporation than as a Bermuda company with respect to certain aspects of capital management because Swiss law reserves for approval by shareholders many corporate actions over which our board of directors currently has authority, including the declaration of distributions to shareholders.

  •
  Distributions to shareholders may be subject to Swiss withholding tax if we are unable to make distributions through a reduction of registered share capital or, after January 1, 2011, out of registered capital or contributed surplus.

  •
  The Swiss Continuation may not provide greater certainty and predictability as to possible changes in tax and government contract legislation and there may be negative publicity and criticism of our change in place of incorporation to Switzerland.

Please see the discussion under "Risk Factors" for a more complete discussion of risk factors relating to the Swiss Continuation that may be relevant to you.

        Our board of directors has considered both the potential advantages and the risks of the change in our place of incorporation and has unanimously approved the change in our place of incorporation and recommended that our shareholders vote for the change in our place of incorporation to Switzerland.

Amendment or Termination

        The Swiss Continuation may be amended, modified or supplemented at any time before or after its approval by our shareholders. Our board of directors may terminate the Swiss Continuation and

34            2009 Special General Meeting Proxy Statement/Prospectus

abandon or delay the Swiss Continuation at any time prior to its effectiveness without obtaining the approval of our shareholders. After our shareholders have approved the Swiss Continuation Proposal, however, no amendment, modification or supplement may be made or effected that requires further approval by our shareholders without obtaining that approval.

Conditions to Consummation of the Swiss Continuation

        The Swiss Continuation will not be completed unless the following conditions are satisfied or, if allowed by law, waived:

  •
  the Swiss Continuation Proposal, the Supermajority Elimination Proposal and the Swiss Organizational Proposals are approved by the requisite vote of our shareholders;

  •
  we are not subject to any governmental decree, order or injunction that prohibits the consummation of the Swiss Continuation;

  •
  our Swiss registered shares and our Proposed Swiss Articles, substantially in the form attached as Annex A to this proxy statement/prospectus, are registered with the commercial register in the Canton of Schaffhausen, Switzerland;

  •
  our Swiss shares are authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

  •
  we receive an opinion from Sutherland Asbill & Brennan LLP, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Swiss Continuation, the matters discussed under "Material Tax Considerations—US Federal Income Tax Considerations";

  •
  we receive an opinion from PricewaterhouseCoopers AG, Zürich, in form and substance reasonably satisfactory to us, confirming, as of the effective date of the Swiss Continuation, the matters discussed under "Material Tax Considerations—Swiss Tax Considerations"; and

  •
  we receive a confirmation from our special auditor opining that the share capital of US$ 1.1 billion (equivalent to CHF 1.3 billion) as presented in the Tyco Electronics Ltd. unconsolidated balance sheet as of [    •    ] submitted by PricewaterhouseCoopers AG, Zürich, is fully covered by net assets in accordance with Swiss law, which constitutes the relocation report with respect to the Swiss Continuation.

        In addition, the Swiss Continuation may be abandoned or delayed for any reason by our board of directors at any time prior to the Swiss Continuation becoming effective, even though the Swiss Continuation Proposal may have been approved by our shareholders and all conditions to the Swiss Continuation may have been satisfied.

Increase in Registered Share Capital

  General

        As described in greater detail below and in "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders Subsequent to the Swiss Continuation—Swiss Withholding Tax—Distributions to Shareholders," any future dividends generally will be subject to Swiss federal withholding tax at a rate of 35%. A return of capital in the form of a reduction in registered share capital, however, is not subject to Swiss withholding tax.

        Our board of directors has approved the increase in registered share capital as described below.

2009 Special General Meeting Proxy Statement/Prospectus            35

  The Increase in Registered Share Capital

        Immediately after the Swiss Continuation, we will only have one class of shares authorized and outstanding, registered shares with a par value per share equal to approximately CHF 2.81 (or US$ 2.40 assuming a $1:1.1713 US dollar/Swiss franc exchange rate (a rate in effect on March 5, 2009) and that 468.0 million shares remain issued (including an estimated 10.0 million shares held in treasury) immediately after the Swiss Continuation). Using these same assumptions, our registered share capital upon completion of the Swiss Continuation would be approximately CHF 1.3 billion (approximately US$ 1.1 billion).

        Our board of directors has approved several steps under the Bermuda Companies Act to increase our registered share capital. These steps include an approximate 1-for-12 reverse share split, followed by the issuance of approximately 11 fully paid-up bonus shares per issued share at the new par value of US$ 2.40 per share. The bonus share issuance will be paid by capitalizing, first, accumulated earnings, and if necessary, contributed surplus. Giving effect to these steps, each shareholder will hold the same number of shares, with an increased par value, immediately following the Swiss Continuation as such shareholder held before the Swiss Continuation.

        Using the assumptions described above and assuming an annualized dividend rate of US$ 0.64 per share, we estimate we would be able to make distributions in the form of a reduction of registered share capital, which would be exempt from Swiss withholding tax, until at least January 1, 2011. After January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, we expect to be able to make any future distributions out of contributed surplus without being required to pay Swiss withholding tax. These estimates may vary depending upon changes in the annual distribution amounts, fluctuations in US dollar/Swiss franc currency exchange rates, increases or decreases in our registered share capital or contributed surplus or changes or new interpretations of Swiss tax law or regulations. Following completion of the Swiss Continuation, any declaration of dividends or distributions will depend upon circumstances prevailing at the time. See "Market Price and Dividend Information—Dividend Policy."

        The steps that we will undertake to restructure and effect an increase in our registered share capital are described below.

  1.
  In accordance with the Bermuda Companies Act and our Bye-laws, our board of directors will:

  •
  designate all amounts of accumulated earnings and contributed surplus as freely distributable reserves for Swiss corporate law purposes;

  •
  require the preparation of a special non-US GAAP balance sheet based upon Tyco Electronics Ltd.'s unconsolidated balance sheet which will include an adjustment to reallocate all or substantially all of Tyco Electronics Ltd.'s accumulated earnings and, if necessary, a portion of contributed surplus to fully pay-up bonus shares to be issued;

  •
  cancel approximately 32.3 million treasury shares;

  •
  establish an investment in treasury shares for Swiss statutory purposes in the amount of approximately US$ 152 million representing the lower of cost or market of common shares held in treasury;

  •
  establish a special reserve for Swiss statutory purposes in the amount of US$ 371 million representing the cost of common shares held in treasury;

  •
  establish intercompany notes payable for Swiss statutory purposes in the amount of approximately US$ 1.8 billion; and

36            2009 Special General Meeting Proxy Statement/Prospectus

    •
    establish a freely distributable reserves account of approximately US$ 9.5 billion (which will be treated as contributed surplus for Swiss tax purposes).

    It is important to note that the unconsolidated and unaudited special balance sheet will include certain adjustments to the US GAAP accounts, for Swiss statutory purposes, that will not follow US GAAP, and that the special balance sheet will be stated in Swiss francs.

  2.
  Our shareholders must approve and authorize the board of directors to effect an approximate 1-for-12 reverse share split of our common shares (the "consolidation"). As a result of the consolidation, our authorized common shares will be reduced from 1.0 billion shares to approximately 83.3 million shares.

  3.
  Our shareholders must approve an increase in the number of our authorized common shares, each with a par value of approximately US$ 2.40, from approximately 83.3 million to 500 million common shares so that we have sufficient authorized shares to issue the bonus shares referred to in the following step. We will also eliminate all authorized preferred shares (none of which have been issued). These actions require that we amend paragraph 1 of Bye-law 1 of our Bye-laws to reflect these changes to our authorized capital and the elimination of preferred shares (which cannot be issued under Swiss law by the board of directors without shareholder approval).

  4.
  We must issue to each shareholder approximately 11 fully paid-up bonus shares per issued share following the consolidation, so that each shareholder will have the same number of shares that the shareholder held prior to the consolidation. Each bonus share that is issued will have a par value of approximately US$ 2.40, and will be paid-up with the amounts authorized by the board (by capitalizing, first, accumulated earnings, and then, if necessary, contributed surplus).

        Notwithstanding the change of the currency in which the par value of our shares will be stated, we will continue to use the US dollar as our functional currency for preparing consolidated financial statements and preparing periodic reports under the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shareholders will continue to receive distributions in US dollars.

  Financial Statement Presentation

        For purposes of our consolidated financial statements prepared in accordance with US GAAP, the increase in registered share capital and cancellation of treasury shares will result in a reduction of contributed surplus. We do not believe that any such reductions will have any adverse impact on us.

        Set forth below is our condensed unaudited unconsolidated shareholders' equity on a US GAAP basis as of December 26, 2008 and as adjusted to give effect to the increase in par value and corresponding decrease in contributed surplus (assuming that the number of outstanding shares is the same before and after the Swiss Continuation, that we hold an estimated 10.0 million common shares as treasury shares, and a $1:1.1713 US dollar/Swiss franc exchange rate, a rate in effect on March 5,

2009 Special General Meeting Proxy Statement/Prospectus            37

2009). You should read this table in conjunction with our consolidated and combined financial statements and the notes thereto which are incorporated by reference.

		Adjustments			As Adjusted (translated to CHF)
	December 26, 2008			As Adjusted (in US$)
		(1)	(2)
	(in millions, except share data)
Shareholders' equity:
Preferred shares, $0.20 par value, 125,000,000 and 0 shares authorized at December 26, 2008 and as adjusted, respectively; none outstanding	$—	$—	$—	N/A		N/A
Common shares, $0.20 par value at December 26, 2008, $2.40 par value as adjusted; 1,000,000,000 and 500,000,000 shares authorized at December 26, 2008 and as adjusted, respectively; 500,264,457 and 468,002,231 shares issued at December 26, 2008 and as adjusted, respectively	100	1,101	(77)	1,124		1,316
Contributed surplus	11,661	(1,101)	(942)	9,618		11,266
Accumulated earnings	216	—	—	216		253
Treasury stock, at cost, 42,262,226 and 10,000,000 shares at December 26, 2008 and as adjusted, respectively	(1,390)	—	1,019	(371)		(435)
Accumulated other comprehensive loss	(78)	—	—	(78)		(91)

Total Shareholders' Equity	$10,509	$—	$—	$10,509	CHF	12,309

(1)
Adjustment reflects issuance of 458,575,752 common shares, par value $2.40.

(2)
Adjustment reflects the cancellation of 32,262,226 common shares held in treasury at cost. As a result of the cancellation, 10,000,000 common shares will remain in treasury.

        We expect the increase in registered share capital to be accomplished promptly after shareholder approval of the Swiss Continuation. In connection with the steps taken to increase registered share capital described in "Proposal No. 3—Approval of an Increase in Our Registered Share Capital," share certificates will need to be surrendered. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Swiss Continuation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. If we implement the increase in registered share capital, the number of shares held by each shareholder will not change nor will any adjustments need to be made with respect to any outstanding options or other rights.

Effective Time

        If the Swiss Continuation Proposal is approved by the requisite shareholder vote, we anticipate that the Swiss Continuation will become effective promptly following such approval, with the exact date and time being determined by our board of directors. The Swiss Continuation will become official upon our filing the appropriate documents with the Bermuda Registrar of Companies and the registration with the register of commerce in Switzerland. We currently expect to complete the Swiss Continuation in [    •    ] 2009.

        In the event the conditions to the Swiss Continuation are not satisfied, the Swiss Continuation may be abandoned or delayed, even after approval by our shareholders. In addition, the Swiss Continuation may be abandoned or delayed for any reason by our board of directors at any time prior to the Swiss Continuation becoming effective, even though the Swiss Continuation might have been approved by our shareholders and all conditions to the Swiss Continuation might have been satisfied.

38            2009 Special General Meeting Proxy Statement/Prospectus

Management

        When the Swiss Continuation is completed, our executive officers and directors immediately prior to the completion of the Swiss Continuation will be our executive officers and directors. Our directors will continue as directors during their terms.

Required Vote; Board Recommendation

        The Swiss Continuation Proposal, the Swiss Organizational Proposals and the Additional Article Proposals require the approval of a majority of the shares present and voting on the proposal at the Special General Meeting, whether in person or by proxy. The same vote is required to approve any adjournments or postponements of the meeting. The Supermajority Elimination Proposal requires the approval of 80% of the outstanding shares entitled to vote at the meeting.

        Our board of directors has unanimously approved the Swiss Continuation Proposal, the Supermajority Elimination Proposal, the Swiss Organizational Proposals and the Additional Article Proposals and recommends that shareholders vote "FOR" approval of all the proposals.

Regulatory Matters

        We are not aware of any other governmental approvals or actions that are required to complete the Swiss Continuation, other than compliance with US federal and state securities laws and Bermuda and Swiss corporate law.

No Appraisal Rights

        Under Bermuda law, our shareholders do not have any right to an appraisal of the value of their shares or payment for them in connection with the Swiss Continuation or increase in registered share capital.

Procedures Required to Exchange Certificated Shares

        If you hold registered shares in book-entry form, you do not need to take any action to receive your new Swiss shares. If you hold your shares other than in book-entry form, there are additional procedures you will need to follow to exchange your Bermuda shares for Swiss shares. See "Effects of the Swiss Continuation—Effect on Registered Certificated Shares."

Dividend Policy

        We have recently paid quarterly cash dividends of US$ 0.16 per share. Following the completion of the Swiss Continuation, any declarations of dividends or distributions will depend upon circumstances prevailing at the time. See "Market Price and Dividend Information—Dividend Policy." In addition, our distributions will be subject to restrictions on distributions imposed by Swiss law. For a description of restrictions on distributions and returns of registered share capital imposed by Swiss law, see "Description of Our Share Capital After the Swiss Continuation—Dividends and Distributions" and "Material Tax Considerations—Swiss Tax Considerations—Consequences to Shareholders Subsequent to the Swiss Continuation."

        After the implementation of the Swiss Continuation, we expect to make any approved cash distributions for periods prior to January 1, 2011 in the form of reductions of registered share capital. After January 1, 2011, we expect to make any such distributions in the form of reductions of registered share capital or contributed surplus (as determined for Swiss tax purposes). Reductions of registered share capital and distributions of contributed surplus require shareholder approval and under Swiss law the shareholder resolutions with respect to such reductions must be stated in Swiss francs. Payments of the distributions, however, will be in US dollars converted in accordance with the US dollar/Swiss franc

2009 Special General Meeting Proxy Statement/Prospectus            39

exchange rate in effect on the date of approval of the shareholder resolution. Our US dollar payment obligation will be hedged by a hedging arrangement such that the US dollars paid will correspond to the distribution as resolved in Swiss francs, irrespective of changes in the US dollar/Swiss franc exchange rate. At this Special General Meeting, we are asking shareholders to approve a distribution in respect of the quarterly period ending September 25, 2009. If our board of directors determines that it is appropriate to recommend distributions to shareholders for any subsequent period or periods, we will be required to hold a shareholders meeting to obtain approval of each such distribution.

Share Compensation Plans

        If the Swiss Continuation is completed, we will continue our long-term incentive plan and other employee benefit plans and arrangements, and those plans and arrangements will be amended, if necessary, to reflect the Swiss Continuation. Shareholder approval of the Swiss Continuation Proposal also will constitute shareholder approval of these amendments.

Stock Exchange Listing

        Our shares are listed on the New York Stock Exchange and the Bermuda Stock Exchange. We will submit an application so that, immediately following the Swiss Continuation, our shares will continue to be listed on the New York Stock Exchange under the symbol "TEL", the same symbol under which our shares currently are listed. We will cease to be listed on the Bermuda Stock Exchange after the Swiss Continuation.

Accounting Treatment of the Swiss Continuation and Increase in Registered Share Capital

        Under US GAAP, our assets and liabilities will be the same amounts as they were before the Swiss Continuation. However, our par value per common share will increase and our contributed surplus will decrease.

40            2009 Special General Meeting Proxy Statement/Prospectus

PROPOSAL NO. 1—APPROVAL OF THE SWISS CONTINUATION

        For the reasons described under "The Swiss Continuation and Related Proposals—Background and Reasons for the Swiss Continuation," our board of directors has adopted the resolution approving the Swiss Continuation set forth below and has directed that approval of the Swiss Continuation be submitted for consideration by our shareholders at a Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the Swiss Continuation is as follows:

        IT IS RESOLVED that the discontinuance of Tyco Electronics Ltd. from Bermuda as provided in Section 132G of the Bermuda Companies Act and continuance according to article 161 of the Swiss Federal Code on International Private Law and under articles 620 et seq. of the Swiss Code as a Swiss corporation to take effect at such time as may be directed by the Board, and subject to the Board's discretion to delay, abandon or withdraw such discontinuance and continuance, be and hereby is approved and authorized.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 1. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of the shares present and voting at the meeting, whether in person or by proxy, is required for the approval of this proposal.

2009 Special General Meeting Proxy Statement/Prospectus            41

 PROPOSAL NO. 2—APPROVAL OF BYE-LAW AMENDMENT TO
ELIMINATE CERTAIN SUPERMAJORITY VOTE REQUIREMENTS

        Our Bye-laws currently require a supermajority vote to amend certain provisions of our Bye-laws that conflict with Swiss law and therefore cannot be carried forward into our Proposed Swiss Articles, which will become our governing document if the Swiss Continuation takes place. The supermajority requirement calls for the affirmative vote of holders of record of 80% of the outstanding shares entitled to vote on the relevant record date. Our board of directors has resolved to eliminate, subject to shareholder approval, the supermajority requirement to amend these Bye-law provisions and to require instead only the affirmative vote of the holders of record of a majority of the shares present and voting (whether in person or by proxy) and entitled to vote on the relevant record date (the "majority requirement"). We call this proposal our "Supermajority Elimination Proposal." Our board of directors has directed that the Supermajority Elimination Proposal be submitted for consideration by our shareholders at the Special General Meeting.

        The provisions for which the amendment requirement would be reduced are as follows:

  •
  Bye-law 1B, which authorizes the board of directors to provide for the issuance of preferred shares from time to time and to fix the terms of such preferred shares;

  •
  Bye-law 31, which provides, among other things, that (i) the number of directors is to be determined by the board of directors, (ii) except in limited circumstances, board vacancies may only be filled by a majority of the Board then in office, and (iii) the power of shareholders to remove any director from office without cause is specifically denied;

  •
  Bye-law 67, which authorizes the board of directors to adopt a shareholder rights plan upon such terms and conditions as the board of directors deems expedient and in the best interests of Tyco Electronics; and

  •
  Subject to an exception described below, Bye-law 69, which requires that Bye-laws 1B, 27, 31, 67, 68 and 69 may only be amended by 80% of the outstanding shares entitled to vote on the relevant record date, with amendments to all other Bye-laws subject to the majority requirement.

        Bye-laws 1B, 31, 67 and the 80% vote required to amend these provisions provided in Bye-law 69 are considered "anti-takeover" provisions because they make it harder for a third party to acquire us without the consent of our incumbent board of directors.

        The 80% vote requirement would continue to apply to amendments of two other anti-takeover provisions, Bye-laws 27 and 68, and to Bye-law 69 solely as it relates to Bye-laws 27 and 68. Bye-law 27 provides that shareholders are not permitted to take action by written consent. Bye-law 68 imposes restrictions on any merger or business combination between our company and any holder of 15% or more of our issued voting shares who becomes such without prior approval of our board of directors. These provisions are consistent with Swiss law and will be carried forward into our Proposed Swiss Articles. (See "Proposal No. 8—Approval of our Swiss Articles of Association.")

        Because Bye-laws 1B, 31 and 67 are not being carried forward into our Proposed Swiss Articles as a result of their conflict with Swiss law, adoption of our Proposed Swiss Articles may be deemed to amend our Bye-laws in certain respects that require a supermajority vote. Adoption of the Supermajority Elimination Proposal will enable the required vote to adopt our Proposed Swiss Articles to be the same majority vote as is required by our Bye-laws to approve the Swiss Continuation Proposal and each of the other Swiss Organizational Proposals. The Swiss Continuation is conditioned, among other things, on approval of the Supermajority Elimination Proposal.

        Shareholders should note, however, that if this Proposal No. 2 is approved, elimination of the supermajority vote requirement to amend Bye-laws 1B, 31 and 67 and Bye-law 69 (except as that provision

42            2009 Special General Meeting Proxy Statement/Prospectus

relates to Bye-laws 27 and 68) will be effective whether or not the Swiss Continuation Proposal and the Swiss Organizational Proposals are approved or the Swiss Continuation takes place.

        See "Description of Our Share Capital After the Swiss Continuation" and "Comparison of Shareholder Rights Before and After the Swiss Continuation" for a summary of the significant differences between our current memorandum of association and Bye-laws and the Proposed Swiss Articles as well as a summary comparison of Bermuda and Swiss law.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

        IT IS RESOLVED, that Bye-law 69 of Tyco Electronics Ltd.'s Bye-laws shall be deleted in its entirety and replaced with the following:

        Words that are underlined will be added and numbers that are crossed out will be deleted from Bye-law 69.

69.
Required Votes for Amendments.    These Bye-laws may be altered, changed, or amended in any respect, or superseded by new Bye-laws, in whole or in part, by the Board, subject to approval by the affirmative vote of the holders of record of, in the case of Bye-laws ~~1B,~~ 27, ~~31, 67,~~ 68 and this Bye-Law 69 (solely as this Bye-law 69 relates to Bye-laws 27 and 68), 80% of the total votes of shares entitled to vote on the relevant record date with respect thereto, and in the case of all other Bye-laws, a majority of the total number of votes of the issued shares present in person or represented by proxy and entitled to vote on the relevant record date with respect thereto, in each case at an annual general meeting or special general meeting called for such purpose.

        FURTHER RESOLVED, that this Shareholder Resolution is not conditional upon the approval of proposal numbers 1 or 3 through 13 or the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2.    Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of 80% of the outstanding shares entitled to vote at the meeting is required for approval of this proposal. As this proposal is a routine matter for purposes of New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote with respect to this proposal when they have not received instructions from beneficial owners.

2009 Special General Meeting Proxy Statement/Prospectus            43

PROPOSAL NO. 3—APPROVAL OF AN INCREASE IN OUR REGISTERED SHARE CAPITAL

        Under Swiss law, distributions to shareholders made prior to January 1, 2011 will be subject to Swiss withholding tax unless the payments take the form of a return of capital from our registered share capital (commonly referred to as "paid-in capital" or the "par value" of a common share). After January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, distributions to shareholders may be made out of contributed surplus (as determined for Swiss tax purposes) as well as registered share capital, without being subject to Swiss withholding tax.

        To provide registered share capital to cover distributions in the form of share capital reductions prior to January 1, 2011 without being required to withhold Swiss tax, we are proposing to increase our registered share capital. This change must be completed prior to discontinuing in Bermuda. As of December 26, 2008, the registered share capital on Tyco Electronics' unconsolidated balance sheet was approximately US$ 100 million, reflecting a par value of US$ 0.20 per share on approximately 500.3 million issued common shares (including 42.3 million shares held in treasury).

        In order to restructure and effect the increase in registered share capital, we must undertake a series of steps, certain of which will require shareholder approval. After completion of these steps, each shareholder will hold the same number of shares he or she held previously, except that the par value will be increased. Assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in treasury, and that the US dollar/Swiss franc exchange rate is $1:1.1713 (a rate in effect on March 5, 2009), the par value of a share would increase from approximately CHF 0.23 to an amount equal to approximately CHF 2.81 (approximately US$ 2.40), and our registered share capital would be approximately CHF 1.3 billion (approximately US$ 1.1 billion).

        The steps that we will undertake to restructure and effect an increase in our registered share capital are described below.

  1.
  In accordance with the Bermuda Companies Act and our Bye-laws, our board of directors will:

  •
  designate all amounts of accumulated earnings and contributed surplus as freely distributable reserves for Swiss corporate law purposes;

  •
  require the preparation of a special non-US GAAP balance sheet based upon Tyco Electronics Ltd.'s unconsolidated balance sheet which will include an adjustment to reallocate all or substantially all of Tyco Electronics Ltd.'s accumulated earnings and, if necessary, a portion of contributed surplus to fully pay-up bonus shares to be issued;

  •
  cancel approximately 32.3 million treasury shares;

  •
  establish an investment in treasury shares for Swiss statutory purposes in the amount of approximately US$ 152 million representing the lower of cost or market of common shares held in treasury;

  •
  establish a special reserve for Swiss statutory purposes in the amount of approximately US$ 371 million representing the cost of common shares held in treasury;

  •
  establish intercompany notes payable for Swiss statutory purposes in the amount of approximately US$ 1.8 billion; and

  •
  establish a freely distributable reserves account of approximately US$ 9.5 billion (which will be treated as contributed surplus for Swiss tax purposes).

44            2009 Special General Meeting Proxy Statement/Prospectus

    It is important to note that the unconsolidated and unaudited special balance sheet will include certain adjustments to the US GAAP accounts, for Swiss statutory purposes, that will not follow US GAAP, and that the special balance sheet will be stated in Swiss Francs.

  2.
  Our shareholders must approve and authorize the board of directors to effect an approximate 1-for-12 reverse share split of our common shares (the "consolidation"). As a result of the consolidation, our authorized common shares will be reduced from 1.0 billion shares to approximately 83.3 million shares.

  3.
  Our shareholders must approve an increase in the number of our authorized common shares, each with a par value of approximately US$ 2.40, from approximately 83.3 million to 500 million common shares so that we have sufficient authorized shares to issue the bonus shares referred to in the following step. We will also eliminate all authorized preferred shares (none of which have been issued). These actions require that we amend paragraph 1 of Bye-law 1 of our Bye-laws to reflect these changes to our authorized capital.

  4.
  We must issue to each shareholder approximately 11 fully paid-up bonus shares per issued share following the consolidation, so that each shareholder will have the same number of shares that the shareholder held prior to the consolidation. Each bonus share that is issued will have a par value of approximately US$ 2.40, and will be paid-up with the amounts authorized by the board (by capitalizing, first, accumulated earnings, and then, if necessary, contributed surplus).

        As a result of completing each of the above steps, assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, and that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in treasury, Tyco Electronics Ltd.'s initial unconsolidated balance sheet in Switzerland will include the Swiss franc equivalent of (i) registered share capital of approximately US$ 1.1 billion, divided among approximately 468.0 million shares with a per share par value of approximately US$ 2.40, (ii) an investment in treasury shares of approximately US$ 152 million representing the lower of cost or market of common shares held in treasury, (iii) a special reserve of approximately US$ 371 million representing the cost of common shares held in treasury, and (iv) contributed surplus of approximately US$ 9.5 billion.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the increase in registered share capital is as follows:

        IT IS RESOLVED that effective at such time following the Special General Meeting as determined by the board of directors of Tyco Electronics Ltd., and subject to the approval of each of proposals 1, 2 and 4 through 11, and the discretion granted to the Board of Directors to delay, abandon or withdraw the Swiss Continuation:

  1.
  The board of directors is authorized to effect a consolidation of the common shares of Tyco Electronics Ltd. by way of a 1-for-12 reverse share split of the common shares of Tyco Electronics Ltd. (the "Consolidation").

  2.
  Immediately following the Consolidation, at the direction of the board of directors, Tyco Electronics Ltd.'s authorized share capital shall be diminished pursuant to Section 45(1)(f) of the Bermuda Companies Act by the cancellation of the 125,000,000 unissued preferred shares of par value US$ 0.20 (the "Diminution").

  3.
  Immediately following the Diminution, at the direction of the board of directors, Tyco Electronics Ltd.'s authorized share capital shall be increased pursuant to Section 45(1)(a) of

2009 Special General Meeting Proxy Statement/Prospectus            45

    the Bermuda Companies Act to US$ [    •    ] by the creation of [    •    ] common shares of par value US$ 2.40.

  4.
  The first paragraph of Bye-law 1 of Tyco Electronics Ltd.'s Bye-laws shall be deleted in its entirety and replaced with the following:

    Words and numbers that are underlined will be added and those that are crossed out will be deleted from the first paragraph of Bye-law 1.

    "1.
    Share Capital and Rights. The authorized share capital of the Company consists of ~~is US $225,000,000.00 divided into 1,000,000,000~~ 500,000,000 common shares, par value US ~~$0.20~~ $2.40 per share (the "Common Shares") ~~and 125,000,000 preferred shares, par value US $0.20 per share (the "Preferred Shares")~~."

        FURTHER RESOLVED, that the officers of Tyco Electronics Ltd. are authorized and directed to do or cause to be done any and all such acts and things and execute and deliver any and all such documents and papers as they may deem necessary, expedient or appropriate to carry out the purposes of the foregoing resolutions and to determine any and all matters in connection therewith not specifically resolved upon at this meeting.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 3. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

46            2009 Special General Meeting Proxy Statement/Prospectus

 PROPOSAL NO. 4—APPROVAL OF A DISTRIBUTION TO SHAREHOLDERS IN THE FORM OF
A CAPITAL REDUCTION

        We are seeking approval to make a distribution in the form of a capital reduction in a Swiss franc amount equal to US$ 0.16 per share (the "Dividend Amount"), as determined based on the number of shares issued on the effective date of such reduction and payable in US dollars (in accordance with the US dollar/Swiss franc exchange rate in effect on the date of the resolution). Payment of the distribution will be made to holders of record on the cutoff date (i.e., record date) upon effectiveness of the capital reduction, which is expected to be in the quarterly period ending September 25, 2009. Based on this proposed reduction of capital, we propose to decrease the registered (or par) value of our shares with equal decreases in respect to our conditional share capital and authorized share capital.

        Our board of directors has declared it advisable to make a distribution in the form of a capital reduction in a Swiss franc amount equal to US$ 0.16 per issued share (including treasury shares) on the effective date of such reduction in respect of the quarterly period ending September 25, 2009.

        Our board of directors directed that approval of this distribution in the form of a reduction of registered share capital be submitted for consideration by our shareholders at the Special General Meeting.

        The blank numbers in the following resolution will be completed based upon our actual registered share capital upon the effectiveness of the Swiss Continuation and on an aggregate par value reduction equal to the Dividend Amount and will be filled in at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

IT IS RESOLVED that subject to, and effective only upon the approval of proposal numbers 1 through 3 and 5 through 11 and the registration of the Company in the Commercial Register of the Canton of Schaffhausen, Switzerland, based on a special auditor report dated [    •    ] in accordance with art. 732 para. 2 of the Swiss Code, which is at hand, provided by Pricewaterhouse Coopers AG, Zürich, Switzerland, as state supervised auditing enterprise present at the shareholders' meeting:

          1.     the registered share capital of Tyco Electronics Ltd. in the aggregate amount of CHF [    •    ] shall be reduced by the amount of CHF [    •    ];

          2.     it is acknowledged and recorded that according to the special auditor report dated [    •    ] it is confirmed that the receivables of the creditors of Tyco Electronics Ltd. are fully covered by assets even after the capital reduction;

          3.     the capital reduction shall be accomplished as follows:

          (i)    by reducing the par value per share from CHF [    •    ] to CHF [    •    ];

          (ii)   by repayment of the reduction amount in US dollars equal to the US dollar equivalent of CHF per share on the date of the resolution to the shareholders; the respective US dollar repayment obligation of Tyco Electronics Ltd. shall be hedged by a hedging arrangement such that the payment in US dollars will at no point in time exceed in value the capital reduction amount in CHF as resolved by this resolution irrespective of the development of the US dollar/CHF exchange rate;

          4.     the aggregate reduction amount pursuant to Section 1 shall be increased by par value reductions on shares, if any, issued from authorized share capital and conditional share capital after the general meeting until registration of the reduction in the Commercial Register of the Canton of Schaffhausen, Switzerland;

2009 Special General Meeting Proxy Statement/Prospectus            47

          5.     the shareholders' meeting resolves that that the Articles of Association of Tyco Electronics Ltd. shall be adapted as follows:

    Provided that

          (i)    the resolution to reduce the share capital was published three times in the Swiss Official Gazette of Commerce (SHAB) and in the manner provided for by the Articles of Association and the creditors were thereby notified that they could request either satisfaction or security by filing their claims within two months calculated from the last publication in the Swiss Official Gazette of Commerce;

          (ii)   the time period set for the creditors has expired and all creditors who have filed claims have been satisfied or secured; and

          (iii)  a public deed of compliance is established;

    the meeting of shareholders resolves to amend Article 4, Article 5, paragraph 1 and Article 6, paragraph 1 (not including (a) and (b)) of the Articles of Association as follows:

      "Article 4. Share Capital

            1  The Company's share capital is CHF [    •    ]. It is divided into [    •    ] registered shares with a par value of CHF [    •    ] per share.

            2  The share capital is fully paid up."

      "Article 5. Authorized Capital

            1  The Board of Directors is authorized to increase the share capital at any time until [insert date of Special General Meeting plus two years] by an amount not exceeding CHF [    •    ] through the issuance of up to [    •    ] fully paid up registered shares with a par value of CHF [    •    ] each."

      "Article 6. Conditional Share Capital

            1  The share capital of the Company shall be increased by an amount not exceeding CHF [    •    ] through the issue of a maximum of [    •    ] registered shares, payable in full, each with a par value of CHF [    •    ][rest of paragraph unchanged]"

          6.     It is the task of the board of directors to execute this resolution of the shareholders' meeting and to file the required application with the Commercial Register of the Canton of Schaffhausen, Switzerland (Art. 716a para. 1 point 6 in connection with Art. 734 of the Swiss Code).

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 4. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

48            2009 Special General Meeting Proxy Statement/Prospectus

 PROPOSAL NO. 5—CONFIRMATION OF SWISS LAW AS OUR AUTHORITATIVE GOVERNING LEGISLATION

        Under Swiss law, the shareholders of a Swiss corporation are required to confirm that Swiss law will be the authoritative governing legislation of the corporation.

        Our board of directors has adopted a resolution recommending that our shareholders approve Swiss law as our authoritative governing legislation. The purpose of the Swiss Continuation is to change our place of incorporation so we will be a Swiss corporation governed by Swiss law.

        Our board of directors has directed that confirmation of Swiss law as our authoritative governing legislation be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 4 and 6 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          Swiss law (in particular but not exclusively, the Swiss stock corporation law set forth in the articles 620 et seq. of the Swiss Code) is the authoritative law for Tyco Electronics Ltd.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 5. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement/Prospectus            49

PROPOSAL NO. 6—APPROVAL OF OUR NAME

        Under Swiss law, the shareholders of a Swiss corporation are required to approve our corporate name as well as any translation thereof. The Proposed Swiss Articles provide that the English form of our name would remain "Tyco Electronics Ltd.", the German form of our name would be "Tyco Electronics AG" and the French form of our name would be "Tyco Electronics SA." We expect that, except with respect to official documents in German or French, we would continue to use "Tyco Electronics Ltd." as our name.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing, and which contains the proposed new Article 1 to our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 5 and 7 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 1 of the Proposed Swiss Articles shall read as follows:

          "Art. 1

Name and Domicile

          1  Under the company name of

Tyco Electronics Ltd.

(Tyco Electronics AG)

(Tyco Electronics SA)

          a corporation exists according to the provisions of the Swiss Code of Obligations (the "CO") having its seat in Schaffhausen.

          2  Unless otherwise defined in these Articles of Association, capitalized terms shall have the meaning ascribed to such terms in Articles 33 and 34 hereof."

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 6. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

50            2009 Special General Meeting Proxy Statement/Prospectus

 PROPOSAL NO. 7—CHANGE OF OUR CORPORATE PURPOSE

        Under Swiss law, the shareholders of a Swiss corporation are required to approve the purposes for which the corporation has been organized. Our memorandum of association currently states that the objects for which we are formed and incorporated are unrestricted. As noted below, our Proposed Swiss Articles provide that our main purpose is to act as a company that owns shares of and manages our various subsidiary companies as well as other companies. We believe that this change, which is intended to conform our purpose more closely with Swiss standard practice, will not limit the activities in which we reasonably would expect to engage.

        Our board of directors has adopted a resolution declaring it advisable that the purposes for which we would be continued under Swiss law as set forth in our Proposed Swiss Articles be as set forth below in the form of the proposal. Our board of directors has directed that approval of our corporate purpose be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing, and which contains the proposed new Article 2 to our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 6 and 8 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 2 of the Proposed Swiss Articles shall read as follows:

          "Art. 2

Purpose

          1  The main purpose of the Company is to acquire, hold, manage and sell equity participations.

        The Company may carry out finance and management transactions and may set up branches and subsidiaries in Switzerland and abroad.

          The Company may acquire, hold and sell real estate in Switzerland and abroad.

          2  The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related to the same."

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 7. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement/Prospectus            51

 PROPOSAL NO. 8—APPROVAL OF OUR SWISS ARTICLES OF ASSOCIATION

        Under Swiss law, the shareholders of a Swiss corporation are required to approve the form of the corporation's articles of association.

        Our board of directors has adopted a resolution declaring it advisable that the articles of association in the form of Annex A to this proxy statement/prospectus be approved as our articles of association following the Swiss Continuation. See "Description of Our Share Capital After the Swiss Continuation" and "Comparison of Shareholder Rights Before and After the Swiss Continuation" for a summary of the significant differences between our current memorandum of association and Bye-laws and the Proposed Swiss Articles as well as a summary comparison of Bermuda and Swiss law.

        Our board of directors has directed that approval of the form of Proposed Swiss Articles be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 7 and 9 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          The shareholders' meeting hereby waives the option to discuss each individual article of the articles of association and hereby approves the articles of association in the form of Annex A.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 8. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

        In accordance with SEC requirements, certain additional provisions of the Proposed Swiss Articles are being presented for separate shareholder votes. These provisions are described in "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" and "Proposal No. 13—Approval of Additional Provisions of the Proposed Swiss Articles to Require a Supermajority Vote to Amend the Provisions Presented in Proposal No. 12 and Certain Other Provisions" and are identified by the use of italics in Annex A to this proxy statement/prospectus. If one or both of Proposal No. 12 and Proposal No. 13 are not approved by shareholders, only the provisions of the Proposed Swiss Articles that have been approved by shareholders will be included in the form of articles of association that will govern us upon the Swiss Continuation becoming effective.

52            2009 Special General Meeting Proxy Statement/Prospectus

PROPOSAL NO. 9—APPROVAL OF SCHAFFHAUSEN, SWITZERLAND AS OUR PRINCIPAL PLACE OF BUSINESS

        Under Swiss law, the shareholders of a Swiss corporation are required to approve our principal place of business.

        Our board of directors has adopted a resolution declaring it advisable that our principal place of business shall be Schaffhausen, Switzerland. While we will maintain offices in Berwyn, Pennsylvania, it is important that formal steps, including this resolution, be taken to confirm that our principal place of business will be in Schaffhausen, Switzerland.

        Our board of directors has directed that approval of Schaffhausen, Switzerland as our principal place of business be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 8, 10 and 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, that:

          The principal place of business of Tyco Electronics Ltd. is in Schaffhausen, Switzerland.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 9. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

2009 Special General Meeting Proxy Statement/Prospectus            53

 PROPOSAL NO. 10—APPOINTMENT OF PRICEWATERHOUSECOOPERS AG, ZÜRICH AS OUR SPECIAL AUDITOR

        Under Swiss law, special reports by an auditor are required in connection with certain corporate transactions, such as the report on relocation of the company as part of the Swiss Continuation and increases and decreases in share capital. PricewaterhouseCoopers AG, Zürich will act as our special auditor with respect to our relocation report in connection with the Swiss Continuation and the capital reduction report confirming that the claims of Tyco Electronics Ltd.'s creditors remain fully covered by assets after the nominal share capital has been reduced to be issued in connection "Proposal No. 4—Approval of a Distribution to Shareholders in the Form of a Capital Reduction." Additionally, if we have an increase in share capital during this period, the special auditor would be required to issue a report in connection with the increase.

        Our board of directors has directed that approval of PricewaterhouseCoopers AG, Zürich as special auditor until our next Annual General Meeting be submitted for consideration by our shareholders at the Special General Meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 9 and 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, as follows:

          PricewaterhouseCoopers AG, Zürich, Switzerland, is approved as special auditor of Tyco Electronics Ltd.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 10. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

54            2009 Special General Meeting Proxy Statement/Prospectus

 PROPOSAL NO. 11—APPOINTMENT OF OUR SWISS REGISTERED AUDITOR

        The appointment of our independent public accounting firm registered with the Public Company Accounting Oversight Board (the "PCAOB") in the United States is approved annually by our shareholders. The shareholders will be asked to approve the engagement of Deloitte & Touche LLP as our independent public accounting firm registered with the PCAOB for the fiscal year ending September 25, 2009 at our annual general meeting of the shareholders. Under Swiss law, our shareholders must appoint an independent Swiss registered public accounting firm. Our board of directors has directed that the appointment of Deloitte AG, General Guisan-Quai 38, 8002 Zürich, Switzerland as our Swiss registered auditor be submitted for consideration by our shareholders at the Special General Meeting. Deloitte AG is the Swiss affiliate of Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP will attend the Special General Meeting and will have an opportunity to make a statement if they wish. They also will be available to answer questions at the meeting.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 10 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, as follows:

          Deloitte AG, Zürich, Switzerland, is approved as the Swiss registered auditor of Tyco Electronics Ltd.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 11. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

Certain Information Concerning Our Independent Auditor

        Currently, the appointment of our independent public accounting firm registered with the PCAOB is approved annually by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of Deloitte & Touche LLP as our independent public accounting firm registered with the PCAOB for the fiscal year ending September 25, 2009.

Fees Paid to Independent Auditor

        Aggregate fees for professional services rendered to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates as of and for the fiscal years ended September 26, 2008 and September 28, 2007 are set forth below. The aggregate fees included in the audit fees category are fees paid or accrued for the fiscal years for the services described below. The aggregate fees included in each of the other categories are fees billed in the fiscal years or expected to be billed with respect to the fiscal years for the services described below. (All references to "$" below are to United States dollars.)

2009 Special General Meeting Proxy Statement/Prospectus            55

 Fiscal Years 2008 and 2007 Fees

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees.	$19,680,000	$16,425,000
Audit-Related Fees	287,000	1,223,000
Tax Fees	3,470,000	381,000
All Other Fees	2,000	1,000

Total	$23,439,000	$18,030,000

        Audit fees for the fiscal years ended September 26, 2008 and September 28, 2007 were for professional services rendered for the year-end audits of the consolidated and combined financial statements of Tyco Electronics Ltd., review of quarterly financial statements included in the company's quarterly reports on Form 10-Q, consents, comfort letters and regulatory filings in foreign jurisdictions.

        Audit-related fees for the fiscal years ended September 26, 2008 and September 28, 2007 were primarily related to audits of carve-out financial statements of certain businesses that have been divested or are being considered for divestiture and other attest services.

        Tax fees for the fiscal years ended September 26, 2008 and September 28, 2007 were primarily for tax compliance services.

        Other fees for the fiscal years ended September 26, 2008 and September 28, 2007 were for subscriptions for research materials.

        None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X under the Exchange Act.

Our Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        The Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditor. The policy identifies the principles that must be considered by the Audit Committee in approving services to ensure that the auditor's independence is not impaired. The policy provides that the controller and senior vice president and tax officer will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Committee with respect to pre-approved services and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the audit engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. All services may not extend for more than twelve months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the controller or his delegate.

        In accordance with the policy, the Audit Committee may delegate one or more of its members the authority to pre-approve the engagement of the independent auditor when the entire Committee is unable to do so. The chair must report all such pre-approvals to the Audit Committee at the next Committee meeting.

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PROPOSAL NO. 12—APPROVAL OF ADDITIONAL PROVISIONS OF THE
PROPOSED SWISS ARTICLES LIMITING THE REGISTRATION AND VOTING OF SHARES

        In addition to the Proposed Swiss Articles that are presented in "Proposal No. 8—Approval of Our Swiss Articles of Association," we propose to include the following provisions that would have the effect of limiting the number of shares that may be registered and/or voted by a single shareholder, or a group of shareholders acting in concert, to 15% of our registered share capital:

  •
  Article 8, paragraph 5 of the Proposed Swiss Articles, which prevents any person from being registered as a shareholder with voting rights for 15% or more of the share capital as recorded in the commercial register (the "Registration Limitation"); and

  •
  Article 16, paragraphs 3, 4 and 5 of the Proposed Swiss Articles, which prevent any shareholder or group of shareholders from casting votes at a general meeting of shareholders in excess of 15% of our registered share capital (the "Voting Limitation").

These provisions are identified by the use of italics in Annex A to this proxy statement/prospectus.

        Many publicly traded companies incorporated in Switzerland, including some listed on the New York Stock Exchange as we will be, have articles of association that contain limitations on registration of shares and voting rights at levels significantly lower than 15%. Because it is common for the number of shares present at a general meeting of a Swiss public company to be relatively low, limitations on registration of shares and voting rights serve to prevent shareholders with holdings above a designated level from having an influence on the outcome of shareholder votes that is disproportionate to their equity ownership interest in the company due to low shareholder participation.

        The Proposed Swiss Articles permit our board of directors to exempt shareholders from the Registration Limitation and the Voting Limitation in accordance with Swiss law (together, the "Registration and Voting Limitations"), including nominees of clearing organizations for our shares, such as Cede & Co., the nominee of The Depository Trust Company.

        The Registration and/or Voting Limitations can be eliminated by vote of our shareholders at a general meeting. If Proposal No. 13 is adopted, such a resolution would require a vote of at least two-thirds of the share votes represented and the absolute majority of the par value of the share votes represented at the relevant general meeting. If Proposal No. 13 is not adopted, such a resolution would require an absolute majority vote of the share votes represented at the relevant general meeting.

        The Registration and Voting Limitations, as well as the supermajority vote requirements to amend these and certain other provisions, which are presented in Proposal No. 13, may be considered to be anti-takeover provisions. Our board of directors believes that these provisions are in the best interests of shareholders because they would encourage third parties who may be interested in acquiring all or a substantial stake in our company to negotiate directly with our board of directors and thereby enhance the ability of our board of directors to maximize shareholder value.

        The decision of the board of directors to include the Registration and Voting Limitations and the supermajority amendment requirements in the Proposed Swiss Articles was not made in response to, or in anticipation of, any acquisition proposal.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing, and which contains the proposed Article 8, paragraph 5 and Article 16, paragraphs 3, 4 and 5, and certain definitions to be contained in Article 33 of our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of

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  the Canton of Schaffhausen, Switzerland, Article 8, paragraph 5 and Article 16, paragraphs 3, 4 and 5 of the Proposed Swiss Articles shall read as follows:

          "Art. 8

Shareholders Register

          5  No Person shall be registered as a shareholder with voting rights for 15% or more of the share capital as recorded in the commercial register. This limitation on registration also applies with respect to shares held by Nominees on behalf of a Person which Beneficially Owns 15% or more of the shares of the Company, whether or not any such individual Nominee's holdings exceed the limit set forth in the preceding sentence. The shares exceeding the limit set forth in this section 5 shall be entered in the share register as shares without voting rights. [rest of article unchanged]"

          "Art. 16

Right to Participation; Voting Rights

          3  Subject to art. 16 sections 4 and 5 below, if and so long as the Controlled Shares of any Person constitute 15% or more of the registered share capital recorded in the commercial register, such Person shall be entitled to cast votes (including votes cast on the basis of proxies and/or by a Nominee on such Person's behalf) at any General Meeting of Shareholders in the aggregate equal to 15% of all the number of votes conferred by all the registered share capital recorded in the commercial register.

          4  The Board of Directors may, in accordance with Swiss law, depart from the limit contained in art. 16 section 3, including without limitation to permit the exercise of voting rights in respect of shares held by Nominees or Clearing Nominees.

          5  The limit contained in art. 16 section 3 shall not apply to the exercise of voting rights pursuant to the statutory rules on institutional shareholder representatives. [rest of article unchanged]"

          IT IS FURTHER RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 11 and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 33 to the Proposed Swiss Articles shall include the following definitions:

          "Art. 33

General Definitions

    "Beneficially Owned" with respect to any Person shall mean shares of the Company of which such Person is, directly or indirectly, the Beneficial Owner;

    "Controlled Shares" of any Person means all shares of the Company conferring voting rights owned by such Person, whether: (i) directly; (ii) with respect to Persons who are US Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the United States Internal Revenue Code of 1986, as amended; or, (iii) directly or indirectly as Beneficial Owner;

    "US Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) organized under the laws of the United States or any state thereof including the District of Columbia, (iii) an estate that is subject to United States

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    federal income tax on its income regardless of its source, and (iv) a trust if a US court can exercise primary supervision over the trust's administration and one or more US persons are authorized to control all substantial decisions of the trust; [rest of article unchanged]"

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 12. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

        In accordance with SEC requirements, we are presenting Proposal No. 12 as a separate proposal for approval, rather than as part of Proposal No. 8. While the approval of the Proposed Swiss Articles as presented in Proposal No. 8 is a condition to the Swiss Continuation, the approval of the additional provisions of the Proposed Swiss Articles presented in this Proposal No. 12 is not a condition to the Swiss Continuation.

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 PROPOSAL NO. 13—APPROVAL OF ADDITIONAL PROVISIONS OF THE
PROPOSED SWISS ARTICLES TO REQUIRE A SUPERMAJORITY VOTE
TO AMEND THE PROVISIONS PRESENTED IN PROPOSAL NO. 12
AND CERTAIN OTHER PROVISIONS

        The Proposed Swiss Articles that are presented in "Proposal No. 8—Approval of Our Swiss Articles of Association," contain a number of provisions that, as a matter of Swiss law, may be amended only by the supermajority vote of shareholders. We also propose to include provisions in the Proposed Swiss Articles that would require the same supermajority vote to amend certain additional provisions. The required vote would be (i) at least two-thirds of the share votes represented, and (ii) the absolute majority of the par value of the share votes represented at the relevant general meeting (the "Supermajority Amendment Requirements"). If this Proposal No. 13 is approved, the additional provisions of the Proposed Swiss Articles that would be subject to the Supermajority Amendment Requirements would be as follows:

  •
  Article 8, which includes provisions relating to the maintenance of the share register and the registration of voting rights (including, without limitation, if Proposal No. 12 is approved, the Registration Limitation);

  •
  Article 9, which provides that voting and associated rights may only be exercised by a shareholder or other person to the extent that such person is recorded in the share register as a shareholder entitled to vote;

  •
  Article 16, which sets forth the right of shareholders to participate in any vote taken at a general meeting of shareholders, subject to the Voting Limitation if Proposal No. 12 is approved, and the procedure to be followed with respect to setting a record date; and

  •
  Article 18, which sets forth the subject matters and articles in the Proposed Swiss Articles that require a supermajority vote.

The provisions reflecting the Supermajority Amendment Requirements are identified by the use of italics in Annex A to this proxy statement/prospectus.

        If adopted, the additional Supermajority Amendment Requirements will make it more difficult to amend certain provisions of the Proposed Swiss Articles, including the Registration and Voting Limitations presented in Proposal No. 12. Our board of directors believes that the additional Supermajority Amendment Requirements are in the best interests of shareholders for the reasons set forth in the discussion of Proposal No. 12 above.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing, and which contains the proposed new Article 18, paragraph 1(c) and 1(j) of our Proposed Swiss Articles, is as follows:

          IT IS RESOLVED, that subject to, and effective only upon, the approval of proposal numbers 1 through 11, and the registration of Tyco Electronics Ltd. in the Commercial Register of the Canton of Schaffhausen, Switzerland, Article 18, paragraph 1(c) and (j) of the Proposed Swiss Articles shall read as follows:

          "Art. 18

Supermajority Voting

          1  (c) the restriction of the registration of registered shares and any amendment in relation thereto;

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            (j) any alteration or amendment of art. 8, 9, 16 and 18 of these Articles of Association. [rest of paragraph unchanged]"

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 13. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

        In accordance with SEC requirements, we are presenting Proposal No. 13 as a separate proposal for approval, rather than as part of Proposal No. 8. While the approval of the Proposed Swiss Articles as presented in Proposal No. 8 is a condition to the Swiss Continuation, the approval of the additional provisions of the Proposed Swiss Articles presented in this Proposal No. 13 is not a condition to the Swiss Continuation. If this Proposal No. 13 is approved by shareholders but Proposal No. 12 is not approved by shareholders, the additional Supermajority Amendment Requirements presented in this Proposal No. 13 that apply to the Registration and Voting Limitations presented in Proposal No. 12 will not be included in the form of articles of association that would govern us upon the Swiss Continuation becoming effective.

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 PROPOSAL NO. 14—ADJOURNMENT AND POSTPONEMENT
OF THE SPECIAL GENERAL MEETING

        Our board of directors has directed that approval of any adjournments or postponements of the Special General Meeting be submitted for consideration by our shareholders at the Special General Meeting. Approval of this proposal is not a condition to the Swiss Continuation.

Text of the Shareholder Resolution

        The Shareholder Resolution approving the foregoing is as follows:

        IT IS RESOLVED, that any adjournments or postponements of the Special General Meeting, be and hereby are approved.

*    *    *

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 14. Proxies will be so voted unless shareholders specify otherwise in their proxies. The approval of a majority of our shares present and voting at the meeting, whether in person or by proxy, is required for approval of this proposal.

62            2009 Special General Meeting Proxy Statement/Prospectus

DESCRIPTION OF OUR SHARE CAPITAL AFTER THE SWISS CONTINUATION

        The following description of our share capital following the Swiss Continuation is a summary. This summary is not complete and is subject to the complete text of our Proposed Swiss Articles and Proposed Organizational Regulations attached as Annex A and Annex B to this proxy statement/prospectus, which we encourage you to read carefully.

Capital Structure After the Swiss Continuation

        Immediately after the Swiss Continuation, we will only have one class of shares authorized and outstanding, registered shares with a par value per share equal to approximately CHF 2.81 (or approximately US$ 2.40 assuming a $1:1.1713 US dollar/Swiss franc exchange rate, a rate in effect on March 5, 2009, and that approximately 468.0 million shares (including an estimated 10.0 million shares held in treasury) remain issued immediately after the Swiss Continuation). Accordingly, all references to "voting rights" in this "Description of Our Share Capital After the Swiss Continuation" will mean the voting rights of registered shares with a par value per share determined as described above, unless another class of shares is subsequently created. Likewise, a "majority of the par value of the registered shares" will mean a majority of the par value of registered shares with a par value per share determined as described above.

        Assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in treasury, and that the US dollar/Swiss franc exchange rate is $1:1.1713 (a rate in effect on March 5, 2009), the par value of a share would increase from approximately CHF 0.23 to an amount equal to approximately CHF 2.81 (approximately US$ 2.40), and our registered share capital would be approximately CHF 1.3 billion (approximately US$ 1.1 billion).

Authorized Share Capital

        Upon completion of the Swiss Continuation, our board of directors will be authorized to issue new Swiss registered share capital at any time during a two-year period and thereby increase the share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which, based on the assumptions described above, would be approximately CHF 650.0 million, or approximately 234.0 million registered shares. After the expiration of the initial two-year period, and any subsequent two-year period, authorized share capital will be available to our board of directors for issuance of additional registered shares only if authorized by shareholders.

        Our board of directors will determine the time of the issuance, the issue price, the manner in which the new registered shares have to be paid, the date from which the new registered shares carry the right to distributions and, subject to the provisions of our Proposed Swiss Articles, the conditions for the exercise of preemptive rights with respect to the issuance and the allotment of preemptive rights that are not exercised. Our board of directors may allow preemptive rights that are not exercised to expire, or it may place such rights or registered shares, the preemptive rights of which have not been exercised, at market conditions or use them otherwise in the interest of Tyco Electronics.

        In an authorized capital increase, our shareholders would have preemptive rights to obtain newly issued registered shares in an amount proportional to the par value of the registered shares they already hold. Our board of directors, however, may withdraw or limit these preemptive rights in certain circumstances as set forth in our Proposed Swiss Articles. For further details on these circumstances, see "—Preemptive Rights and Advance Subscription Rights."

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Conditional Share Capital

        Upon completion of the Swiss Continuation, our articles of association will provide for a conditional capital for financing purposes and for employee compensation purposes that will allow our board of directors to authorize the issuance of additional registered shares up to a maximum amount of 50% of the share capital registered in the commercial register (which is expected to be approximately 234.0 million registered shares) without obtaining additional shareholder approval.

        Out of conditional share capital for financing purposes, registered shares may be issued through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by Tyco Electronics, one of its subsidiaries, or any of their respective predecessors. In this connection, our board of directors may withdraw or limit the advance subscription rights of shareholders in certain circumstances. See "—Preemptive Rights and Advance Subscription Rights."

        Out of conditional share capital for employee compensation purposes, registered shares may be issued in connection with the issuance of registered shares, options or other equity-based awards (including, without limitation, restricted stock units and deferred stock units) to directors, officers, employees and other persons providing services to us or one of our subsidiaries or affiliates. Shareholders do not have preemptive rights with respect to such issuances.

Other Classes or Series of Shares

        Our board of directors may not create shares with increased voting powers without an authorizing resolution adopted by shareholders holding at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Our board of directors may not create preferred shares that have increased voting powers without an authorization resolution adopted by shareholders holding a majority of the voting rights represented at a general meeting.

Preemptive Rights and Advance Subscription Rights

        Under the Swiss Code, the prior approval of a general meeting of shareholders generally is required to authorize the issuance of registered shares or rights to subscribe for, or convert into, registered shares. In addition, shareholders have preemptive rights or advance subscription rights (which are essentially the same as preemptive rights) in relation to such registered shares or rights in proportion to the respective par values of their holdings. With the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, shareholders may withdraw or limit the preemptive rights or advance subscription rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing our board of directors to withdraw or limit the preemptive rights of shareholders in the context of an authorized or conditional capital increase as described herein.

        If the general meeting of shareholders has approved the creation of authorized share capital or conditional share capital, it thereby delegates the decision whether to withdraw or limit the preemptive and advance subscription rights for valid reasons to our board of directors. Our Proposed Swiss Articles provide for this delegation with respect to our authorized and conditional share capital in the circumstances described below under "—Withdrawal or Limitation of Preemptive Rights with Respect to Authorized Share Capital" and "—Withdrawal or Limitation of Advance Subscription Rights with Respect to Conditional Share Capital."

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  Withdrawal or Limitation of Preemptive Rights with Respect to Authorized Share Capital

        Our board of directors is authorized pursuant to our Proposed Swiss Articles to withdraw or limit the preemptive rights with respect to the issuance of registered shares from authorized capital:

  •
  if the issue price of the new registered shares is determined by reference to the market price;

  •
  if the registered shares are issued in connection with the acquisition of an enterprise or business or any part of an enterprise, business or investment, the financing or refinancing of any such transactions or the financing of new investment plans;

  •
  if the registered shares are issued in connection with the intended broadening of the shareholder constituency in certain financial or investor markets, for the purposes of the investment of strategic partners or in connection with the listing of the registered shares on domestic or foreign stock exchanges;

  •
  in connection with a placement or sale of registered shares, the grant of an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the initial purchasers or underwriters;

  •
  for the participation of directors, executive officers, employees, contractors, consultants and other persons performing services for our benefit or that of our subsidiaries and affiliates; or

  •
  for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial advisor, has not recommended acceptance to the shareholders.

  Withdrawal or Limitation of Advance Subscription Rights with Respect to Conditional Share Capital

        In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations convertible into or exercisable or exchangeable for our registered shares, shareholders do not have preemptive rights, and our board of directors is authorized pursuant to our Proposed Swiss Articles to withdraw or limit the advance subscription rights of shareholders with respect to registered shares issued from our conditional share capital if the issuance is for purposes of the acquisition of an enterprise or business or the financing or refinancing of any such transactions, or if the issuance occurs in national or international capital markets or through a private placement, or for purposes of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which our board of directors, upon consultation with an independent financial adviser, has not recommended acceptance to the shareholders.

        If the advance subscription rights are withdrawn or limited:

  •
  the respective financial instruments or contractual obligations must be issued or entered into at market conditions;

  •
  the conversion, exchange or exercise price, if any, for instruments or obligations must be set with reference to the market conditions prevailing at the date on which the instruments or obligations are issued or entered into; and

  •
  the instruments or obligations may be converted, exercised or exchanged within a maximum period of 30 years from the date of issue.

        Preemptive rights and the advance subscription rights are excluded with respect to registered shares issued from our conditional share capital to directors, officers, employees and other persons providing services to Tyco Electronics or any of our subsidiaries or affiliates.

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Dividends and Distributions

        Under Swiss law, dividends may be paid only if Tyco Electronics has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as presented on the audited annual unconsolidated Swiss statutory balance sheet of Tyco Electronics Ltd. Payments out of the registered share capital—the aggregate par value of a company's registered share capital—must be made by way of a capital reduction. Contributed surplus (as determined for Swiss tax purposes) qualifies as freely distributable reserves and may be paid out as dividends to shareholders subject to certain conditions and to the extent permissible under the Swiss Code.

        The affirmative vote of shareholders holding a majority of the registered shares represented at a general meeting must approve reserve reclassifications and distributions of dividends. Distributions also may take the form of a distribution of cash or property that results in a reduction of our share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders holding a majority of the registered shares represented at the general meeting. A special audit report must confirm that creditors' claims remain fully covered by assets despite the reduction in the share capital recorded in the commercial register. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. Our board of directors may propose to shareholders that a distribution be made by way of a capital reduction or that a dividend be paid but the board of directors cannot itself authorize the distribution or dividend.

        Under the Swiss Code, if our general reserves amount to less than 20% of the share capital recorded in the commercial register, then at least 5% of our annual profit must be retained as general reserves. The Swiss Code and our Proposed Swiss Articles permit us to accrue additional general reserves. In addition, we are required to create a special reserve on our stand-alone annual statutory balance sheet in the amount of the purchase price of registered shares we or any of our subsidiaries owns and this amount may not be used for dividends or subsequent repurchases. See "Proposal No. 3—Approval of an Increase in Our Registered Share Capital."

        Swiss corporations generally must maintain a separate company, unconsolidated "statutory" balance sheet for the purpose of determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Our auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of the Swiss Code and our Proposed Swiss Articles. Dividends usually are due and payable shortly after the shareholders have passed a resolution approving the payment.

        We will be required under Swiss law to make any distributions which are in the form of a capital reduction out of registered share capital as denominated in Swiss francs. We intend to make any future distributions and dividend payments to holders of our shares in US dollars converted from Swiss francs at the relevant exchange rate. The transfer agent will be responsible for paying the US dollars to registered holders of shares, less amounts, if any, subject to Swiss withholding tax. We expect any dividend payments made after January 1, 2011 to be made out of contributed surplus (as determined for Swiss tax purposes) converted from Swiss francs into US dollars at the exchange rate in effect on the date of the relevant shareholder resolution. For information about deduction of Swiss withholding tax from dividend payments, see "Material Tax Considerations—Swiss Tax Considerations."

Repurchases of Registered Shares

        The Swiss Code limits a corporation's ability to hold or repurchase its own registered shares. We and our subsidiaries may only repurchase shares to the extent that sufficient freely distributable reserves (including contributed surplus as determined for Swiss tax purposes) are available. See "—Dividends and Distributions." The aggregate par value of our registered shares held by us and our

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subsidiaries may not exceed 10% of our registered share capital. We may repurchase our registered shares beyond the statutory limit of 10%, however, only if the shareholders have adopted a resolution at a general meeting of shareholders authorizing the board of directors to repurchase registered shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any registered shares repurchased pursuant to such an authorization will then be cancelled at the next general meeting upon the approval of shareholders holding a majority of the registered shares represented at the general meeting. Repurchased registered shares held by us or our subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about Swiss withholding tax and share repurchases, see "Material Tax Considerations—Swiss Tax Considerations—Repurchases of Shares."

General Meetings of Shareholders and Voting Rights

  General Meetings of Shareholders

        The general meeting of shareholders is our supreme corporate body. Ordinary and extraordinary shareholders meetings may be held. The following powers will be vested exclusively in the shareholders meeting:

  •
  adoption and amendment of our articles of association;

  •
  election of members of the board of directors and the auditor;

  •
  approval of the annual business report, the unconsolidated Swiss statutory financial statements and the consolidated financial statements;

  •
  payments of dividends and any other distributions of capital to shareholders;

  •
  discharge of the members of the board of directors from liability for business conduct during the previous fiscal year to the extent such conduct is known to the shareholders; and

  •
  any other resolutions that are submitted to a general meeting of shareholders pursuant to law, our articles of association or by voluntary submission by the board of directors, unless a matter is within the exclusive competence of the board of directors pursuant to the Swiss Code.

        Under the Swiss Code and our Proposed Swiss Articles, we must hold an annual, ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose of approving the annual financial statements and the annual business report and the annual election of directors. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce at least 20 calendar days prior to the relevant general meeting of shareholders. The notice of a meeting must state the items on the agenda and the proposals of the board of directors and of the shareholders who demanded that a shareholders meeting be held or that an item be included on the agenda and, in the case of an election of directors, the names of the nominated candidates. No resolutions may be passed at a shareholders meeting concerning agenda items for which proper notice was not given, except for proposals made during a shareholders meeting to convene an extraordinary shareholders meeting or to initiate a special investigation (described below). No previous notification will be required for proposals concerning items included on the agenda or for items for general discussion at the meeting as to which no vote is taken.

        Annual general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere.

        An extraordinary general meeting of shareholders may be called upon the resolution of our board of directors or, under certain circumstances, by the auditor. In addition, our board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the

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registered shares, specifying the items for the agenda and their proposals, or if it appears to the board of directors from the stand-alone annual statutory balance sheet that half of our share capital and reserves are not covered by our assets. In the latter case, our board of directors immediately must convene an extraordinary general meeting of shareholders and propose financial restructuring measures.

        Under our Proposed Swiss Articles, any shareholder in compliance with the legal requirements may request that an item be included on the agenda of a general meeting of shareholders and may nominate one or more directors for election. A request for inclusion of an item on the agenda or a nominee must be in writing, must specify the items and proposals and certain other information, and must be submitted in accordance with certain advance notice procedures, which generally require such requests to be received by us at least 120 calendar days before the first anniversary of the date that our proxy statement was released to shareholders in connection with the previous year's annual general meeting. No prior notice is required to bring proposals (including the nomination of persons for election to the board of directors) prior to or at a general meeting of shareholders where such proposals relate to items that are already included on the agenda for that meeting.

        Under the Swiss Code, a general meeting of shareholders for which a notice of meeting has been duly published may not be adjourned without publishing a new notice of meeting.

        Our annual report and auditor's report must be made available for inspection by the shareholders at our place of incorporation no later than 20 calendar days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents free of charge. Shareholders of record will be notified of this in writing.

  Voting

        Each registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register as a shareholder with voting rights or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder, in each case subject to certain limitations (see "—Limitation on Voting Rights"). Our Proposed Swiss Articles contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that, to be able to exercise voting rights, holders of shares must apply to us for enrollment in our share register (Aktienbuch) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services after the Swiss Continuation. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. Certain exceptions exist with regard to nominees. Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in like manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the entry restrictions are considered as one shareholder or nominee. Failing registration as a shareholder with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, distributions, preemptive rights, advance subscription rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.

        Treasury shares, whether owned by us or one of our majority-owned subsidiaries, will not be entitled to vote at general meetings of shareholders.

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        Pursuant to our Proposed Swiss Articles, shareholders generally pass resolutions and elect directors and auditors by the affirmative vote of an absolute majority of the registered shares represented at the general meeting of shareholders unless otherwise provided by law or our articles of association. An absolute majority means at least half plus one additional vote represented at the meeting.

        With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares held by him and entitled to vote for as many persons as there are directors to be elected. Our Proposed Swiss Articles do not provide for cumulative voting for the election of directors.

        The chairperson of the general meeting may direct that elections be held by use of an electronic voting system. Electronic resolutions and elections are considered equal to resolutions and elections taken by way of a written ballot.

  Limitation on Voting Rights

        Subject to certain exemptions, and if Proposal No. 12 is approved, our Proposed Swiss Articles will limit the number of registered shares that may be voted by a single shareholder or a group of shareholders acting in concert to 15% of our registered share capital. In particular, no shareholder may be registered in the share register as a shareholder with voting rights for more than 15% of the registered share capital, and no shareholder may cast votes at a general meeting of shareholders in excess of 15% of the registered share capital. To avoid circumventions of these registration and voting limitations, persons acting in concert are counted as one person.

  Supermajority Voting

        The Swiss Code and our Proposed Swiss Articles require the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at a general meeting, to approve the following matters:

  •
  the amendment to or the modification of our corporate purpose;

  •
  the creation of shares with preferred voting rights;

  •
  the restriction on the registration of shares and, if Proposal No. 13 is approved, any amendment in relation thereto;

  •
  the alteration or amendment of articles relating to the restriction on the exercise of the right to vote and, if Proposal No. 8 is approved, any amendment in relation thereto;

  •
  an authorized or conditional increase in the nominal share capital;

  •
  an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;

  •
  the restriction or withdrawal of preemptive or advance subscription rights;

  •
  a change in our place of incorporation;

  •
  our dissolution;

  •
  a merger, demerger, conversion or other transaction as enumerated in Switzerland's Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the "Merger Act") to the extent required by the Merger Act; and

  •
  if Proposal No. 13 is approved, the amendment of certain articles which relate to restrictions on the registration and voting of our shares, and certain other provisions.

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        As discussed below, under "—Anti-Takeover Provisions," certain supermajority voting requirements apply to business combinations and similar transactions.

        Moreover, under our Proposed Swiss Articles, the approval of the amendment of certain articles (which relate to the inability of shareholders to act by written consent, certain restrictions on business combinations with "interested persons" and the vote required for amendment of these two provisions) require approval by the affirmative vote of 80% of the outstanding shares entitled to vote on the relevant record date.

        In addition, our Proposed Swiss Articles provide that the removal of a member of the Board of Directors shall require the resolution of the general meeting of shareholders passed by at least the majority of the votes of all existing shares entitled to vote.

  Quorum for General Meetings

        According to our Proposed Swiss Articles, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote. Under the Swiss Code, the board of directors has no authority to waive quorum requirements stipulated in a company's articles of association.

Inspection of Books and Records

        Under the Swiss Code, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss corporation may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of the company's business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders also may ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders' questions to the extent necessary for the exercise of shareholders' rights and subject to the need to protect business secrets or other material interests of the corporation.

Special Investigation

        Any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation if this is necessary for the exercise of shareholder rights. If the general meeting of shareholders approves the proposal, we or any shareholder, within 30 calendar days after the general meeting of shareholders, may request the court at our registered office to appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of the share capital or holders of registered shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board or an officer infringed the law or our articles of association and thereby damaged us or our shareholders. The costs of the investigation generally would be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

        Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting of

70            2009 Special General Meeting Proxy Statement/Prospectus

shareholders vote in favor of the transaction. Under the Merger Act, a "demerger" may take two forms:

  •
  a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and the transferring entity dissolving upon deregistration in the commercial register; or

  •
  a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity securities in the acquiring entities and retaining their equity securities in the transferring entity.

        If a transaction under the Merger Act receives all of the necessary consents, all shareholders would be compelled to participate in the transaction. See "—General Meetings of Shareholders and Voting Rights."

        Swiss corporations may be acquired through the direct acquisition of their share capital. With respect to corporations limited by shares, the Merger Act provides for the possibility of a so-called "cash-out" or "squeeze-out" merger if the acquirer holds 90% of the outstanding registered shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation, for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation. For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that, if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

        In addition, under Swiss law, the sale of the overwhelming part of the corporation's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

  •
  the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

  •
  the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and

  •
  the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

        If all of the foregoing apply, a shareholder resolution likely would be required.

Anti-Takeover Provisions

        Our Proposed Swiss Articles contain provisions that could be considered anti-takeover provisions because they would make it harder for a third party to acquire us without the consent of our incumbent board of directors.

        Subject to certain exemptions, and if Proposal No. 12 is approved, our Proposed Swiss Articles will limit the number of registered shares that may be registered and/or voted by a single shareholder or group of shareholders acting together to 15% of our registered share capital.

        Our Proposed Swiss Articles authorize our board of directors to issue new registered shares from authorized or conditional capital (in either case, representing a maximum of 50% of the share capital registered in the commercial register), without shareholder approval and without regard for

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shareholders' preemptive rights or advance subscription rights, if a shareholder or group of shareholders has not submitted a takeover proposal to shareholders that is recommended by the board of directors or for the purpose of the defense of an actual, threatened or potential unsolicited takeover bid, in relation to which the board of directors, upon consultation with an independent financial advisor, has not recommended acceptance to the shareholders.

In the case of issuances from authorized capital, this authorization will expire at the end of an initial two-year period, and any subsequent two-year period, unless re-authorized each time by shareholders. In addition, the New York Stock Exchange, on which our shares are and will continue to be listed, requires shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power, with limited exceptions.

        As is the case with our current Bye-laws, our Proposed Swiss Articles require a special supermajority for any resolution of the general meeting of shareholders to engage in a business combination with an "interested shareholder" (one who acquired 15% or more of the share capital recorded in the commercial register without prior approval of the board of directors) for a period of three years following the time that such person became a 15% shareholder, subject to certain exceptions discussed below. The supermajority required is the affirmative vote of at least two-thirds of all the shares entitled to vote which are not owned by the interested shareholder. Such a vote will not be required if:

  •
  the board of directors approved the business combination prior to the time the shareholder became an interested shareholder; or

  •
  upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholders) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.

        Also, as is the case with our current Bye-laws, our Proposed Swiss Articles provide that shareholders may act only at general meetings and not by written consent and, subject to certain exceptions, shareholders must comply with advance notice provisions for nominating directors or presenting other proposals at general meetings.

Corporate Governance

        In addition to articles of association, Swiss corporations enact organization rules in the form of organizational regulations which further define the task and duties of the board of directors and executive management. The organizational regulations are enacted and amended by the board of directors. The Proposed Organizational Regulations that our board of directors is expected to enact immediately following the Swiss Continuation are attached hereto as Annex B. To the extent possible under Swiss law, these organizational regulations are consistent with the analogous provisions in our current Bye-laws. The significant differences between our Proposed Swiss Articles and Proposed Organizational Regulations and our current Bye-laws are included in the discussion under "Comparison of Shareholder Rights Before and After the Swiss Continuation."

Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at a general meeting. Dissolution by court order is possible if we become bankrupt, or for

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cause at the request of shareholders holding at least 10% of our registered share capital. Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of registered shares held, subject to Swiss withholding tax requirements.

Uncertificated Shares

        We are authorized to issue registered shares in certificated or uncertificated form, but intend to issue only uncertificated shares.

Stock Exchange Listing

        Upon the completion of the Swiss Continuation, we expect our registered shares to continue to be listed on the New York Stock Exchange and trade under the symbol "TEL." We do not plan to continue to list our shares on the Bermuda Stock Exchange after the Swiss Continuation.

No Sinking Fund

        The registered shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        The registered shares will be duly and validly issued, fully paid and nonassessable.

No Redemption or Conversion

        The registered shares are not convertible into shares of any other class or series or subject to redemption either by us or by the holder of the shares.

Transfer and Registration of Shares

        We have not imposed any restrictions applicable to the transfer of our registered shares, with the exception of the registration of shares and of voting rights (see "—General Meetings of Shareholders and Voting Rights—Limitation on Voting Rights"). Our share register will initially be kept by BNY Mellon Shareowner Services, which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

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COMPARISON OF SHAREHOLDER RIGHTS BEFORE AND AFTER THE SWISS CONTINUATION

        Your current rights as a shareholder are governed by Bermuda law and our memorandum of association and Bye-laws. After the Swiss Continuation, your rights will be governed by Swiss law and our articles of association and organizational regulations.

        Many of the attributes of our shares will be similar before and after the Swiss Continuation. There will be differences, however, between your rights under Swiss law and your rights under the corporate statutory and common law of Bermuda. Bermuda corporate statutory law is modeled on certain provisions of the corporate statutory law of England and Wales and the common law of England and Wales is highly persuasive authority as to questions of Bermuda common law. In addition, there are differences between our current Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations.

        The following discussion is a summary of material changes in your rights resulting from the Swiss Continuation. This summary is not complete and does not cover all of the differences between Swiss law and Bermuda law affecting companies and their shareholders or all the differences between our Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations. It is subject to the complete text of the relevant provisions of the Swiss Code, in particular articles 620 through 763 of the Swiss Code and the Merger Act, the Bermuda Companies Act, our Bermuda memorandum of association and Bye-laws and our Proposed Swiss Articles and Proposed Organizational Regulations, which are attached to this proxy statement/prospectus as Annex A and Annex B. We encourage you to read these materials. For information as to how you can obtain our Bermuda memorandum of association and Bye-laws, see "Where You Can Find More Information."

        In the discussion below, we refer to Tyco Electronics Ltd. as currently incorporated in Bermuda as "Tyco Electronics (Bermuda)" and as proposed to be incorporated in Switzerland as "Tyco Electronics (Switzerland)."

Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Authorized and Issued Shares	Common shares, par value US$ 0.20 per share, 1,000,000,000 authorized, 458,002,231 shares outstanding at December 26, 2008, net of 42,262,226 shares held in treasury.

Preferred shares, par value US$ 0.20 per share, 125,000,000 shares authorized, none outstanding at December 26, 2008.	We will not know the precise number of registered shares or their par value until immediately prior to the Swiss Continuation, as our issued share count may change depending upon the exercise of outstanding stock options and the vesting of restricted stock units, the number of treasury shares to be cancelled may change, and the US dollar/Swiss franc exchange rate fluctuates. In connection with the Swiss Continuation, we intend to eliminate all of our authorized preferred shares (none of which are issued) and to cancel all but an estimated 10.0 million common shares held in treasury. Assuming that the number of our issued shares at the effective time of the Swiss Continuation is approximately 500.3 million, that after cancelling an estimated 32.3 million shares currently held in treasury we retain an estimated 10.0 million shares in treasury, and that the US dollar/Swiss franc exchange rate is

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
$1:1.1713 (a rate in effect on March 5, 2009), the par value of a share would increase from approximately CHF 0.23 to an amount equal to approximately CHF 2.81 (approximately US$ 2.40), and our registered share capital would be approximately CHF 1.3 billion (approximately US$ 1.1 billion). The estimated share capital above does not reflect any reduction in registered capital that would occur when Proposal No. 4 is implemented (relating to the proposed distributions in the form of capital reductions).

The board of directors of Tyco Electronics (Switzerland) will be authorized to issue new registered shares at any time during a two-year period commencing on the date of registration of the authorized share capital in the commercial register and thereby increase the registered share capital, without shareholder approval, by a maximum amount of 50% of the share capital registered in the commercial register, which would be approximately CHF 650.0 million, or approximately 234.0 million registered shares, based on the assumptions described above. This authorization will expire at the end of an initial two-year period, and any subsequent two-year period, unless re-authorized each time by shareholders.

In addition, for certain purposes, the board of directors of Tyco Electronics (Switzerland) will be authorized to issue registered shares from conditional capital up to a maximum amount of 50% of the share capital registered in the commercial register.
But see "—New York Stock Exchange Shareholder Approval Requirements."
Preferred Shares
The board of directors may authorize the issuance of one or more classes of preferred shares, having such rights and preferences as the board of directors may determine, without the need to obtain shareholder approval. This is generally known as "blank check" preferred stock.
"Blank check" preferred stock is not a recognized concept under Swiss law. The board of directors may create stock with a liquidation preference or dividend preference with the approval of a majority of the voting rights represented at a general meeting. Stock with preferential voting rights requires the supermajority vote described below.

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Variation of Rights
If, at any time, the share capital of Tyco Electronics (Bermuda) is divided into different classes of shares, the rights attached to any class, unless otherwise provided by the terms of issue of the shares of that class, may be altered or abrogated with the written consent of the holders of not less than three-fourths in nominal value of the issued shares of that class, or by resolution passed at a separate general meeting of the holders of shares of that class by not less than three-fourths of the votes cast.

Three or more shareholders, present in person or by proxy, together holding or representing not less than one-third in nominal value of the issued shares of a class, in person or by proxy, constitute a quorum at a general meeting held for this purpose; provided that, if the relevant class of shareholders has only one shareholder, one shareholder shall constitute the necessary quorum.
The board of directors of Tyco Electronics (Switzerland) may not create shares with increased voting powers without the affirmative resolution adopted by shareholders holding at least two-thirds of the voting rights represented at a general meeting and a majority of the par value of the registered shares represented at the meeting.

Shareholders, present in person or by proxy, together holding or representing a majority of the par value of Tyco Electronics (Switzerland) registered shares constitute a quorum at a general meeting held for this purpose. In addition, the general quorum for general meetings applies (see "Description of Our Share Capital After the Swiss Continuation—General Meetings of Shareholders and Voting Rights—Quorum for General Meetings").
Preemptive Rights and Advance Subscription Rights	None.
Holders of shares of Tyco Electronics (Switzerland) generally will be entitled to preemptive rights and advance subscription rights in relation to new registered shares or rights in proportion to the par value that the new registered shares bear to the par value of shares outstanding before a new issuance. These preemptive rights and advance subscription rights, however, are limited under Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles as described below.

Shareholders, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting, may withdraw or limit the preemptive rights for valid reasons, such as a merger, an acquisition or any of the reasons authorizing the board of directors to withdraw or limit them as described under "Description of Our Share Capital After the Swiss Continuation—Preemptive Rights and Advance Subscription Rights." In addition, a general meeting of shareholders that approves the creation of authorized or conditional capital thereby delegates the decision whether to withdraw or limit the

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
preemptive and advance subscription rights for valid reasons to the board of directors, subject to certain limitations. Our board of directors is authorized pursuant to our Proposed Swiss Articles to withdraw or limit preemptive rights with respect to the issuance of registered shares from authorized capital and to withdraw or limit advance subscription rights with respect to the issuance of registered shares from conditional capital (in each case, up to a maximum of 50% of the company's registered share capital) under various circumstances of the nature described under "Description of Our Share Capital After the Swiss Continuation—Preemptive Rights and Advance Subscription Rights."
But see "—New York Stock Exchange Shareholder Approval Requirements."
New York Stock Exchange Shareholder Approval Requirements
	New York Stock Exchange rules require shareholder approval for issuances of shares equal to 20% or more of the outstanding shares or voting power and for the approval of equity-based compensation plans, with limited exceptions.	Same.
Dividends and Distributions
The board of directors may declare and pay dividends as long as there are no reasonable grounds for believing that Tyco Electronics (Bermuda) is, or after payment of the dividend would be, unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

Dividends are normally payable in US dollars, but holders with a registered address in the United Kingdom and other countries outside the United States may receive payment in another currency.
If Tyco Electronics (Switzerland) has not established a general reserve equal to 20% of the corporation's registered capital, prior to the distribution of dividends, 5% of the annual profits must be allocated to this reserve until the 20% threshold is reached, whereupon dividends may be paid by way of further allocation. Under Swiss law, Tyco Electronics (Switzerland) may pay dividends as long as it has sufficient distributable profits from the previous fiscal year or if it has freely distributable reserves, each as presented on the audited annual unconsolidated stand-alone statutory balance sheet.

Distributions made out of the registered share capital must be made by way of a capital reduction. Payments also may be distributed out of capital surplus. In each case, the affirmative vote of the holders of a majority of the votes present in person or represented by a proxy at a duly constituted general meeting is required.

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
We expect our shareholders will authorize Tyco Electronics (Switzerland) to continue to make distributions to its shareholders by way of a reduction of capital, which does not require the payment of Swiss withholding tax, and which will require annual approval of shareholders at our annual general meeting. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, dividends and distributions to shareholders may also be made out of contributed surplus (as determined for Swiss tax purposes) without any requirement to pay Swiss withholding tax.
Dividends, including distributions out of registered share capital or contributed surplus, must be declared in Swiss francs. However, Tyco Electronics (Switzerland) intends to pay all dividends, including from registered share capital or contributed surplus, in US dollars at the US dollar/Swiss franc exchange rate in effect on the date of the resolution of the shareholders to approve such distributions and dividends.
Issuance of Options and Repurchase of Shares
The board of directors has the power, subject to applicable shareholder approval requirements under law and stock exchange rules, to cause Tyco Electronics (Bermuda) to issue options and warrants to purchase shares, as well as the power to repurchase its shares, without any further shareholder authorization.

New York Stock Exchange rules separately require shareholder approval for the adoption of equity-based compensation plans and for issuances of shares equal to 20% or more of the outstanding shares or voting power, with limited exceptions.
The board of directors has the power to cause Tyco Electronics (Switzerland) to repurchase its shares, so long as the total nominal value of the shares acquired does not exceed 10% of the registered share capital. The shareholders' meeting may authorize the Board to repurchase shares beyond the 10% threshold which are to be cancelled. Any cancellation of shares would require shareholder approval. The board of directors has the power to cause Tyco Electronics (Switzerland) to issue options, warrants and other securities (including, without limitation, restricted stock units and deferred stock units) or contractual obligations conveying rights to convert, exchange, or subscribe to shares in Tyco Electronics (Switzerland).

Same with respect to New York Stock Exchange rules requiring shareholder approval.

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Quorum and Voting Rights
At any general meeting, votes may be given in person or by proxy and each holder of shares is entitled to one vote for each common share. Under Tyco Electronics (Bermuda)'s Bye-laws, shareholders, in person or by proxy, entitled to exercise a majority of the voting power on the relevant record date, constitute a quorum at a general meeting except as provided under "—Variation of Rights" above.

Under Bermuda law, questions proposed for consideration at a company's general meeting are decided by a simple majority vote or by the vote required by the bye-laws, except where a greater majority is required by law.

With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares (entitled to vote) held by him for as many persons as there are directors to be elected.
Each registered share for which a shareholder has been entered into the shareholders' register as a shareholder with voting rights carries one vote at a general meeting of shareholders. According to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, all resolutions and elections made by the shareholders' meeting require the presence of half plus one of all shares entitled to vote.

Under Tyco Electronics (Switzerland)'s Proposed Swiss Articles, subject to certain exemptions, and if Proposal No. 12 is approved, the number of registered shares that may be voted by a single shareholder or a group of shareholders acting in concert will be limited to 15% of our registered share capital. In particular, no shareholder may be registered in the share register as a shareholder with voting rights for more than 15% of the registered share capital, and no shareholder may cast votes at a general meeting of shareholders in excess of 15% of the registered share capital. To avoid circumventions of these registration and voting limitations, persons acting in concert are counted as one person.

Pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, shareholders generally pass resolutions and elect directors and auditors by the affirmative vote of an absolute majority of the share votes represented at the general meeting of shareholders unless otherwise provided by law or our articles of association. An absolute majority means at least half plus one additional vote represented at the meeting.

With respect to the election of directors, each holder of registered shares entitled to vote at the election has the right to vote, in person or by proxy, the number of registered shares (entitled to vote) held by him for as many persons as there are directors to be elected.
Supermajority Voting
Under Bermuda law and Tyco Electronics (Bermuda)'s Bye-laws, the approval of more than a majority of the outstanding voting shares is required in connection with, among others, the alteration or abrogation of all or
Under Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles, the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the registered shares, each

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Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
any special rights that may be attached to a class of shares which requires the sanction of a resolution passed at a separate general meeting of the holders of shares of that class	as represented at a general meeting is required to approve the following matters:
by a majority of not less than 75 percent of the votes cast.	•	the amendment to or the modification of our corporate purpose;
Under Tyco Electronics (Bermuda)'s	•	the creation of shares with preferred
Bye-laws, the approval of the amendment of		voting rights;
certain Bye-laws (which relate to issuance of
preferred shares by the board of directors; no	•	the alteration or amendment of
action by written consent; number, election		articles relating to the restriction on
and term of directors; shareholder rights		the registration of shares and, if
plans; business combinations; and the vote		Proposal No. 13 is approved, any
required for Bye-law amendments)		amendment in relation thereto;
require approval by the affirmative vote of
80% of the total votes of shares entitled to	•	the restriction on the exercise of the
vote on the relevant record date.		right to vote and any amendment in
relation thereto;
	•	an authorized or conditional increase in the nominal share capital;
	•	an increase in the nominal share capital through the conversion of capital surplus, through a contribution in kind, or in exchange for an acquisition of assets, or a grant of special privileges;
	•	the restriction or withdrawal of preemptive rights or advance subscription rights;
	•	a change in our place of incorporation;
	•	dissolution;
	•	a merger, demerger, conversion or other transaction as enumerated in the Merger Act to the extent required by the Merger Act; and
	•	if Proposal No. 13 is approved, the amendment of certain articles which relate to restrictions on the registration and voting of our shares, and certain other provisions.

In addition, pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, certain business combinations with interested shareholders require an affirmative vote of at least two-thirds of the shares entitled to vote which are not owned by interested shareholders, as discussed under "—Anti-Takeover Provisions—Restrictions on Certain Business Combinations."
Moreover, pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, the approval of the amendment of certain

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
articles (which relate to the inability of shareholders to act by written consent, the restrictions on business combinations with interested shareholders referred to above and the vote required for amendment of these two provisions) require the affirmative vote of 80% of the outstanding shares entitled to vote on the relevant record date.
For further information, refer to "Description of Our Share Capital After the Swiss Continuation—General Meeting of Shareholders and Voting Rights—Supermajority Voting."
Election of Directors
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of the holders of a majority of the votes cast by the holders of common shares at the meeting.

Only persons who are nominated in accordance with the procedures set forth in Tyco Electronics (Bermuda)'s Bye-laws are eligible for election as directors. Nominations of persons for election to the board of directors may be made at any annual general meeting of shareholders, or at any special general meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors, (b) by any shareholders of Tyco Electronics (Bermuda) pursuant to the valid exercise of the power granted under the Bermuda Companies Act, or (c) by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco Electronics (Bermuda)'s Bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth below.
Directors are elected at the annual general meeting of shareholders. Directors are elected by the affirmative vote of an absolute majority of the votes represented. An absolute majority means at least half plus one additional vote represented at the general meeting.

Nominations of persons for election to the board of directors may be made at any time prior to the shareholders meeting under Tyco Electronics (Switzerland)'s Proposed Swiss Articles, provided that the notice procedures set forth below are complied with. No prior notice is required to nominate a person for election prior to or at the shareholders meeting where such election is already on the agenda for that meeting.
Vacancies in the Board of Directors	The directors then in office have the power to fill casual vacancies on the board of directors.	Under Swiss law, a shareholder vote is required to fill vacancies on the board of directors.
Board of Directors
Tyco Electronics (Bermuda)'s Bye-laws provide that the number or maximum number of directors shall be such number not less than two as the board of directors by resolution may from time to time determine. The shareholders do not have power to determine the number or maximum number of directors. Tyco Electronics (Bermuda) currently has 11 directors.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide that the board of directors shall consist of at least two directors and no more than 13 directors. The shareholders have an exclusive right to change the size of the board by amending the articles of association.

2009 Special General Meeting Proxy Statement/Prospectus            81

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Term of Office of Directors
	Tyco Electronics (Bermuda)'s Bye-laws specifically provide for the election of directors at each annual general meeting of Tyco Electronics (Bermuda) and that each director shall hold office until the next annual election of directors and until his or her successor shall be elected and shall qualify.	Same.
Quorum for Board and Committee Meetings
	A majority of directors then in office constitutes a quorum for any meeting of the board. The quorum at a meeting of a committee of the board of directors is a majority of the members of the committee.	Same.
Special Meetings of the Directors	Special meetings may be called by the Chairman of the Board, the Chief Executive Officer, or by written application of four directors.
Special meetings may be called by the Chairman, upon the request of any director or the Chief Executive Officer, pursuant to Tyco Electronics (Switzerland)'s Proposed Organizational Regulations, subject to providing a reason for so requesting a meeting.
Resignation, Removal and Disqualification of Directors
The office of a director is vacated if he or she resigns by notice in writing or is removed with cause by a majority vote of shares outstanding and entitled to vote for the election of directors. Only shareholders may remove a director, and they may do so only with cause.
The office of a director is vacated if he or she resigns by notice. Only the shareholders may remove a director, and they may do so with or without cause by resolution at a shareholders' meeting where such removal was properly set on the agenda.
Board Committees	All committee members must be directors. Committee proceedings are regulated by the committees.	All committee members must be directors. Committee proceedings are regulated by the organizational regulations.
Notice of Meetings of Shareholders	Tyco Electronics (Bermuda)'s Bye-laws require notice of a general or special meeting of shareholders be given not less than 5 calendar days and not more than 60 calendar days prior to a meeting.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles require notice of a general or special meeting of shareholders to be published in the Swiss Official Journal of Commerce no less than 20 calendar days prior to a meeting.
Special Shareholder Meetings
The board of directors is required to convene a special general meeting at the request of shareholders holding not less than 10% of paid up voting capital. The meeting request must state the purpose of the proposed meeting.
The board of directors is required to convene an extraordinary general meeting of shareholders at the request of shareholders holding not less than 10% of registered shares. The meeting request must specify the items for the agenda and their proposals.
Shareholder Action by Written Consent	Shareholders may not take action and pass resolutions by written consent.	Same.

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Advance Notice of Director Nominations and Shareholder Proposals
Tyco Electronics (Bermuda)'s Bye-laws provide that no business may be transacted at an annual general or special general meeting of shareholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, (c) otherwise properly brought before the meeting by any shareholder pursuant to the valid exercise of the power granted under the Bermuda Companies Act, or (d) otherwise properly brought before the meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in Tyco Electronics (Bermuda)'s Bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the advance notice procedures set forth below; provided, in each case, that such business proposed to be conducted is, under applicable law, an appropriate subject for shareholder action.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide for substantially the same advance notice and director nomination procedures as Tyco Electronics (Bermuda)'s Bye-laws, with the addition of a disclosure requirement relating to derivative positions and any transaction, agreement, hedging arrangement or understanding that has been entered into of which the effect or intent is to increase or decrease the voting power of or the economic interest in shares or other securities of Tyco Electronics (Switzerland) of the shareholder. However, under Swiss law, nominations of persons for election to the board of directors may be made prior to or at the shareholders' meeting provided that the election of directors is a matter that has been included in the agenda.

As a general rule, under Swiss law, no prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

In order to comply with the advance notice procedures of Tyco Electronics (Bermuda)'s Bye-laws, a shareholder must give written notice to the corporate secretary on a timely basis. To be timely for an annual general meeting, notice must be delivered, or mailed and received, at least 120 days in advance of the first anniversary of the date that we released the proxy statement for the preceding year's annual general meeting, subject to certain exceptions.

To be timely for a special general meeting, notice must be delivered, or mailed and received, by the later of 120 days in advance of the meeting and the date that is ten days after the date of the first public announcement of the date of the meeting.

For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by SEC rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act and such other information as we reasonably may require to determine the eligibility of the proposed nominee.

2009 Special General Meeting Proxy Statement/Prospectus            83

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations

For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting, a discussion of any material interest of the shareholder in the business, a statement in support of the matter and any other information required by Rule 14a-8 under the Exchange Act. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares.
With respect to special meetings of shareholders, only the business brought before the special meeting in accordance with the Bye-laws may be conducted at the meeting.
Qualification of Proxy	Tyco Electronics (Bermuda)'s Bye-laws do not limit who may be appointed as a proxy and specifically provide that a shareholder may appoint a proxy who is not a shareholder.	Same.
Quorum for Shareholder Meetings	Quorum is the majority of the shares outstanding and entitled to vote.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide that all resolutions and elections made at a shareholders' meeting require the presence, in person or by proxy, of a majority of all shares entitled to vote.
Anti-Takeover Provisions
Preference Shares
Tyco Electronics (Bermuda)'s Bye-laws permit the board of directors to authorize, without shareholder approval, the issuance of preferred shares in one or more series and to fix for each series the number of shares which constitute the series, the voting power of the shares, and the designations, preferences and rights of, and qualifications, limitations or restrictions on, the shares. The issuance of such shares could be used to increase the number of outstanding shares and make a third party acquisition more difficult.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles do not permit its board of directors to authorize the issuance of preference shares (or any other special class of shares) without shareholder approval.
Voting Limitation	None.
Tyco Electronics (Switzerland)'s Proposed Swiss Articles contain a provision regarding voting rights that is customary for Swiss companies. This provision provides that to be able to exercise voting rights, holders of shares must

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Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
apply to us for enrollment in our share register (Aktienbuch) as shareholders with voting rights. Registered holders of shares may obtain the form of declaration from our transfer agent, which we expect will be BNY Mellon Shareowner Services after the Swiss Continuation. In order to exercise their voting rights, shareholders will be required to disclose their name and address and that they have acquired their shares in their name and for their account in order to be recorded in our share register as shareholders with voting rights.

If Proposal No. 12 is approved, no individual or legal entity will be permitted to, directly or indirectly, formally, constructively or beneficially own (as defined in the next paragraph below) or otherwise control voting rights ("Controlled Shares"), and therefore be registered as a shareholder with voting rights, with respect to 15% or more of the registered share capital. Notwithstanding the above, if and so long as the Controlled Shares of any individual or legal entity constitute 15% or more of the share capital, such individual or legal entity shall be entitled to cast votes at any annual general or special shareholders' meeting up to the 15% threshold. "Controlled Shares" are all shares of Tyco Electronics (Switzerland) directly, indirectly or constructively owned or beneficially by such individual or entity. Persons not expressly declaring themselves to be holding shares for their own account in the application for entry in the share register will not be registered as shareholders with voting rights. The board of directors may exempt shareholders from the registration and/or voting limitation in accordance with Swiss law, including nominees of clearing organizations for our shares.

Legal entities or partnerships or other associations or joint ownership arrangements which are linked through capital ownership or voting rights, through common management or in any other manner, as well as individuals, legal entities or partnerships (especially syndicates) which act in concert with intent to evade the regulations concerning the limitation on registration are considered as one shareholder or nominee.

2009 Special General Meeting Proxy Statement/Prospectus            85

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws		Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations

Failing registration as a shareholder with voting rights, shareholders may not participate in or vote at our shareholders' meetings, but will be entitled to dividends, distributions, preemptive rights, advance subscription rights and liquidation proceeds. Only shareholders that are registered as shareholders with voting rights on the relevant record date are permitted to participate in and vote at a general shareholders' meeting.
Shareholder Rights Plan
	The board of directors is authorized to adopt a shareholder rights plan without shareholder approval (i.e., a plan involving the issuance of securities below market price to some but not all shareholders as a takeover defense).		Shareholder approval would be required to adopt such a shareholder rights plan.
Restrictions on Certain Business Combinations
	Pursuant to Tyco Electronics (Bermuda)'s Bye-laws, Tyco Electronics (Bermuda) is prohibited from engaging in a "business combination" with any "interested shareholder" (each, as defined in the Bye-laws) for a period of three years following the time that such shareholder became an interested shareholder unless:		Same.
	•	prior to such time the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;
•
upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of Tyco Electronics (Bermuda) outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested shareholders) those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual general meeting or special general meeting of shareholders by the affirmative vote of at least two-thirds of the outstanding voting shares which are not owned by the interested shareholder.

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
Other Provisions that May have an Anti-Takeover Effect	As described above, shareholders may not act by written consent.	Same.
	As described above, shareholders are subject to advance notice provisions for nominations of directors and other proposals.	Same (subject to exceptions described above).
Liquidation	Upon liquidation, shareholders are entitled to receive any assets remaining after the payment of our debts and the expenses of the liquidation, subject to special rights of any other class of shares.	Same.
Sale, Lease or Exchange of Assets and Mergers
Under Bermuda law, there is no requirement for a company's shareholders to approve a sale, lease or exchange of all or substantially all of a company's property and assets. Bermuda law provides that a company may enter into a compromise or arrangement in connection with a scheme for the reconstruction of that company on terms that include the transfer of all or part of the undertaking or the property of that company to another company. Any compromise or arrangement of this kind requires the approval of a majority in number representing three-fourths in value of the creditors or class of creditors or shareholders or class of shareholders, as the case may be, present and
Business combinations and other transactions that are binding on all shareholders are governed by the Merger Act. A statutory merger or demerger requires that at least two-thirds of the voting rights and a majority of the par value of the registered shares represented at the general meeting of shareholders vote in favor of the transaction.

In addition, under Swiss law, the sale of the overwhelming part of a company's assets may require a resolution of the general meeting of shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of voting either in person or by proxy at the meeting, and the sanction of the Bermuda Supreme Court.

	Under Bermuda law, unless the bye-laws provide otherwise, an amalgamation pursuant to the Bermuda Companies Act requires the	the registered shares, each as represented at the general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:
	approval of an affirmative vote of three-fourths of those voting at a meeting of shareholders at which a requisite quorum is present (except in circumstances where the short form amalgamation procedure is	• the corporation sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;
	available and shareholder approval is not required, for example, amalgamating a parent with its wholly-owned subsidiary, or amalgamating two sister companies with the	• the corporation's assets, after the divestment, are not invested in accordance with the corporation's statutory business purpose; and
	same parent). Tyco Electronics (Bermuda)'s Bye-laws provide that the affirmative vote of the holders of record of a majority of the outstanding shares and subject to any additional vote required with respect to certain business combinations (as discussed under "—Anti-Takeover Provisions—Restrictions on Certain Business Combinations") on the relevant record date	• the proceeds of the divestment are not earmarked for reinvestment in accordance with the corporation's business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the corporation's business.

2009 Special General Meeting Proxy Statement/Prospectus            87

	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
	shall be required to approve the sale, lease or exchange of substantially all of the property and assets of Tyco Electronics (Bermuda).	If all of the foregoing apply, a shareholder resolution likely would be required.
Amendments to the Bye-laws, Articles of Association and Organizational Regulations
Pursuant to Tyco Electronics (Bermuda)'s Bye-laws, amendments to certain Bye-laws require the approval of the holders of 80% of the outstanding shares entitled to vote, while others require a majority of the shares present and voting (in person or represented by proxy) and entitled to vote on the matter at a general meeting.
Pursuant to Tyco Electronics (Switzerland)'s Proposed Swiss Articles, amendments to the articles of association require an affirmative vote of an absolute majority of the share votes represented at the general meeting of shareholders. Any amendment to articles of association providing for a higher quorum or voting threshold requires such higher quorum or voting threshold. See "—Supermajority Voting." Amendments of Tyco Electronics (Switzerland)'s organizational regulations will require an affirmative vote of a majority of the members of the board of directors.
Transfer Agent and Registrar	BNY Mellon Shareowner Services	Same.
Listing	New York Stock Exchange Bermuda Stock Exchange	New York Stock Exchange
Limitation of Liability and Indemnification
Tyco Electronics (Bermuda)'s Bye-laws provide that, as far as is permissible under the Bermuda Companies Act, a director or officer of Tyco Electronics (Bermuda), shall not be personally liable to Tyco Electronics (Bermuda) or its shareholders for any loss arising or liability attaching to such director or officer by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such director or officer may be guilty in relation to Tyco Electronics (Bermuda); provided, however, that this shall not apply to (a) any fraud or dishonesty of such director or officer, (b) such director's or officer's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda), or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.

Further, the Bye-laws provide that, as far as is permissible under the Bermuda Companies Act, Tyco Electronics (Bermuda) shall indemnify any current or former director or officer, against any expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any
As described below, Tyco Electronics (Switzerland)'s limitations on liability and indemnification will be substantially the same as Tyco Electronics (Bermuda)'s, except that Tyco Electronics (Switzerland) cannot indemnify a director or officer for an intentional or grossly negligent breach of his statutory duties.

Tyco Electronics (Switzerland)'s Proposed Swiss Articles provide that it shall indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers of Tyco Electronics (Switzerland) out of the assets of Tyco Electronics (Switzerland) from and against all threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—and all costs, charges, losses, damages, liabilities and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or by reason of the fact that he is or was a member of the

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	Bermuda law and Tyco Electronics (Bermuda)'s current memorandum of association and Bye-laws	Swiss law and Tyco Electronics (Switzerland)'s Proposed Swiss Articles and Proposed Organizational Regulations
threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved (a "proceeding"), by reason of the fact that he or she is or was a director or officer of Tyco Electronics (Bermuda); provided, however, that this provision shall not indemnify any such person against any liability arising out of (a) any fraud or dishonesty in the performance of such person's duty to Tyco Electronics (Bermuda), or (b) such person's conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda).

In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Tyco Electronics (Bermuda), Tyco Electronics (Bermuda) is obligated to indemnify each person described above against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to Tyco Electronics (Bermuda), or for conscious, intentional or willful breach of his or her obligation to act honestly and in good faith with a view to the best interests of Tyco Electronics (Bermuda), unless and only to the extent that the Supreme Court in Bermuda or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.	board of directors or an officer of Tyco Electronics (Switzerland), or while serving as a member of the board of directors or officer of Tyco Electronics (Switzerland) is or was serving at the request of Tyco Electronics (Switzerland) as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

The shareholders may adopt a resolution discharging the members of the board of directors of Tyco Electronics (Switzerland) from liability for business conduct during the previous fiscal year. Such release is effective only for facts that have been disclosed and only vis-à-vis Tyco Electronics (Switzerland) and those shareholders who have consented to the resolution. Such a resolution would require the approval of shareholders holding a majority of the registered shares represented at the general meeting.
Auditors
	Shareholders appoint an auditor at each annual general meeting to audit Tyco Electronics (Bermuda)'s consolidated accounts. The auditor holds office until the shareholders appoint another auditor in accordance with the Bermuda Companies Act. If so authorized by a resolution of the shareholders, the board of directors (or an authorized committee) may fix the auditor's fees.	The shareholders would appoint the auditors at the general meeting and the auditors would have powers and duties vested in them by Swiss law.

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EFFECTS OF THE SWISS CONTINUATION

Effect on Registered and Beneficial Shareholders

        To give effect to the Swiss Continuation, we will treat shareholders holding our shares in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Swiss Continuation for their beneficial holders holding our shares in "street name." These banks, brokers or other nominees may apply their own specific procedures for processing the Swiss Continuation. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered "Book-Entry" Shareholders

        Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have share certificates evidencing their ownership of our shares. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

  •
  If you hold registered shares in book-entry form, you do not need to take any action.

  •
  A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Effect on Registered Certificated Shares

        Some registered shareholders hold all their shares in certificated form or a combination of certificated and book-entry form. If any of your shares are held in certificated form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the Swiss Continuation. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares to the transfer agent. Upon receipt of your share certificate, you will be issued the appropriate number of shares electronically in book-entry form. No new shares in book-entry form will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. After the Swiss Continuation, we will issue shares only in uncertificated book-entry form and no shares will be issued in certificated form.

Procedure for Effecting the Swiss Continuation

        If the shareholders approve the proposal and the board of directors decides to implement the Swiss Continuation, it will become effective promptly following the Swiss Continuation, on a date determined by the board of directors in accordance with Section 132G and 132H of the Bermuda Companies Act, article 161 of the Swiss Federal Code on International Private Law and articles 620 et seq. of the Swiss Code. Beginning on the effective date, each certificate representing pre-Swiss Continuation shares will be deemed for all corporate purposes to evidence ownership of post-Swiss Continuation shares.

Tax Consequences of the Swiss Continuation

        The tax consequences of the Swiss Continuation to you may be complex and will depend on your specific situation. See "Material Tax Considerations." You are urged to consult your tax advisor for a full understanding of the tax consequences to you of the Swiss Continuation.

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MATERIAL TAX CONSIDERATIONS

        The information presented in this summary is a discussion of certain material US federal income tax, Swiss tax and Bermuda tax consequences of the Swiss Continuation and the increase in registered share capital to our shareholders and to us.

        You should consult your own tax advisor regarding the applicable tax consequences to you of the Swiss Continuation, the increase in registered share capital and of ownership and disposition of our shares under the laws of the United States (federal, state and local), Switzerland, Bermuda, and any other applicable jurisdiction.

US Federal Income Tax Considerations

  Scope of Discussion

        This discussion generally does not address any aspects of US taxation other than US federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Swiss Continuation, the increase in registered share capital or of holding and disposing of our shares, and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below also may apply to you. In particular, this discussion deals only with holders that hold their shares as capital assets and does not address the tax treatment of special classes of holders, such as:

  •
  a holder who, at any time within the five-year period ending on the date of the Swiss Continuation, actually or constructively owned 10% or more of the total combined voting power of all classes of our stock entitled to vote or who, at any time after the Swiss Continuation, actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  a bank or other financial institution;

  •
  a tax-exempt entity;

  •
  an insurance company;

  •
  a partnership, including any entity or arrangement treated as a partnership for US federal income tax purposes;

  •
  a person holding shares as part of a "straddle," "hedge," "integrated transaction," or "conversion transaction;"

  •
  a person holding shares through a partnership or other pass-through entity (including any entity or arrangement treated as a partnership or other pass-through entity for US federal income tax purposes);

  •
  a US expatriate;

  •
  a person who is liable for alternative minimum tax;

  •
  a broker-dealer or trader in securities or currencies;

  •
  a US holder whose "functional currency" is not the US dollar;

  •
  a regulated investment company;

  •
  a real estate investment trust;

  •
  a trader in securities who has elected the mark-to-market method of accounting for its securities;

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  •
  a holder who received our shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan; or

  •
  a non-corporate holder who, because of limitations under the US securities laws or other legal limitations, is not free to dispose of our shares without restriction.

        This discussion is based on the laws of the United States, including the US Internal Revenue Code of 1986, as amended, which we refer to as the "US Code," its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings, administrative pronouncements, and the US-Swiss Treaty, each as in effect on the date of this proxy statement/prospectus. These laws may change, possibly with retroactive effect. There can be no assurance that the United States Internal Revenue Service, which we refer to as the "IRS," will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

        For purposes of this discussion, a "US holder" is any beneficial owner of our shares that, for US federal income tax purposes, is:

  •
  an individual citizen or individual resident of the United States,

  •
  a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof including the District of Columbia,

  •
  an estate or trust, the income of which is subject to US federal income taxation regardless of its source, or

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more US persons have the authority to control all of its substantial decisions, or in certain cases, that has elected to be treated as a domestic trust.

        A "non-US holder" of shares is a beneficial owner of our shares that is neither a US holder nor a partnership (nor any other entity or arrangement treated as a partnership for US federal income tax purposes). For purposes of this summary, "holder" or "shareholder" means either a US holder or a non-US holder or both, as the context may require.

        If a partnership (including any entity or arrangement treated as a partnership for US federal income tax purposes) is a beneficial owner of shares, the tax treatment of a partner in that partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold shares, and partners in those partnerships, are urged to consult their tax advisors regarding the US federal income tax consequences to them of the Swiss Continuation, the increase in registered share capital and the ownership and disposition of our shares.

        In the discussion that follows, except as otherwise indicated, it is assumed, as we believe to be the case, that we have not been, and will not be, a passive foreign investment company before the Swiss Continuation and that we will not be a passive foreign investment company after the Swiss Continuation. See "US Holders—Passive Foreign Investment Company Considerations." It is also assumed, as we expect to be the case, that we will continue to be a foreign corporation for the foreseeable future.

  Tyco Electronics

  Consequences of the Increase in Registered Share Capital and Swiss Continuation.

        Increase in Registered Share Capital.    In connection with, and subject to, the Swiss Continuation, our board of directors has approved several steps under the Bermuda Companies Act to increase our registered share capital. These steps include an approximate 1-for-12 reverse share split, followed by the issuance of approximately 11 fully paid-up bonus shares per issued share at the new par value of US$ 2.40 per share. The bonus share issuance will be paid by capitalizing, first, accumulated earnings

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and, if necessary, contributed surplus. Giving effect to these steps, each shareholder will hold the same number of shares, with an increased par value, immediately following the Swiss Continuation as such shareholder held before the Swiss Continuation. For US federal income tax purposes, these two steps should be combined such that holders will be treated as exchanging their existing shares for new shares with an increased par value, a characterization that we refer to as the "Exchange." Based on this characterization, the Exchange will constitute a "reorganization" under Section 368(a)(1)(E) of the US Code, which we refer to as a "Recapitalization." Accordingly, we will not recognize gain or loss for US federal income tax purposes as a result of the increase of registered share capital.

        Swiss Continuation.    The Swiss Continuation will occur by way of a change in place of incorporation under the corporate laws of both Bermuda and Switzerland. The Swiss Continuation will constitute a "reorganization" under Section 368(a)(1)(F) of the US Code, which we refer to as an "F Reorganization." Pursuant to the US Code and the Treasury regulations, Tyco Electronics (Bermuda) will be treated as transferring all of its assets to Tyco Electronics (Switzerland) in exchange for Tyco Electronics (Switzerland) shares and the assumption by Tyco Electronics (Switzerland) of all liabilities of Tyco Electronics (Bermuda). The Tyco Electronics (Switzerland) shares in turn will be treated as having been distributed to our shareholders in exchange for their Tyco Electronics (Bermuda) shares.

  US Holders

  Consequences of the Increase in Registered Share Capital and Swiss Continuation

        Increase in Registered Share Capital.    As discussed above, the Exchange will constitute a Recapitalization. In addition, as to US holders of our shares, the Exchange will constitute a tax-free exchange under Section 1036 of the US Code. As a result, US holders will not recognize taxable gain or loss for US federal income tax purposes on the increase in registered share capital. Further, there are no reporting requirements under the US Code or the Treasury regulations for US holders under either characterization. A US holder's basis and holding period in its shares after the increase in registered share capital will be the same as such holder's basis and holding period in its shares before the increase in registered share capital. We urge US holders who hold their shares with differing bases or holding periods to consult their tax advisors with regard to identifying the bases and holding periods of their shares after the increase in the registered share capital.

        Swiss Continuation.    As discussed above, the Swiss Continuation will constitute an F Reorganization in which a US holder will be deemed to exchange its shares in Tyco Electronics (Bermuda) for shares in Tyco Electronics (Switzerland). Under the US Code and Treasury regulations, US holders generally will not recognize taxable gain or loss upon the deemed exchange of Tyco Electronics (Bermuda) shares solely for Tyco Electronics (Switzerland) shares, although US holders that own, or are treated as owning for US federal income tax purposes, 5 percent or more of our shares immediately after the Swiss Continuation may be required to file a "gain recognition agreement" with the IRS in order to preserve the tax-free treatment of the Swiss Continuation to them. US holders that own, or are treated as owning for US federal income tax purposes, 5 percent or more of our shares should consult their own tax advisors to determine whether to file such an agreement.

        A US holder's basis and holding period in its shares after the Swiss Continuation generally will be the same as such holder's basis and holding period in its shares before the Swiss Continuation. We urge US holders who hold their shares with differing bases or holding periods to consult their tax advisors with regard to identifying the bases and holding periods of their shares after the Swiss Continuation.

  Taxation of Distributions on Our Shares

        Following the Swiss Continuation, the gross amount of any distribution paid with respect to our shares, including any Swiss withholding tax on such amount, will be a dividend for US federal income

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tax purposes to the extent of current or accumulated earnings and profits (as determined for US federal income tax purposes). Although the resolutions authorizing distributions will be stated in Swiss francs, the Swiss franc amounts will be converted into US dollar amounts on the date of resolution and distribution will be made in US dollars. The amount of any distribution included in income by a US holder will be the US dollar amounts received by such US holder on the date of such distributions.

        With respect to non-corporate US holders, under current law certain dividends received from a "qualified foreign corporation" will be subject to US federal income tax at a maximum rate of 15%. In general, we will be treated as a qualified foreign corporation if our shares are listed on the New York Stock Exchange or certain other exchanges or we qualify for benefits under the US-Swiss Treaty. Our shares will continue to be listed on the New York Stock Exchange following the Swiss Continuation. This reduced rate is subject to a non-corporate US holder's satisfaction of certain holding period and other applicable requirements, and is not available for dividends paid by a passive foreign investment company (as described below) or in certain other situations. Furthermore, this reduced rate is scheduled to expire for dividends received in taxable years beginning on or after January 1, 2011.

        US holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends received by a corporate US holder generally will not be eligible for the dividends received deduction that is allowed to US corporate shareholders on dividends received from a US corporation.

        To the extent that a distribution paid with respect to our shares exceeds our current and accumulated earnings and profits (as determined for US federal income tax purposes), it will be treated as a non-taxable return of capital to the extent of the shareholder's basis in the shares, and thereafter generally should be treated as a capital gain. Special rules not here described may apply to shareholders who do not have a uniform basis and holding period in all of their shares. Any such shareholders should consult their own tax advisors.

        Subject to complex limitations, any Swiss withholding tax imposed on distributions to shareholders will be treated for US federal income tax purposes as a foreign tax that may be claimed as a foreign tax credit against the US federal income tax liability of a US holder. Any dividends (as determined under US federal income tax principles) we pay to you generally would be treated as foreign source income, which may be relevant in calculating your foreign tax credit limitation. It is possible for a portion of any such dividends to be treated as US source passive income instead of foreign source income if and to the extent that more than a de minimis amount of our earnings and profits out of which such dividends are paid is from sources within the United States, or under certain other circumstances that we consider unlikely to arise. You generally would not be able to claim a foreign tax credit with respect to Swiss withholding tax imposed on distributions that are treated as US source income unless you have other passive foreign source income as to which a foreign tax credit is not being claimed. In addition, in the case of a non-corporate US holder, special rules apply in determining the foreign tax credit limitation with respect to qualified dividend income that is subject to the maximum 15% tax rate.

        The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a foreign tax credit would be available. In lieu of claiming a foreign tax credit, US holders may claim a deduction for foreign taxes paid during a taxable year. Unlike a tax credit, a deduction generally does not reduce US federal income tax on a dollar-for-dollar basis.

  Dispositions of Shares

        US holders generally should recognize capital gain or loss for US federal income tax purposes on the sale, exchange, or other disposition of our shares in the same manner as on the sale, exchange, or other disposition of any other shares held as capital assets. Under current law, long-term capital gain of

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non-corporate US holders is subject to US federal income tax at a maximum rate of 15%. However, this reduced rate is scheduled to expire effective for taxable years beginning on or after January 1, 2011. There are limitations on the deductibility of capital losses. Gain, if any, generally will be US source gain and generally will constitute passive income for foreign tax credit limitation purposes.

  Passive Foreign Investment Company Considerations

        The treatment of US holders in some cases could be materially different from that described above if, at any relevant time, we were regarded as a passive foreign investment company, which we refer to as a "PFIC." For US federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year in which either (1) 75% or more of its gross income is passive income (as defined for US federal income tax purposes) or (2) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% (by total value) of the stock.

        Classification of a foreign corporation as a PFIC can have various adverse US federal income tax consequences to shareholders of the corporation who are "United States persons," as defined in the US Code. These consequences include taxation of gain on a sale or other disposition of the shares of the corporation at the maximum ordinary income rates and imposition of an interest charge on such gain or on distributions with respect to the shares. In addition, dividends paid by a PFIC are not eligible to be taxed at the reduced rates for non-corporate shareholders described above.

        We believe that we have not been a PFIC in any prior taxable year, and we do not expect that we will be a PFIC in the taxable year in which the Swiss Continuation will occur. Furthermore, we do not believe that we will be a PFIC following the Swiss Continuation. However, the tests for determining PFIC status are applied annually, and it is difficult to predict future income and assets relevant to this determination. Accordingly, we cannot assure US holders that we will not become a PFIC. If we should determine in the future that we are a PFIC, we will endeavor to so notify US holders, although there can be no assurance that we will be able to do so in a timely and complete manner. US holders should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        Dividends on our shares paid within the United States or through certain US-related financial intermediaries are subject to information reporting requirements and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding also may apply to the cash proceeds of a sale of our shares. Any amounts withheld under the backup withholding rules may be allowed as a refundable credit against the holder's US federal income tax liability, provided that the holder furnishes certain required information to the IRS.

        In addition to being subject to backup withholding, if a US holder does not provide us (or our paying agent) with the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

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  Non-US Holders

  Consequences of the Increase in Registered Share Capital, Swiss Continuation and Subsequent Disposition of the Shares

        In general, a non-US holder will not be subject to US federal income or withholding tax as a result of the Swiss Continuation or increase in registered share capital and will not be subject to US federal income or withholding tax on any gain recognized on a subsequent disposition of our shares, unless (1) such gain is effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, such gain is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States, (2) in the case of capital gain of a holder who is an individual, such holder is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met, or (3) such holder is subject to backup withholding.

  Taxation of Distributions on the Shares

        A non-US holder generally is not expected to be subject to US federal income tax on distributions paid with respect to our shares if such distributions are treated as dividends under US federal income tax principles, unless (1) the dividends are effectively connected with the holder's conduct of a trade or business in the United States and, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the holder in the United States or (2) such holder is subject to backup withholding.

        Except to the extent otherwise provided under an applicable tax treaty, a non-US holder generally will be taxed in the same manner as a US holder on dividends paid and gains recognized that are effectively connected with the holder's conduct of a trade or business in the United States. Also, under certain circumstances, effectively connected dividends received and gains recognized by a corporate non-US holder may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate), subject to certain adjustments.

  Information Reporting and Backup Withholding on Distributions and Disposition Proceeds with Respect to Shares

        In order to not be subject to backup withholding tax on distributions and disposition proceeds with respect to our shares, a non-US holder may be required to provide a taxpayer identification number, certify the holder's foreign status, or otherwise establish an exemption. Non-US holders of shares should consult their tax advisors regarding information reporting and backup withholding requirements in their particular situations, the availability of an exemption, and the procedure for obtaining such an exemption, if available. Any amount withheld from a payment to a non-US holder under the backup withholding rules may be allowed as a refundable credit against the holder's US federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Swiss Tax Considerations

  Scope of Discussion

        This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, federal withholding taxation, and federal stamp duty. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Swiss Continuation, of the increase in registered share capital, or of holding and disposing of our shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.

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        This discussion is based on the laws of the Confederation of Switzerland, including the Federal Income Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Duty Act of 1973, as amended, which we refer to collectively as the "Swiss tax law," existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement/prospectus or with a known future effective date. These laws may change, possibly with retroactive effect.

        For purposes of this discussion, a "Swiss holder" is any beneficial owner of shares that for Swiss federal income tax purposes is:

  •
  an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3 to 48 of the Federal Income Tax Act of 1990, as amended, or article 3 to 19 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended;

  •
  a corporation or other entity taxable as a corporation organized under the laws of the Switzerland under article 49 to 82 of the Federal Income Tax Act of 1990, as amended, or article 20 to 31 of the Federal Harmonization of Cantonal and Communal Income Tax Act of 1990, as amended; or

  •
  an estate or trust, the income of which is subject to Swiss income taxation regardless of its source.

        A "non-Swiss holder" of shares is a holder that is not a Swiss holder. For purposes of this summary, "holder" or "shareholder" means either a Swiss holder or a non-Swiss holder or both, as the context may require.

  Consequences of the Swiss Continuation to Shareholders

        No Swiss tax is due for non-Swiss holders upon the Swiss Continuation. If Swiss holders are beneficial owners of shares, they are urged to consult their tax advisors regarding the Swiss tax consequences to them of the Swiss Continuation.

        A Swiss resident individual Swiss holder can sell shares (before the increase of the par value and the Swiss Continuation takes place). A capital gain arising out of such a disposal of shares does generally not lead to income tax consequences for the selling Swiss resident individual Swiss holder, since such a capital gain is qualified as tax free capital gain. However, please consider that a realized loss also is disregarded for Swiss tax purposes. The only exception to the described tax treatment of capital gains for a Swiss resident individual relates to the case where the related shares form part of the business assets of a gainful activity. In such case the capital gain or loss fully impacts the taxable basis. See also "Swiss Capital Gains Tax upon Disposal of Shares" for non-Swiss holders.

  Consequences of the Increase in Registered Share Capital for Shareholders

        In contemplation of and prior to the Swiss Continuation, by way of an increase in registered share capital, the aggregate amount of par value of Tyco Electronics (Bermuda) will be increased. Accordingly, the nominal share capital of each share will be higher after the increase in registered share capital than before. The newly created nominal share capital of each share will be subject to income tax on federal, cantonal and communal levels for a Swiss resident individual who holds the shares as a private asset. However, for cantonal and communal income tax purposes, some exceptions to this general taxation principle may apply depending on the canton of residence of the concerned Swiss individual. No Swiss income tax consequences should arise at federal, cantonal and communal level for Swiss resident individuals who hold the shares as business assets as well as for corporate investors due to the applicable book value principle. Swiss shareholders should consult their tax advisor as to their specific tax effects.

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  Consequences of the Swiss Continuation to Tyco Electronics (Switzerland)

        Upon the effective date of the Swiss Continuation, Tyco Electronics (Switzerland) will be incorporated and resident in Switzerland and no longer incorporated in Bermuda. Under Swiss tax law as it applies to corporations, the Swiss Continuation is considered to be a tax neutral restructuring for us. Therefore, no Swiss income tax or withholding tax will be due from us as a result of the Swiss Continuation. The Swiss Continuation also is exempt from the Swiss issuance stamp tax provided that our registered share capital is not increased to an amount that exceeds 30% of the fair market value of our total assets.

  Taxation of Tyco Electronics (Switzerland) Subsequent to the Swiss Continuation

  Income Tax

        A Swiss resident company is subject to income tax at federal, cantonal and communal levels on its worldwide income. At the Swiss federal level, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are exempt from federal income tax. In addition, under current law and subject to confirmation of certain rulings/decisions to be obtained from the cantonal authorities, we expect that we will be exempt from cantonal and communal income tax. Provided at any given time in the future the complete income tax exemption at the cantonal and communal level should cease, we nonetheless expect that dividends and capital gains from sales of investments in subsidiaries to be exempt from cantonal and communal income tax as in the case of the Swiss federal income tax.

  Issuance Stamp Tax

        Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in the equity of Swiss companies. The applicable tax rate is 1% of the fair market value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by us may be subject to the issuance stamp tax unless the shares are issued in the context of a merger or other qualifying restructuring transaction.

        The issuance stamp tax is also levied on the issuance of certain debt instruments by Swiss companies. In such case, the rate would amount from 0.06% to 0.12% of nominal value per year of duration of the instrument (the rate depending on the instrument). No Swiss issuance stamp tax (at the rate described above) would be due on debt instruments issued by our non-Swiss subsidiaries, if we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Although we guarantee debt and credit facilities of our subsidiary Tyco Electronics Group S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no issuance stamp tax should be due.

  Swiss Withholding Tax on Certain Interest Payments

        A federal withholding tax is levied on the interest payments of certain debt instruments issued by Swiss companies. In such case, the rate would amount to 35% of the gross interest payment to the debtholders. No Swiss withholding tax would be due on interest payments on debt instruments issued by our non-Swiss subsidiaries, provided that we do not guarantee the debt instruments, or if such a guarantee is provided, the proceeds from the issuance by the non-Swiss subsidiary are not used for financing activities in Switzerland. Any such withholding tax may be fully or partially refundable to qualified debtholders either based on Swiss domestic tax law or based on existing double taxation treaties. Although we intend to guarantee certain debt of our subsidiary Tyco Electronics Group S.A., none of the proceeds has been or is expected to be used for financing activities in Switzerland. Consequently, no Swiss withholding tax should be due with respect to such obligations. In the event of

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the imposition of any such withholding tax, we would be required under some of its debt obligations to gross up the interest payments to cover the tax.

  Consequences to Shareholders Subsequent to the Swiss Continuation

        The tax consequences discussed below are not a complete analysis or listing of all the possible tax consequences that may be relevant to you. You should consult your own tax advisor in respect of the tax consequences related to receipt, ownership, purchase or sale or other disposition of Tyco Electronics (Switzerland) shares and the procedures for claiming a refund of withholding tax.

  Swiss Income Tax on Dividends and Similar Distributions

        A non-Swiss holder will not be subject to Swiss income tax on dividend income and similar distributions in respect of our shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See "Swiss Withholding Tax—Distributions to Shareholders."

  Swiss Capital Gains Tax upon Disposal of Shares

        A non-Swiss holder will not be subject to Swiss income tax for capital gains recognized upon a disposition of our shares unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal and federal income tax.

  Swiss Withholding Tax—Distributions to Shareholders

        A Swiss withholding tax of 35% is due on dividends and similar distributions to our shareholders, regardless of the place of residency of the shareholder (subject to the exceptions discussed under "Exemption from Swiss Withholding Tax—Distributions to Shareholders"). We will be required to withhold at such rate and remit on a net basis any payments made to a holder of our shares and pay such withheld amounts to the Swiss federal tax authorities. See "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

  Exemption from Swiss Withholding Tax—Distributions to Shareholders

        Under current Swiss tax law, distributions to shareholders in relation to a reduction of registered share capital are exempt from Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss corporate law, distributions to shareholders out of contributed surplus (as determined for Swiss tax purposes) will be exempt from the Swiss withholding tax. As described in "Proposal No. 3—Approval of an Increase in Our Registered Share Capital," upon completion of the Swiss Continuation, we expect to have a registered share capital and contributed surplus (as determined for Swiss tax purposes), such that the combination of the two should approximate US$ 10.6 billion.

        Consequently, we expect that a substantial amount of any potential future distributions may be exempt from Swiss withholding tax. For a description of how contributed surplus can be distributed under the Swiss Code, as in effect as of the date of this proxy statement/prospectus, see "Description of Our Share Capital After the Swiss Continuation—Dividends and Distributions."

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  Repurchases of Shares

        Under current Swiss tax law, repurchases by us of our shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value of the shares repurchased will not be subject to the Swiss withholding tax. Beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the portion of the repurchase price attributable to the contributed surplus (as determined for Swiss tax purposes) of the shares repurchased will also not be subject to the Swiss withholding tax. We would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and, beginning on January 1, 2011, subject to the adoption of implementing regulations and amendments to Swiss tax law, the related amount of contributed surplus (as determined for Swiss tax purposes). We would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of our shares and pay the withholding tax to the Swiss federal tax authorities.

        With respect to the refund of Swiss withholding tax from the repurchase of shares, see "Refund of Swiss Withholding Tax on Dividends and Other Distributions."

        In most instances, Swiss companies listed on the SIX Swiss Exchange, or SIX, carry out share repurchase programs through a "second trading line" on the SIX. Swiss institutional investors typically sell the shares on the second trading line back to the corporation. The Swiss institutional investors are generally able to receive a full refund of the withholding tax. Due to, among other things, the time delay between the sale to the corporation and the institutional investors' receipt of the refund, the price companies pay to repurchase their shares has historically been slightly higher (but less than 1.0%) than the price of such companies' shares in ordinary trading on the SIX first trading line.

        We do not expect to be able to use the SIX second trading line process to repurchase our shares because we do not intend to list our shares on the SIX. We do, however, intend to follow an alternative process whereby we expect to be able to repurchase our shares in a manner that should allow qualified Swiss banks selling the shares to us to receive a refund of the Swiss withholding tax and, therefore, accomplish the same purpose as share repurchases on the second trading line at substantially the same cost to us and such market participants as share repurchases on a second trading line.

        The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with stock incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax. However, see "Comparison of Shareholder Rights Before and After the Swiss Continuation" for a discussion on the limitations on the amount of repurchased shares that can be held as treasury shares.

  Refund of Swiss Withholding Tax on Dividends and Other Distributions

        Swiss Holders.    A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of the shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident's income tax return, or in the case of an entity, includes the taxable income in such resident's income statement.

        Non-Swiss Holders.    A non-Swiss holder that receives a distribution and does not hold the shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above.

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You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.

        Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with numerous countries, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded.

        US Residents.    The US-Swiss Treaty provides that US residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion of that withholding tax exceeding 15% (leading to a refund of 20%) or 100% of the amount of Swiss withholding tax paid in the case of a shareholder that is a qualified pension fund. Please refer to the discussion under "—US Federal Income Tax Considerations—US Holders—Taxation of Distributions on the Shares" for applicability of US foreign tax credits for any net withholding tax paid.

        As a general rule, the refund will be granted under the US-Swiss Treaty if the US resident can show evidence of:

  •
  beneficial ownership;

  •
  US residency; and

  •
  meeting the US-Swiss Treaty's limitation on benefits requirements.

        The claim for refund must be filed with the Swiss federal tax authorities (Eigerstrasse 65, 3003 Berne, Switzerland) not later than December 31 of the third year following the year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities, and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss federal tax authorities at the address mentioned above. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.

        Stamp Duties in Relation to the Transfer of Shares.    The purchase or sale of shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Swiss Federal Stamp Tax Act and no exemption applies in the specific case.

        We expect to qualify as a securities dealer as defined in the Swiss Federal Stamp Tax Act because we will report in our balance sheet taxable securities as defined in the Swiss Federal Stamp Tax Act, namely investments, at an amount exceeding 10 million Swiss francs. As a result, we will be required to register as a securities dealer with the Federal Tax Administration before the liability for the tax commences. The liability for the tax commences six months after the closing of our first fiscal year as a Swiss entity.

        If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due. The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration.

Bermuda Tax Considerations

        Neither the Swiss Continuation nor the increase in registered share capital will result in any income tax consequences under Bermuda law to Tyco Electronics (Bermuda), Tyco Electronics (Switzerland), or to our respective shareholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth information regarding beneficial ownership of Tyco Electronics' common shares as of February 15, 2009 by the following groups:

  •
  each executive officer named in the Summary Compensation Table appearing in "Part III. Item 11. Executive Compensation—Executive Officer Compensation" of our Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        The address of our executive officers and directors is c/o Tyco Electronics, 1050 Westlakes Drive, Berwyn, Pennsylvania 19312.

Beneficial Owner	Number of Common Shares Beneficially Owned(1)
Directors and Executive Officers:
Thomas J. Lynch(2)(3)(4)	986,390
Terrence R. Curtin(2)(4)	171,536
Robert A. Scott(2)(4)	102,706
Minoru Okamoto(2)(4)	328,899
Alan C. Clarke(2)(4)	121,455
Jane A. Leipold(2)(4)	139,719
Pierre R. Brondeau(3)(5)	10,585
Ram Charan(3)(5)	10,585
Juergen W. Gromer(3)(4)(5)	594,957
Robert M. Hernandez(3)(5)(6)	45,585
Daniel J. Phelan(3)(5)	10,585
Frederic M. Poses(3)(5)	206,667
Lawrence S. Smith(3)(5)(7)	17,100
Paula A. Sneed(3)(5)	14,193
David P. Steiner(3)(5)	10,585
John C. Van Scoter(3)(5)	5,670
All current directors and executive officers as a group (23 persons)(4)(5)	3,010,167

(1)
The number shown reflects the number of common shares owned beneficially as of February 15, 2009, based on information furnished by the persons named, public filings and Tyco Electronics records. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated in the notes below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to all shares beneficially owned by such person. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after February 15, 2009. All current directors and executive officers as a group beneficially own less than 1% of outstanding common shares as of February 15, 2009.

(2)
The named person is an executive officer.

(3)
The named person is a director.

(4)
Includes common shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days after February 15, 2009 as follows: Mr. Lynch-893,204; Mr. Curtin-155,366; Mr. Scott-83,657; Mr. Okamoto-316,542; Mr. Clarke-107,700;

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  Ms. Leipold-127,955; Dr. Gromer-506,934; all current directors and executive officers as a group-2,398,178.

(5)
Includes vested deferred stock units (DSUs) as follows: Dr. Brondeau-10,585; Dr. Charan-10,585; Dr. Gromer-10,546; Mr. Hernandez-10,585; Mr. Phelan-10,585; Mr. Poses-11,865; Mr. Smith-14,165; Ms. Sneed-12,993; Mr. Steiner-10,585; Mr. Van Scoter-5,670. Distribution of DSUs will occur upon the termination of the individual's service on the board of directors. Upon such termination, Tyco Electronics will issue the number of common shares equal to the aggregate number of DSUs credited to the individual, including DSUs received through the accrual of dividend equivalents.

(6)
Includes 35,000 shares held in a trust over which Mr. Hernandez has dispositive power.

(7)
Includes 1,860 shares held in a trust over which Mr. Smith has dispositive power. Mr. Smith disclaims beneficial ownership of such shares.

        The following table sets forth the information indicated for persons or groups known to us to be beneficial owners of more than 5% of our outstanding common shares beneficially owned as of February 15, 2009.

Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Class
T. Rowe Price Associates, Inc.(1)	36,439,465	8.0%
100 East Pratt Street
Baltimore, MD 21202
Dodge & Cox(2)	27,570,442	6.0%
555 California Street, 40th Floor
San Francisco, CA 94104

(1)
This information is based on a Schedule 13G filed with the SEC on February 12, 2009 by T. Rowe Price Associates, Inc., which reported sole voting and dispositive power as follows: sole voting power—7,148,651 and sole dispositive power—36,439,465.

(2)
This information is based on a Schedule 13G filed with the SEC on February 11, 2009 by Dodge & Cox, which reported sole and shared voting power and sole dispositive power as follows: sole voting power—26,240,692, shared voting power—68,225 and sole dispositive power—27,570,442.

2009 Special General Meeting Proxy Statement/Prospectus            103

MARKET PRICE AND DIVIDEND INFORMATION

        Our common shares are listed and traded on the New York Stock Exchange ("NYSE") and the Bermuda Stock Exchange under the symbol "TEL." They began trading on the NYSE on a "when-issued" basis on June 14, 2007, prior to our spin-off from Tyco International Ltd. on June 29, 2007. Following the Swiss Continuation, our shares will continue to be listed on the NYSE but will cease to be listed on the Bermuda Stock Exchange.

        The following table sets forth the high and low closing sales prices of our common shares as reported by the NYSE, and the dividends declared on our shares, for the quarterly periods from and after June 14, 2007.

	Market Price Range
			Dividend Per Share
	High	Low
Fiscal Year Ended September 28, 2007
Third Quarter (June 14 through June 29, 2007)	$39.75	$35.95	$—
Fourth Quarter	40.30	32.45	0.14
Fiscal Year Ended September 26, 2008
First Quarter	$37.97	$31.36	$0.14
Second Quarter	37.13	31.18	0.14
Third Quarter	40.12	34.04	0.14
Fourth Quarter	37.40	26.90	0.16
Fiscal Year Ending September 25, 2009
First Quarter	$27.66	$12.97	$0.16
Second Quarter (through March 11, 2009)	$17.55	$7.44	N/A

        On March 9, 2009, there were 37,798 holders of record of Tyco Electronics' common shares. On March 11, 2009, the last reported sale price of the shares on the NYSE was US$ 8.67 per share.

Dividend Policy

        Upon the effectiveness of the Swiss Continuation, future dividends on our common shares or reductions of registered share capital for distribution to shareholders, if any, must be approved by shareholders. In exercising their discretion to recommend to the shareholders that such dividends and distributions be approved, our board of directors will consider our results of operations, cash requirements and surplus, financial condition, statutory requirements of applicable law, contractual restrictions and other factors that they may deem relevant. We may from time to time enter into financing agreements that contain financial covenants and restrictions, some of which may limit our ability to pay dividends or to distribute capital reductions. For information concerning the impact of Swiss law on the payment of dividends and distributions, see "Description of Our Share Capital After the Swiss Continuation—Dividends and Distributions."

104            2009 Special General Meeting Proxy Statement/Prospectus

 FUTURE SHAREHOLDER PROPOSALS

        Tyco Electronics anticipates that its 2010 annual meeting of shareholders will be held on or about [    •    ], 2010.

Shareholder Proposals for Inclusion in the 2010 Proxy Statement if the Swiss Continuation is Approved and Implemented

        Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and Article 14 of the Proposed Swiss Articles will be considered for inclusion in Tyco Electronics Ltd.'s 2010 proxy statement and proxy card for the meeting if the proposal is received in writing by Tyco Electronics Ltd.'s Secretary no later than [    •    ], 2009. The notice of proposal must comply with the requirements established by the SEC and must include the information specified in Article 14 of Tyco Electronics Ltd.'s Proposed Swiss Articles and must be a proper subject for shareholder action under Swiss law.

        Article 14 of Tyco Electronics Ltd.'s Proposed Swiss Articles sets forth the procedures a shareholder must follow to request that an item be put on the agenda of a general meeting of shareholders. No prior notice is required to bring proposals (including the nomination of persons for election to the board of directors) prior to or at a general meeting of shareholders where such proposals relate to items that are already included on the agenda for that meeting.

        Proposals should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., Rheinstrasse 20, CH-8200 Schaffhausen, Switzerland.

        Tyco Electronics will furnish a copy of its Proposed Swiss Articles to any shareholder without charge upon written request to the Secretary.

Shareholder Proposals for Inclusion in the 2010 Proxy Statement if the Swiss Continuation is Not Approved and Implemented

        Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and Section 29.A of the Bye-laws will be considered for inclusion in the 2010 proxy statement and proxy card for the meeting if the proposal is received in writing by Tyco Electronics's Secretary no later than [    •    ], 2009. The notice of proposal must comply with the requirements established by the SEC and must include the information specified in Section 29.B of the Bye-laws and must be a proper subject for shareholder action under Bermuda law.

        Section 30 of the Bye-laws sets forth the procedures a shareholder must follow to nominate directors at the Annual General Meeting. Nominations may be made by any shareholder of Tyco Electronics pursuant to the valid exercise of the power granted under the Bermuda Companies Act, or by any shareholder of Tyco Electronics who is a shareholder of record on the date of the giving of the notice provided for in Section 30 of the Bye-laws and on the record date for the determination of shareholders entitled to vote at such meeting, and who complies with the procedures set forth in Section 29 of the Bye-laws.

        Proposals should be addressed to Harold G. Barksdale, Secretary, Tyco Electronics Ltd., 96 Pitts Bay Road, Pembroke HM 08 Bermuda.

        Tyco Electronics will furnish a copy of its Bye-laws to any shareholder without charge upon written request to the Secretary.

2009 Special General Meeting Proxy Statement/Prospectus            105

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy these materials at the SEC reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on their public reference room. Our SEC filings are also available to the public at the SEC's Web site (http://www.sec.gov).

        The SEC's Web site contains reports, proxy statements and other information regarding issuers, like us, that file electronically with the SEC. You may find our reports, proxy statements and other information at the SEC Web site. In addition, you can obtain reports and proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        We maintain a Web site on the Internet at http://www.tycoelectronics.com. We make available free of charge, on or through our Web site, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this proxy statement/prospectus.

LEGAL MATTERS

        The validity of the shares being registered will be passed upon for us by Bär & Karrer AG, Zürich, Switzerland. Certain Swiss tax matters will be passed upon for us by PricewaterhouseCoopers AG, Zürich, Switzerland. Certain tax matters relating to the Swiss Continuation under Bermuda law will be passed upon for us by Appleby, Bermuda counsel to Tyco Electronics Ltd. Certain United States federal income tax matters will be passed upon for us by Sutherland Asbill & Brennan LLP.

EXPERTS

        The consolidated and combined financial statements and the related financial statement schedule incorporated in this proxy statement/prospectus by reference from the Annual Report on Form 10-K/A of Tyco Electronics Ltd. and its subsidiaries (the "Company") for the year ended September 26, 2008, and the effectiveness of Tyco Electronics Ltd.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and which reports (1) express an unqualified opinion on the consolidated and combined financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, c) the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2007 and d) certain guarantee commitments with Tyco International and Covidien Ltd., and (2) express an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness. Such consolidated and combined financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

106            2009 Special General Meeting Proxy Statement/Prospectus

 INCORPORATION BY REFERENCE

        Tyco Electronics Ltd. "incorporates by reference" information into this proxy statement/prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained in this proxy statement/prospectus, in a supplement to this proxy statement/prospectus or a subsequently filed document that is incorporated by reference. This proxy statement/prospectus incorporates by reference the documents set forth below, which Tyco Electronics Ltd. has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the US Securities Exchange Act of 1934, as amended, except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

  •
  Annual Report on Form 10-K/A for the fiscal year ended September 26, 2008, filed on January 16, 2009;

  •
  Quarterly Report on Form 10-Q for the fiscal quarterly period ended December 26, 2008, filed on February 3, 2009;

  •
  Current Report on Form 8-K, filed on November 25, 2008;

  •
  Current Report on Form 8-K, filed on January 14, 2009;

  •
  Current Report on Form 8-K, filed on January 14, 2009;

  •
  Current Report on Form 8-K/A, filed on January 14, 2009;

  •
  Current Report on Form 8-K, filed on January 30, 2009; and

  •
  Current Report on Form 8-K, filed on March 5, 2009.

        Statements made in this preliminary proxy statement/prospectus, in any definitive proxy statement/prospectus or in any document incorporated by reference in this proxy statement/prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part or as an exhibit to the documents incorporated by reference.

        We will provide to you, at no cost, a copy of any document incorporated by reference in this preliminary proxy statement/prospectus, any definitive proxy statement/prospectus and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings from us by mail at the following address: Tyco Electronics Ltd., 96 Pitts Bay Road, Second Floor, Pembroke HM 08, Bermuda, or by telephone at the following telephone number: (441) 294-0607.

Annex A—Proposed Articles of Association of Tyco Electronics Ltd.

Annex B—Proposed Organizational Regulations of Tyco Electronics Ltd.

2009 Special General Meeting Proxy Statement/Prospectus            107

ANNEX A

Articles of Association

Statuten der Tyco Electronics Ltd.		Articles of Association of Tyco Electronics Ltd.
I.	Firma, Sitz, Zweck und Dauer der Gesellschaft	I.	Company Name, Domicile, Purpose and Duration of the Company
Art. 1 Firma und Sitz		Art. 1 Name and Domicile
[1]Unter der Firma		[1]Under the company name of
Tyco Electronics Ltd. (Tyco Electronics AG) (Tyco Electronics SA)		Tyco Electronics Ltd. (Tyco Electronics AG) (Tyco Electronics SA)
besteht eine Aktiengesellschaft gemäss den Bestimmungen des OR mit Sitz in Schaffhausen.		a corporation exists according to the provisions of the CO having its seat in Schaffhausen.
[2]Sofern in diesen Statuten nicht anders vorgesehen, haben definierte Begriffe die Bedeutung gemäss Art. 33 und 34 dieser Statuten.		[2]Unless otherwise defined in these Articles of Association, capitalized terms shall have the meaning ascribed to such terms in art. 33 and 34 hereof.
Art. 2 Zweck		Art. 2 Purpose

[1]Hauptzweck der Gesellschaft ist der Erwerb, das Halten und der Verkauf von Beteiligungen an Unternehmen. Die Gesellschaft kann Finanz- und Management- transaktionen ausführen. Sie kann Zweigniederlassungen und Tochtergesellschaften im In- und Ausland errichten. Die Gesellschaft kann im In- und Ausland Grundstücke erwerben, halten und veräussern.
[1]The main purpose of the Company is to acquire, hold, manage, and sell equity participations. The Company may carry out finance and management transactions and may set up branches and subsidiaries in Switzerland and abroad. The Company may acquire, hold and sell real estate in Switzerland and abroad.
[2]Die Gesellschaft kann alle Tätigkeiten ausüben und Massnahmen ergreifen, die geeignet erscheinen, den Zweck der Gesellschaft zu fördern oder mit diesem zusammenhängen.		[2]The Company may engage in all types of transactions and may take all measures that appear appropriate to promote the purpose of the Company or that are related to the same.
Art. 3 Dauer		Art. 3 Duration
Die Dauer der Gesellschaft ist unbeschränkt.		The duration of the Company is unlimited.

2009 Special General Meeting Proxy Statement/Prospectus            A-1

II.	Aktienkapital	II.	Share Capital
Art. 4 Aktienkapital		Art. 4 Share Capital
[1]Das Aktienkapital der Gesellschaft beträgt CHF [...]. Es ist eingeteilt in [...] Millionen Namenaktien mit einem Nennwert von CHF [...] je Aktie.		[1]The Company's share capital is CHF [...]. It is divided into [...] million registered shares with a par value of CHF [...] each.
[2]Das Aktienkapital ist voll liberiert.		[2]The share capital is fully paid up.
Art. 5 Genehmigtes Aktienkapital		Art. 5 Authorized Capital

[1]Der Verwaltungsrat ist ermächtigt, das Aktienkapital jederzeit bis zum [...] im Maximalbetrag von CHF [...] durch Ausgabe von höchstens [...] vollständig zu liberierenden Namenaktien mit einem Nennwert von CHF [...] je Aktie zu erhöhen.
[1]The Board of Directors is authorized to increase the share capital at any time until [...] by an amount not exceeding CHF [...] through the issuance of up to [...] fully paid up registered shares with a par value of CHF [...] each.

[2]Erhöhungen durch Festübernahmen und Erhöhungen in Teilbeträgen sind zulässig. Der Verwaltungsrat legt den Zeitpunkt der Ausgabe, den Ausgabebetrag, die Art, wie die neuen Aktien zu liberieren sind, den Beginn der Dividendenberechtigung, die Bedingungen für die Ausübung der Bezugsrechte sowie die Zuteilung der Bezugsrechte, welche nicht ausgeübt werden, fest.
[2]Increases through underwritten offerings or in partial amounts are permitted. The Board of Directors shall determine the time of the issuance, the issue price, the manner in which the new shares have to be paid up, the date from which the shares carry the right to dividends, and the conditions for the exercise of preemptive rights that have not been exercised.

[3]Der Verwaltungsrat kann nicht ausgeübte Bezugsrechte verfallen lassen oder kann Bezugsrechte, welche nicht ausgeübt wurden oder Aktien, für welche Bezugsrechte nicht ausgeübt wurden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.
[3]The Board of Directors may allow the pre-emptive rights that have not been exercised to expire, or it may place the preemptive rights which have not been exercised or shares the preemptive rights of which have not been exercised at market conditions or use them otherwise in the interest of the Company.
[4]Der Verwaltungsrat kann die Bezugsrechte der Aktionäre beschränken oder entziehen und einzelnen Aktionären oder Dritten zuweisen:		[4]The Board of Directors is authorized to withdraw or limit the preemptive rights of the shareholders and to allot them to individual shareholders or third parties:
(a)	wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird;	(a)	if the issue price of the new shares is determined by reference to the market price;
(b)
	für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen oder für die Finanzierung oder Refinanzierung solcher Transaktionen oder die Finanzierung von neuen Investitionsvorhaben der Gesellschaft;	(b)
for the acquisition of an enterprise, part(s) of an enterprise or investments, or for the financing or refinancing of any such transactions, or for the financing of new investment plans of the Company;

A-2            2009 Special General Meeting Proxy Statement/Prospectus

(c)	zum Zweck der Erweiterung des Aktionärskreises in gewissen Finanz- oder Investorenmärkten, zur Beteiligung von strategischen Partnern oder im Zusammenhang mit der Kotierung neuer Aktien an in- oder ausländischen Börsen;	(c)	for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the investment of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;
(d)
	für die Einräumung einer Mehrzuteilungsoption ("Greenshoe") von bis zu 20% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs;	(d)	for purposes of granting an over- allotment option ("greenshoe") of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);
(e)
	für die Beteiligung von Verwaltungsräten der Gesellschaft, Mitgliedern der Geschäftsleitung, Mitarbeitern, Beauftragten, Beratern oder anderer Personen, die der Gesellschaft oder einer ihrer Tochtergesellschaften oder Nahestehende Gesellschaften Dienstleistungen erbringen; oder	(e)
for the participation of Directors of the Company, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its subsidiaries or Affiliates; or
(f)
	zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot gegenüber den Aktionären nicht als fair beurteilt hat.	(f)
for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be fair to the shareholders.
[5]Der Erwerb von Namenaktien aus genehmigtem Kapital zu allgemeinen Zwecken sowie alle weiteren Übertragungen von Namenaktien unterliegen den Beschränkungen gemäss Art. 8 der Statuten.
[5]The acquisition of registered shares out of authorized share capital for general purposes and any further transfers of registered shares shall be subject to the restrictions specified in Art. 8 of the Articles of Association.

2009 Special General Meeting Proxy Statement/Prospectus            A-3

Art. 6 Bedingtes Aktienkapital	Art. 6 Conditional Share Capital
[1]Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF [...] durch Ausgabe von höchstens [...] vollständig zu liberierenden Namenaktien mit einem Nennwert von je CHF [...] erhöht	[1]The share capital of the Company shall be increased by an amount not exceeding CHF [...] through the issue of a maximum of [...] registered shares, payable in full, with a par value of CHF [...] each
(a)
durch die Ausübung von Wandel-, Options-, Tausch-, Bezugs-, oder ähnlichen Rechten (nachfolgend die "Rechte"), welche Dritten oder Aktionären in Verbindung mit auf nationalen oder internationalen Kapitalmärkten neu oder bereits begebenen Anleihensobligationen (inklusive Wandel- und Optionsanleihen), Optionen, Warrants oder anderen Finanzmarktinstrumenten oder neuen oder bereits bestehenden vertraglichen Verpflichtungen der Gesellschaft, einer ihrer Gruppengesellschaften oder einer ihrer Rechtsvorgänger eingeräumt werden (nachfolgend die "mit Rechten verbundenen Obligationen"); und/oder	(a)
through the exercise of conversion, option, exchange, warrant or similar rights for the subscription of shares (hereinafter the "Rights") granted to third parties or shareholders in connection with bonds (including convertible bonds and bonds with options), options, warrants or other securities issued or to be issued in national or international capital markets or new or already existing contractual obligations by or of the Company, one of its group companies or any of their respective predecessors (hereinafter the "Rights-Bearing Obligations"); and/or
(b)
durch die Ausübung von Rechten aus mit Rechten verbundenen Obligationen, welche an Mitglieder des Verwaltungsrats, Mitglieder der Geschäftsleitung, Arbeitnehmer, Beauftragte, Berater oder andere Personen, welche für die Gesellschaft, ihre Gruppengesellschaften oder Nahestehende Gesellschaften Dienstleistungen erbringen, gewährt wurden.	(b)
the exercise of rights attached to Rights-Bearing Obligations granted to members of the Board, members of the executive management, employees, contractors, consultants or other persons providing services to the Company, group companies or Affiliates.
[2]Der Verwaltungsrat legt die Ausgabekonditionen für die mit Rechten verbundenen Obligationen fest, inklusive die Bedingungen für die Wandlung, die Option, den Tausch, den Bezug oder ähnliche Rechte.	[2]The Board of Directors shall determine the issue conditions for the Rights-Bearing Obligations including the conditions for the conversion, option, exchange, warrant or similar rights.

[3]Die Bezugsrechte der Aktionäre bezüglich der Aktien, welche gemäss diesem Artikel ausgegeben werden, sind ausgeschlossen. Berechtigt zum Bezug neuer Aktien sind die obgenannten Inhaber der mit Rechten verbundenen Obligationen gemäss Art. 6 lit. b oder die in Art. 6 lit. a aufgeführten Personen.
[3]Shareholders' preemptive rights are excluded with respect to new shares issued in accordance with this article. Holders of the Rights-Bearing Obligations according to art. 6 para. 1 lit. b and the persons listed in art. 6 para. 1 lit. a above, respectively, are entitled to the new shares to be issued upon conversion, exercise or exchange.

A-4            2009 Special General Meeting Proxy Statement/Prospectus

[4]Die Vorwegzeichnungsrechte der Aktionäre bei der Ausgabe von mit Rechten verbundenen Obligationen durch die Gesellschaft oder eine ihrer Gruppengesellschaften können durch Beschluss des Verwaltungsrates beschränkt oder aufgehoben werden, wenn (i) die Ausgabe zum Zweck der Finanzierung oder Refinanzierung einer Übernahme von Unternehmen, Unternehmensteilen, Beteiligungen oder Investitionen dient oder (ii) die Ausgabe auf nationalen oder internationalen Finanzmärkten oder im Rahmen einer Privatplatzierung erfolgt oder (iii) zur Abwehr eines unterbreiteten, angedrohten oder potentiellen Übernahmeangebotes, welches der Verwaltungsrat, nach Konsultation mit einem von ihm beigezogenen unabhängigen Finanzberater, den Aktionären nicht zur Annahme empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot gegenüber den Aktionären nicht als fair beurteilt hat.		[4]Shareholders' advance subscription rights with regard to the issuance of the Rights-Bearing Obligations by the Company or one of its group companies may be withdrawn or limited by the Board of Directors if (i) the issuance is for purposes of financing or refinancing the acquisition of an enterprise, part(s) of an enterprise, investments in equity or other investments, or (ii) the issuance occurs in the national or international capital markets or through a private placement or (iii) for the defense of an actual, threatened or potential takeover bid, in relation to which the Board of Directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the Board of Directors has not found the takeover bid to be fair to the shareholders.
[5]Werden Vorwegzeichnungsrechte beschränkt oder aufgehoben und nicht indirekt gewährt, gilt vorbehältlich Art. 6 Abs. 6 Folgendes:		5If advance subscription rights are limited or excluded and not granted indirectly then, subject to art. 6 para. 6 below:
(a)	die mit Rechten verbundenen Obligationen sind zu den jeweils marktüblichen Bedingungen auszugeben oder einzugehen;	(a)	the Rights-Bearing Obligations shall be issued or entered into at market conditions;
(b)	die mit Rechten verbunden Obligationen sind höchstens während 30 Jahren ab dem jeweiligen Zeitpunkt der betreffenden Ausgabe oder des betreffenden Abschlusses wandel-, tausch-, oder ausübbar; und	(b)	the Rights-Bearing Obligations may be converted, exchanged or exercised during a maximum period of 30 years from the date on which the Rights-Bearing Obligations are issued; and
(c)
	der Wandlungs-, Tausch-, oder Ausübungspreis der mit Rechten verbundenen Obligationen ist mindestens unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der mit Rechten verbundenen Obligationen festzusetzen.	(c)
the conversion, exchange or exercise price of the Rights-Bearing Obligations is to be set at least in line with the market conditions prevailing at the date on which the Rights-Bearing Obligations are issued.

[6]Neue Aktien, welche gemäss Art. 6 Abs. 1 lit. b ausgegeben werden, können zu einem Preis ausgegeben werden, der unter dem aktuellen Marktpreis liegt. Der Verwaltungsrat bestimmt die genauen Ausgabekonditionen, inklusive den Ausgabepreis der Aktien.
[6]Any new shares issued in accordance with art. 6 para. 1 lit. b may be issued at a price below the then current market price. The Board of Directors shall specify the precise conditions of issue including the issue price of the shares.

2009 Special General Meeting Proxy Statement/Prospectus            A-5

[7]Der Erwerb von Namenaktien durch Ausübung von Wandel- oder Optionsrechten sowie alle weiteren Übertragungen von Namenaktien unterliegen den Beschränkungen gemäss Art. 8.	[7]The acquisition of registered shares through the exercise of conversion rights or warrants and any further transfers of registered shares shall be subject to the restrictions specified in art. 8.
Art. 7 Aktienzertifikate	Art. 7 Share Certificates

[1]Ein Aktionär ist jederzeit berechtigt, von der Gesellschaft eine Bestätigung für die Anzahl der von ihm gehaltenen Aktien zu erhalten. Aktionäre haben hingegen kein Recht auf Druck und Auslieferung von Aktienzertifikaten.
1A shareholder may at any time request from the Company an attestation of the number of registered shares held by it. The shareholder is not entitled, however, to request that certificates representing the registered shares be printed and delivered.

[2]Die Gesellschaft kann zu jedem Zeitpunkt Aktienzertifikate herausgeben und kann zudem, das Einverständnis des betroffenen Aktionärs vorausgesetzt, bereits herausgegebene Aktienzertifikate ersatzlos annulieren.	[2]The Company may at any time issue and deliver certificates for the shares, and may, with the consent of the shareholder, cancel issued certificates that are delivered to it without replacement.

[3]Nicht verurkundete Aktien und die damit verbundenen Rechte können nur durch Abtretung übertragen werden. Eine solche Abtretung bedarf zur Wirksamkeit gegenüber der Gesellschaft der Anzeige an die Gesellschaft. Werden nicht verurkundete Aktien für Aktionäre von einem Transfer Agenten, einer Trust-Gesellschaft, Bank oder einer ähnlichen Gesellschaft, welche die Buchwerte der Aktien führt (nachfolgend als der "Transfer Agent") verwaltet, so können diese Aktien und die damit verbundenen Rechte nur unter Mitwirkung des Transfer Agent übertragen werden.
[3]Shares not represented by certificates and rights arising therefrom may be transferred only by assignment. For the assignment to be valid against the Company, notification to the Company shall be required. If shares not represented by certificates are administered on behalf of a shareholder by a transfer agent, trust company, bank or similar entity handling the book entries of such shares (the "Transfer Agent"), such shares and the rights arising therefrom may be transferred only with the cooperation of the Transfer Agent.
[4]Werden nicht verurkundete Aktien zugunsten von jemand anderem als dem Transfer Agent verpfändet, so ist zur Gültigkeit der Verpfändung eine Anzeige an den Transfer Agent erforderlich.	4If shares not represented by certificates are pledged in favor of any person other than the Transfer Agent, notification to such Transfer Agent shall be required for the pledge to be effective.

5Für den Fall, dass die Gesellschaft beschliesst, Aktienzertifikate zu drucken und auszugeben, müssen die Aktienzertifikate die Unterschriften von zwei zeichnungsberechtigten Personen tragen. Mindestens eine dieser Personen muss ein Mitglied des Verwaltungsrates sein. Faksimile-Unterschriften sind erlaubt.
5If the Company decides to issue and deliver share certificates, the share certificates shall bear the signatures of two duly authorized signatories of the Company, at least one of which shall be a Director. These signatures may be facsimile signatures.
[6]Die Gesellschaft kann in jedem Fall Aktienzertifikate ausgeben, die mehr als eine Aktie verkörpern.	[6]The Company may in any event issue share certificates representing more than one share.

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[7]Falls die Gesellschaft an einer nicht-schweizerischen Börse kotiert ist, ist die Gesellschaft berechtigt, die einschlägigen ausländischen Bestimmungen im Zusammenhang mit diesem Artikel zu befolgen.	7In case the Company is listed on any non-Swiss stock exchange the Company is permitted to comply with the relevant rules and regulations that are applied in that foreign jurisdiction with regard to the subject of this article.
Art. 8 Aktienbuch	Art. 8 Shareholders Register

[1]Die Gesellschaft oder von ihr beauftragte Dritte führen ein Aktienbuch. Darin werden die Eigentümer und Nutzniesser der Aktien, einschliesslich Nominees, mit Namen und Vornamen, Wohnort, Adresse und Staatsangehörigkeit (bei juristischen Personen mit Firma und Sitz), der Anzahl und Beschreibung der gehaltenen Aktien, dem Datum, zu welchem eine Person ins Aktienbuch eingetragen wurde wie auch das Datum, an welchem eine Person ihre Aktionärseigenschaft aufgegeben hat, eingetragen.
[1]The Company shall maintain, itself or through a third party, a share register. The share register shall list the surname, first name, address and citizenship (in the case of legal entities, the company name and company seat) of the holders and usufructuaries of the shares, including the Nominees, the number and description of the shares held, the date on which each person was entered in the register and the date on which any person ceased to be a shareholder.

[2]Ändert eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Solange dies nicht geschehen ist, gelten alle brieflichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt. Die Gesellschaft ist berechtigt, die im Aktienbuch vermerkten Aktionäre als den Eigentümer der jeweiligen Aktien zu behandeln. Die Gesellschaft ist nicht verpflichtet, nicht dem Aktienbuch entsprechende Ansprüche Dritter auf Aktien der Gesellschaft anzuerkennen.
[2]Any person recorded in the share register shall notify the share registrar of any change in address. Until such notification shall have occurred, all written communication from the Company to persons of record shall be deemed to have validly been made if sent to the address recorded in the share register. The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

[3]Wer Aktien der Gesellschaft erwirbt, wird auf Antrag hin im Aktienbuch als Aktionär mit Stimmrecht eingetragen, falls der Verwaltungsrat der Eintragung als Aktionär mit Stimmrecht zustimmt. Die Eintragung kann gestützt auf die in diesem Art. 8 genannten Gründe verweigert werden.
3An acquirer of shares shall be recorded upon request in the share register as a shareholder with voting rights, provided that the Board of Directors approves the entry. Registration may be refused on the grounds listed in this art. 8.

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[4]Erklärt ein Erwerber auf Anfrage nicht ausdrücklich, dass er die Aktien im eigenen Namen und für eigene Rechnung erworben hat, kann der Verwaltungsrat die Eintragung als Aktionär mit Stimmrecht im Aktienbuch verweigern. Vorbehältlich Art. 8 Abs. 5 können Nominees, die Aktien im eigenen Namen aber auf fremde Rechnung halten, durch den Verwaltungsrat im Aktienbuch als Aktionäre mit Stimmrecht eingetragen werden. Wirtschaftliche Eigentümer von Aktien, welche Aktien über Nominees halten, üben ihre Aktionärsrechte über den Nominee aus. Die Gesellschaft kann jederzeit verlangen, dass ihr die Namen, Adressen und Aktienbestände von Personen offengelegt werden, für welche Nominees Aktien halten. Wenn ein Clearing Nominee Vollmachten an Teilnehmer gewährt, müssen die Teilnehmer gegenüber der Gesellschaft auf deren Anfrage hin die Namen, Adressen und Aktienbestände jeder Person offen legen, für die der Teilnehmer Aktien hält. Der Verwaltungsrat kann mittels einem Ermessensentscheid die Ausübung von Stimmrechten oder die Anerkennung von Vollmachten verweigern, wenn sich ein Nominee oder Teilnehmer weigert, gegenüber der Gesellschaft die obstehenden Umstände offen zu legen. Der Verwaltungsrat ist berechtigt, Clearing Nominees von dieser Regelung zu befreien.	[4]The entry of shares as shares with voting rights may be refused by the Board of Directors if a shareholder who acquired shares does not expressly declare upon request that such shareholder has acquired the shares in its own name and for its own account, provided, however, that subject to art. 8 section 5, the Board of Directors may register Nominees that hold shares in their own name, but for the account of third parties, as shareholders of record in the share register of the Company. Beneficial Owners of shares who hold shares through a Nominee exercise their shareholders' rights through the intermediation of such Nominee. The Company may at its written request at any time ask for the names, addresses and the share holdings of each person for whom a Nominee is holding shares. If a Clearing Nominee grants proxies to Participants, the Participants must disclose to the Company at its written request the names, addresses and share holdings of each of the Persons on whose behalf it holds the shares. The Board of Directors may, in its discretion, refuse to give effect to any voting rights or proxy if a Nominee or Participant fails to make the required disclosure. The Board of Directors is authorized to exempt Clearing Nominees from these requirements.

[5]Keine natürliche oder juristische Person wird als Aktionär mit Stimmrecht im Umfang von 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals im Aktienregister eingetragen. Diese Begrenzung der Registrierung findet auch Anwendung auf Personen, welche an 15% oder mehr der Aktien wirtschaftlich berechtigt sind (wie in Art. 33 definiert), wobei dies unabhängig davon gilt, ob die Aktien des individuellen Nominees die im vorangehenden Satz festgesetzte Begrenzung überschreiten oder nicht. Die Aktien, welche die obige Grenze in diesem Abs. 5 überschreiten, werden im Aktienbuch als Aktien ohne Stimmrecht eingetragen.*
5No Person shall be registered as a shareholder with voting rights for 15% or more of the share capital as recorded in the commercial register. This limitation on registration also applies with respect to shares held by Nominees on behalf of a Person which Beneficially Owns 15% or more of the shares of the Company, whether or not any such individual Nominee's holdings exceed the limit set forth in the preceding sentence. The shares exceeding the limit set forth in this section 5 shall be entered in the share register as shares without voting rights.**

*Wichige Anmerkung: Die Bestimmungen in Schrägschrift werden nicht in die Statuten von Tyco Electronics Ltd. aufgenommen, falls "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" nicht mit den erforderlichen Stimmen der Aktionäre an der ausserordentlichen Generalversammlung angenommen wird. Falls Proposal No. 12 nicht angenommen wird, werden die übrigen Absätze in diesem Artikel entsprechend neu durchnummeriert.
**Important Note: The provisions in italic text will not be incorporated into the Articles of Association of Tyco Electronics Ltd. if "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" is not approved by the requisite vote of shareholders at the Special General Meeting. If Proposal No. 12 is not approved, the remaining paragraphs in this article will be renumbered accordingly.

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[6]Dabei gelten juristische Personen, die durch Kapital, Stimmkraft, Leitung oder auf andere Weise miteinander verbunden sind, sowie alle natürlichen oder juristischen Personen, welche sich durch Absprache, Syndikat oder auf andere Weise zum Zwecke der Umgehung dieser Limite zusammentun, im Rahmen dieses Artikels als eine Person.	[6]Legal entities that are linked to one another through capital, voting rights, management or in any other manner, as well as all natural persons or legal entities achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the regulations concerning the limitation on registration, shall be counted as one Person within the meaning of this article.

[7]Lehnt der Verwaltungsrat die Eintragung als Aktionär mit Stimmrecht ab, benachrichtigt er den Aktionär innerhalb von 20 Tagen seit dem Eingang des vollständigen Eintragungsgesuchs über den ablehnenden Entscheid. Nicht anerkannte Aktionäre werden als Aktionäre ohne Stimmrecht ins Aktienbuch eingetragen.
7If the Board of Directors refuses to register a shareholder as a shareholder with voting rights, it shall notify the shareholder of such refusal within 20 days upon receipt of the complete application. Nonrecognized shareholders shall be entered in the share register as shareholders without voting rights.

[8]Der Verwaltungsrat kann nach Anhörung eines eingetragenen Aktionärs oder Nominees Eintragungen im Aktienbuch mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche Angaben zustande gekommen sind. In jedem Fall muss der Betroffene unverzüglich über die Streichung informiert werden.
[8]After hearing the shareholder or Nominee, the Board of Directors may cancel, with retroactive effect as of the date of the registration, the registration of shareholders if the registration was effected based on false information. The respective shareholder or Nominee shall be informed immediately of the cancellation of the registration.

[9]Der Verwaltungsrat kann Reglemente über die Eintragung von Aktionären, Nominees und Clearing Nominees erlassen, mit dem Ziel, die Einhaltung von Art. 8 zu gewährleisten. Der Verwaltungsrat oder eine vom Verwaltungsrat bezeichnete Stelle kann innerhalb des Rahmens schweizerischen Rechts Ausnahmen von den obgenannten Beschränkungen oder den damit verbundenen Verfahren gewähren.
[9]The Board of Directors may specify the details and issue regulations concerning the registration of shareholders, Nominees and Clearing Nominees to ensure the application of and compliance with this art. 8. The Board of Directors or a committee designated by the Board of Directors may, in accordance with Swiss law, allow exemptions from the limitation for registration in the share register or the procedures applicable in connection therewith.

[10]Die in diesem Art. 8 geregelte Eintragungsbeschränkung gilt auch für Aktien, die über die Ausübung eines Vorwegzeichnungs-, Bezugs-, Options-, Tausch-, oder Wandelrechts gezeichnet oder erworben werden.
[10]The limitation for registration provided for in this art. 8 shall also apply to shares acquired or subscribed by the exercise of preemptive, advance subscription, option, exchange or conversion rights.

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[11]Falls die Gesellschaft an einer ausländischen Börse kotiert ist, ist die Gesellschaft berechtigt, die einschlägigen ausländischen Bestimmungen im Zusammenhang mit diesem Artikel zu befolgen.		11In case the Company is listed on any foreign stock exchange the Company is permitted to comply with the relevant rules and regulations that are applied in that foreign jurisdiction with regard to the subject of this article.
Art. 9 Ausübung von Aktionärsrechten		Art 9 Exercise of Rights

[1]Stimmrechte und damit verbundene Rechte können gegenüber der Gesellschaft nur von Aktionären, Nutzniessern oder Nominees in dem Ausmass ausgeübt werden, als sie im Aktienbuch als Aktionäre mit Stimmrecht eingetragen wurden. Art. 16 bleibt vorbehalten.
[1]Voting rights and appurtenant rights associated therewith may be exercised in relation to the Company by a shareholder, usufructuary of shares or Nominee only to the extent that such person is recorded in the share register as a shareholder entitled to vote. Art. 16 remains reserved.
[2]Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.		[2]The Company recognizes only one representative per share.
III.	Organisation der Gesellschaft	III.	Organization of the Company
A.	Die Generalversammlung	A.	General Meeting of Shareholders
Art. 10 Befugnisse		Art. 10 Authority
[1]Die Generalversammlung ist das oberste Organ der Gesellschaft. Sie hat die folgenden unübertragbaren Befugnisse:		[1]The General Meeting of Shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:
(a)	die Festsetzung und die Änderung der Statuten;	(a)	the adoption and amendment of the Articles of Association;
(b)	die Wahl und Abwahl der Mitglieder des Verwaltungsrates und der externen Revisionsstelle;	(b)	election and removal of the Directors and the external audit firm;
(c)	die Genehmigung des Jahresberichts und der Konzernrechnung der Gesellschaft;	(c)	approval of the annual report and the consolidated financial statements of the Company;
(d)	die Genehmigung der Jahresrechnung und die Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende und der Gewinnbeteiligung der Geschäftsleitung;	(d)	approval of the annual statutory financial statement as well as the resolution on the allocation of profit, in particular, the declaration of dividends and profit sharing by Directors;
(e)	die Entlastung der Mitglieder des Verwaltungsrates;	(e)	grant of discharge from liability of the Directors;
(f)	die Beschlussfassung über eine Kapitalrückerstattungen mittels Kapitalherabsetzung; und	(f)	resolutions about a return of capital by way of a share capital reduction; and

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(g) die Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind.	(g) adoption of resolutions on matters that are reserved to the General Meeting of Shareholders by law, these Articles of Association or, subject to art. 716a CO, that are submitted to the General Meeting of Shareholders by the Board of Directors.
[2]Wenn der Verwaltungsrat eine spezifische Vorlage der Generalversammlung zur Konsultativabstimmung vorlegt, kann diese darüber abstimmen.	[2]The General Meeting of Shareholders can have a consultative vote on specific issues proposed by the Board of Directors in any other matter as it deems necessary to the Board of Directors.
Art. 11 Ordentliche und ausserordentliche Generalversammlung	Art. 11 Ordinary and Extraordinary General Meeting of Shareholders

[1]Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Sie wird durch den Verwaltungsrat oder durch die Revisionsstelle einberufen. Der Verwaltungsrat bestimmt den Zeitpunkt und den Ort der Generalversammlung, die entweder innerhalb oder ausserhalb der Schweiz stattfindet.
1An Ordinary General Meeting of Shareholders is to be held yearly within six months following the close of the business year. It is called by the Board of Directors or by the auditors. The Board of Directors determines the time and location either within or outside Switzerland of the General Meeting of Shareholders.

[2]Ausserordentliche Generalversammlungen werden so oft als nötig vom Verwaltungsrat und nötigenfalls durch die Revisionsstelle sowie in den vom Gesetz vorgesehenen Fällen einberufen. Unter Bezugnahme auf den Zweck der Einberufung und die Verhandlungsgegenstände können ein oder mehrere Aktionäre, die mindestens 10% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft vertreten, vom Verwaltungsrat die Einberufung einer ausserordentlichen Generalversammlung per schriftlichem Antrag verlangen. Der schriftliche Antrag soll die Verhandlungsgegenstände, die gestellten Anträge, sowie die weiteren Angaben, welche gemäss anwendbaren Gesetzes- und Kotierungsvorschriften notwendig sind, enthalten.
[2]Extraordinary General Meetings of Shareholders shall be called as often as necessary by the Board of Directors or, if necessary, by the auditors as well as in all other cases required by law. Stating the purpose of the meeting and the agenda to be submitted, one or more shareholders representing at least 10% of the share capital may request the Board of Directors in writing to call an Extraordinary General Meeting of Shareholders. The request shall contain an agenda, the respective proposals as well as any other information required under the applicable laws and stock exchange rules.
Art. 12 Sprache	Art. 12 Language
Die Generalversammlung wird auf Englisch abgehalten. Vorbehalten bleibt ein anderslautender Beschluss des Verwaltungsrats.	General Meetings of Shareholders will, unless the Board of Directors decides otherwise be conducted in English.

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Art. 13 Einberufung		Art. 13 Notice
[1]Die Einberufung der Generalversammlung erfolgt durch einmalige Publikation im Schweizerischen Handelsamtsblatt ("SHAB").		[1]Notice of a General Meeting of Shareholders is given by means of a single publication in the SHAB.

[2]Zwischen dem Tag der Publikation und dem Tag der Durchführung der Generalversammlung dürfen nicht weniger als zwanzig Kalendertage liegen. Die Einberufung der Generalversammlung muss das Datum, die Uhrzeit und den Ort der Generalversammlung, die Traktanden, die Anträge des Verwaltungsrates und die Anträge derjenigen Aktionäre angegeben, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes nach den Bestimmungen von Art. 14 beantragt haben.
[2]Between the day of the publication and the day of the meeting there must be a time period of no less than 20 calendar days. The notice of the General Meeting of Shareholders must indicate the day, time and place of the meeting, the specific agenda items, the motions of the Board of Directors and the motions of the shareholders who have requested the General Meeting of Shareholders or that an item be included on the agenda in accordance with the regulation of art. 14.

3Spätestens 20 Kalendertage vor der ordentlichen Generalversammlung sind der Geschäftsbericht und der Bericht der Revisionsstelle zur Einsicht für die Aktionäre am Gesellschaftssitz aufzulegen. Jeder Aktionär ist berechtigt zu beantragen, dass ihm der Geschäftsbericht und der Bericht der Revisionsstelle gebührenfrei und umgehend zugestellt werden. Die im Aktienbuch vermerkten Aktionäre werden schriftlich über das Recht auf Zustellung dieser Dokumente benachrichtigt.
[3]The annual report and the auditors' report shall be made available for inspection by the shareholders at the registered office of the Company at least twenty calendar days prior to the date of the Ordinary General Meeting of Shareholders. Each Shareholder is entitled to request prompt delivery of a copy of the annual report and the auditor's report free of charge. Shareholders registered in the share register shall be notified of the availability of these documents in writing.
Art. 14 Traktandierung		Art. 14 Agenda
1An einer Generalversammlung darf nur über die Gegenstände abgestimmt werden, die traktandiert werden		1At any General Meeting of Shareholders, only such business shall be included on the agenda as shall have been requested
a)	direkt vom Verwaltungsrat oder im Auftrag des Verwaltungsrats; oder	a)	by or at the direction of the Board of Directors; or
b)	von einem Aktionär nach dem Verfahren dieses Art. 14.	b)	by any shareholder of the Company who complies with the procedures set forth in this art. 14.

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[2]Jeder Aktionär kann die Traktandierung eines Verhandlungsgegenstandes verlangen. Das Traktandierungsbegehren eines Aktionärs für die ordentliche Generalversammlung muss dem Sekretär der Gesellschaft an der registrierten Geschäftsadresse der Gesellschaft mindestens 120 Kalendertage vor dem Jahrestag der Mitteilung des Proxy Statements der Gesellschaft an die Aktionäre, welches im Zusammenhang mit der letztjährigen ordentlichen Generalversammlung veröffentlicht wurde, übermittelt oder per Post gesandt und empfangen worden sein. Falls jedoch das Datum der anstehenden ordentlichen Generalversammlung mehr als 30 Kalendertage vor oder nach dem zur Zeit des letztjährigen Proxy Statements in Aussicht gestellten Datums liegt, ist das Traktandierungsbegehren dem Sekretär an der registrierten Geschäftsadresse der Gesellschaft stattdessen am späteren der folgenden Daten zu übermitteln: (i) 150 Kalendertage vor dem Datum der in Aussicht gestellten ordentlichen Generalversammlung oder (ii) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder anderen Form der Mitteilung des Datums der in Aussicht gestellten ordentlichen Generalversammlung.	[2]Any shareholder may request that an item be included on the agenda of a General Meeting of Shareholders. To be timely for consideration at the Ordinary General Meeting of Shareholders, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company's proxy statement was released to shareholders in connection with the previous year's Ordinary General Meeting of Shareholders. However, if the date of the Ordinary General Meeting of Shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, the notice shall be received by the Secretary at the registered office of the Company by the later of (i) 150 calendar days prior to the date of the contemplated Ordinary General Meeting of Shareholders or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Ordinary General Meeting of Shareholders.

[3]Das Traktandierungsbegehren eines Aktionärs für eine ausserordentliche Generalversammlung muss dem Sekretär der Gesellschaft an der registrierten Geschäftsadresse der Gesellschaft bis am späteren der folgenden Daten übermittelt oder per Post gesandt und empfangen worden sein: (i) 120 Kalendertage vor dem Datum der ausserordentlichen Generalversammlung oder (ii) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder anderen Form der Mitteilung des Datums der in Aussicht gestellten ausserordentlichen Generalversammlung der Aktionäre.
3To be timely for a Extraordinary General Meeting of Shareholders, a shareholder's notice to the Secretary must be delivered to or mailed and received at the registered office of the Company by the later of (i) 120 calendar days before the date of the Extraordinary General Meeting of Shareholders or (ii) the date which is ten calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Extraordinary General Meeting of Shareholders.

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[4]Das Traktandierungsbegehren muss in schriftlicher Form gestellt werden und bezüglich jedem vorgebrachten Traktandum die nachfolgenden Informationen enthalten:		[4]Each request submitted by a shareholder for inclusion of an agenda item must be in written form and include with respect to each agenda item:
(a)	eine kurze Beschreibung des gewünschten Traktandums sowie die Gründe, weshalb dieses Traktandum von der Generalversammlung verhandelt werden soll;	(a)	a brief description of the business desired to be brought before the General Meeting of Shareholders and the reasons for conducting such business at the Ordinary General Meeting of Shareholders;
(b)	der Name und die Adresse des traktandierenden Aktionärs, wie sie im Aktienbuch registriert sind;	(b)	the name and address, as they appear in the share register, of the shareholder proposing such business;
(c)
	(i) die Anzahl Aktien der Gesellschaft, welche vom Aktionär direkt oder als wirtschaftlicher Eigentümer indirekt gehalten werden, (ii) den Zeitpunkt zu welchem diese Aktien erworben wurden, (iii) sowie sämtliche derivativen Positionen bezüglich Aktien oder anderen Wertschriften der Gesellschaft, welche vom Aktionär direkt oder als wirtschaftlicher Eigentümer indirekt gehalten werden und sämtliche Transaktionen, Vereinbarungen, Hedging Vereinbarungen oder Übereinkommen, welche eingegangen wurden, und deren Effekt oder Absicht es ist, die Stimmmacht oder die ökonomischen Interessen des Aktionärs an Aktien oder anderen Wertschriften der Gesellschaft zu erhöhen oder zu reduzieren; und	(c)
(i) the number of shares of the Company which are legally or beneficially owned by such shareholder, (ii) the dates upon which the shareholder acquired such shares, and (iii) any derivative positions with respect to the shares or other securities of the Company held or in which the shareholder has a beneficial interest and any transaction, agreement, hedging arrangement or understanding that has been entered into of which the effect or intent is to increase or decrease the voting power of or the economic interest in shares or other securities of the Company of the shareholder; and
(d)	sämtliche weiteren Informationen, welche unter den anwendbaren Gesetzen, regulatorischen Vorschriften und Kotierungsbestimmungen verlangt werden.	(d)	all other information required under the applicable laws, regulations, and stock exchange rules.
[5]Über Verhandlungsgegenstände, die nicht traktandiert sind, können von der Generalversammlung keine Beschlüsse gefasst werden. Die von Gesetzes wegen geltenden Ausnahmen bleiben vorbehalten.		5No resolution shall be passed at a General Meeting of Shareholders on matters which do not appear on the agenda except those permitted by law.
[6]Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.		6No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.

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Art. 15 Vorsitz, Protokoll	Art. 15 Chairperson, Minutes

[1]Vorbehältlich eines anderslautenden Beschlusses des Verwaltungsrates soll der Präsident des Verwaltungsrates, oder in seiner Abwesenheit ein anderes Mitglied des Verwaltungsrates oder ein von der Generalversammlung gewählter Tagespräsident den Vorsitz an der Generalversammlung führen (der "Vorsitzende").
[1]Unless otherwise determined by the Board of Directors the General Meeting of Shareholders shall be chaired by the Chairperson of the Board of Directors, or, in his absence, by another member of the Board of Directors or by another Chairperson elected for the day by the General Meeting of Shareholders.
[2]Der Vorsitzende bestimmt einen Protokollführer und die Stimmenzähler, die alle nicht Aktionäre sein müssen.	[2]The Chairperson shall designate a Secretary for the Minutes and may designate the Scrutineers who do not need to be shareholders.
[3]Der Verwaltungsrat ist für die Protokollführung verantwortlich. Das Protokoll ist vom Vorsitzenden und vom Protokollführer zu unterzeichnen.	[3]The Board of Directors is responsible for the keeping of the Minutes, which are to be signed by the Chairperson and by the Secretary.
[4]Der Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig sind.	[4]The Chairperson of the General Meeting of Shareholders shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the General Meeting of Shareholders.
Art. 16 Recht auf Teilnahme, Stimmrecht	Art. 16 Right to Participation, Voting Rights

[1]Unter Vorbehalt anderslautender Bestimmungen in diesen Statuten kann jeder Aktionär, der im Aktienbuch als Aktionär mit Stimmrecht eingetragen ist, an der Generalversammlung und deren Beschlussfassungen teilnehmen.
[1]Except as otherwise provided in these Articles of Association, each shareholder recorded in the share register with voting rights is entitled to participate at the General Meeting of Shareholders and in any vote taken.

[2]Vorbehältlich den Bestimmungen in diesem Art. 16 berechtigt jede Aktie, die im Aktienbuch als Aktie mit Stimmrecht eingetragen ist, zu einer Stimme. Art. 693 Abs. 3 OR bleibt vorbehalten. Mittels Vollmacht kann jeder Aktionär seine Aktien in der Generalversammlung durch einen Dritten vertreten lassen, der selber nicht Aktionär sein muss. Wirtschaftliche Eigentümer von Aktien, die ihre Aktien durch einen Nominee halten, üben ihre Aktionärsrechte mittels Vertretung durch diesen Nominee aus.
[2]Subject to the other provisions of this art. 16, each share recorded in the share register as a share with voting rights confers one vote on its holder. Art. 693 para. 3 CO remains reserved. By means of proxy, each shareholder may have his shares represented in a General Meeting of Shareholders by a third person who need not himself be a shareholder. Beneficial Owners of shares who hold shares through a Nominee exercise shareholders' rights through the intermediation of such Nominee.

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[3]Sobald und solange eine Person über 15% oder mehr des im Handelsregister eingetragenen kontrollierten Aktienkapitals verfügt, werden die Stimmrechte dieser Person (inklusive die Stimmen, welche per Vollmacht oder von einem Nominee für diese Person abgegeben werden) an jeder Generalversammlung auf 15% der Stimmrechte der im Handelsregister eingetragenen Aktien beschränkt. Die untenstehenden Art. 16 Abs. 4 und 5 bleiben vorbehalten.*	[3]Subject to art. 16 sections 4 and 5 below, if and so long as the Controlled Shares of any Person constitute 15% or more of the registered share capital recorded in the commercial register, such Person shall be entitled to cast votes (including votes cast on the basis of proxies and/or by a Nominee on such Person's behalf) at any General Meeting of Shareholders in the aggregate equal to 15% of all the number of votes conferred by all the registered share capital recorded in the Commercial Register.**

[4]Der Verwaltungsrat kann innerhalb des Rahmens schweizerischen Rechts von der in Art. 16 Abs. 3 vorgesehenen Begrenzung abweichen, beispielsweise um die Stimmrechtsausübung von Aktien, welche von Nominees oder Clearing Nominees gehalten werden, zu ermöglichen.*
[4]The Board of Directors may, in accordance with Swiss law, depart from the limit contained in art. 16 section 3, including without limitation to permit the exercise of voting rights in respect of shares held by Nominees or Clearing Nominees.**
[5]Die Begrenzung in Art. 16 Abs. 3 gilt zudem nicht für die Ausübung des Stimmrechts gemäss den gesetzlichen Bestimmungen über institutionelle Aktionärsvertreter.*	[5]The limit contained in art. 16 section 3 shall not apply to the exercise of voting rights pursuant to the statutory rules on institutional shareholder representatives.**
Art. 17 Beschlüsse und Wahlen	Art. 17 Resolutions and Elections

[1]Die Generalversammlung fasst ihre Beschlüsse und entscheidet Wahlen mit der absoluten Mehrheit der vertretenen Aktienstimmen. Anderslautende gesetzliche oder statutarische Bestimmungen bleiben vorbehalten.
[1]The General Meeting of Shareholders shall take resolutions and carry out its elections with an absolute majority of the share votes represented, to the extent that neither the law nor the Articles of Association provide otherwise.
[2]Der Vorsitzende kann weitere Verfahrensregeln bezüglich des Stimm- und Wahlverfahrens festlegen.	[2]The Chairperson shall determine further details regarding the voting and election procedure.

*Wichige Anmerkung: Die Bestimmungen in Schrägschrift werden nicht in die Statuten von Tyco Electronics Ltd. aufgenommen, falls "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" nicht mit den erforderlichen Stimmen der Aktionäre an der ausserordentlichen Generalversammlung angenommen wird. Falls Proposal No. 12 nicht angenommen wird, werden die übrigen Absätze in diesem Artikel entsprechend neu durchnummeriert.

**Important Note: The provisions in italic text will not be incorporated into the Articles of Association of Tyco Electronics Ltd. if "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" is not approved by the requisite vote of shareholders at the Special General Meeting. If Proposal No. 12 is not approved, the remaining paragraphs in this article will be renumbered accordingly.

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[3]Die Abstimmungen und Wahlen erfolgen offen durch Handerheben, es sei denn, dass die Generalversammlung eine schriftliche Abstimmung oder Wahl beschliesst, oder der Vorsitzende dies anordnet. Der Vorsitzende kann Abstimmungen und Wahlen auch mittels elektronischem Verfahren durchführen lassen. Elektronische Abstimmungen und Wahlen sind schriftlichen Abstimmungen und Wahlen gleichgestellt.	[3]Resolutions and elections shall be decided by a show of hands, unless a written ballot is resolved by the General Meeting of Shareholders or is ordered by the Chairperson of the General Meeting of Shareholders. The Chairperson may also hold resolutions and elections by use of an electronic voting system. Electronic resolutions and elections shall be considered equal to resolutions and elections taken by way of a written ballot.

[4]Der Vorsitzende kann eine offene Wahl oder Abstimmung durch Handerheben immer durch eine schriftliche oder elektronische wiederholen lassen, sofern nach seiner Meinung Zweifel am Abstimmungsergebnis bestehen. In diesem Fall gilt die vorausgegangene offene Wahl oder Abstimmung durch Handerheben als nicht geschehen.
[4]The Chairperson (of the General Meeting of Shareholders) may at any time order that an election or resolution decided by a show of hands be repeated by way of a written or electronic ballot if he considers the vote to be in doubt. The resolution or election previously held by a show of hands shall then be deemed to have not taken place.

[5]Aktionäre fassen ihre Beschlüsse und vollziehen ihre Wahlen anlässlich einer Generalversammlung und sind nicht befugt, anstelle von Generalversammlungen schriftliche Beschlüsse (Zirkulationsbeschlüsse) zu fassen.
[5]Shareholders shall take resolutions and carry elections at General Meetings of Shareholders and do not have the power to consent in writing, without a meeting, to the taking of any action or the passing of any resolution.
Art. 18 Beschlussquoren	Art. 18 Supermajority Voting
[1]Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Stimmen und die absolute Mehrheit der vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:
1A resolution of the General Meeting of Shareholders passed by at least two thirds of the share votes represented and the absolute majority of the par value of the share votes represented is required for:
(a) die Änderung des Gesellschaftszwecks;	(a) the change of the Company's purpose;
(b) die Einführung von Stimmrechtsaktien;	(b) the creation of shares with preferred voting rights;

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(c)	die Beschränkung der Übertragbarkeit von Namenaktien und jede Änderung hinsichtlich der beschränkten Übertragbarkeit;*	(c)	the restriction of the registration of registered shares and any amendment in relation thereto;**
(d)	eine bedingte oder genehmigte Kapitalerhöhung;	(d)	an authorized or conditional increase of share capital;
(e)	eine Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder zwecks Sachübernahme und die Gewährung von besonderen Vorteilen;	(e)	an increase of capital out of equity, against contributions in kind, or for the purpose of acquisition of assets, or the granting of special privileges;
(f)	die Beschränkung oder Aufhebung des Bezugsrechts oder des Vorwegzeichnungsrechts;	(f)	the limitation or withdrawal of pre-emptive rights or advance subscription rights;
(g)	die Verlegung des Sitzes der Gesellschaft;	(g)	the change of the domicile of the Company;
(h)	die Auflösung der Gesellschaft;	(h)	the dissolution of the Company;
(i)	die Transaktionen gemäss Fusionsgesetz soweit im Fusionsgesetz entsprechend vorgesehen; und	(i)	the transactions as enumerated in the Swiss Merger Act ("Fusionsgesetz") to the extent required by the Merger Act; and
(j)	jede Änderung oder Anpassung der Art. 8, 9, 16 oder 18 dieser Statuten.*	(j)	any alteration or amendment of art. 8, 9, 16 and 18 of these Articles of Association.**
2Für die Abwahl eines Verwaltungsratsmitgliedes ist die Zustimmung der Generalversammlung mit mindestes der Mehrheit aller stimmberechtigten Aktien erforderlich.		[2]The removal of a Director shall require the resolution of the General Meeting of Shareholders passed by at least the majority of the votes of the shares entitled to vote.

*Wichige Anmerkung: Die Bestimmungen in Schrägschrift werden nicht in die Statuten von Tyco Electronics Ltd. aufgenommen, falls "Proposal No. 13—Approval of Additional Provisions of the Proposed Swiss Articles to Require a Supermajority Vote to Amend the Provisions Described in Proposal No. 12 and Certain Other Provisions" nicht mit den erforderlichen Stimmen der Aktionäre an der ausserordentlichen Generalversammlung angenommen wird.

**Important Note: The provisions in italic text will not be incorporated into the Articles of Association of Tyco Electronics Ltd. if "Proposal No. 13—Approval of Additional Provisions of the Proposed Swiss Articles to Require a Supermajority Vote to Amend the Provisions Described in Proposal No. 12 and Certain Other Provisions" is not approved by the requisite vote of shareholders at the Special General Meeting.

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[3]Über die gesetzlich geforderte Mehrheit hinaus bedarf es überdies zwei Drittel der stimmberechtigten Aktien, welche nicht vom Nahestenden Aktionär gehalten werden, für einen Beschluss der Generalversammlung betreffend einen Zusammenschluss der Gesellschaft mit einem Nahestehenden Aktionär innerhalb eines Zeitraumes von drei Jahren, seit dem diese Person zu einem Nahestehenden Aktionär wurde. Dieses spezielle Beschlussquorum ist jedoch nicht anwendbar, falls:		3In addition to any approval that may be required under applicable law, the affirmative vote of at least two thirds of the shares entitled to vote which are not owned by Interested Shareholders shall be required for the Company to engage in any Business Combination with an Interested Shareholder for a period of three years following the time that such Person became an Interested Shareholder, provided, however, that this special approval requirement shall not apply if:
(a)
	der Verwaltungsrat, bevor diese Person zu einem Nahestehenden Aktionär wurde, entweder den Zusammenschluss oder eine andere Transaktion genehmigte, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde; oder	(a)
prior to such time that such Person became an Interested Shareholder, the Board of Directors approved either the Business Combination or the transaction which resulted in the Person becoming an Interested Shareholder; or
(b)
	nach Vollzug der Transaktion, als Folge derer diese Person zu einem Nahestehenden Aktionär wurde, der Nahestehende Aktionär mindestens 85% der unmittelbar vor Beginn der betreffenden Transaktion allgemein stimmberechtigten Aktien hält, wobei zur Bestimmung der Anzal der allgemein stimmberechtigten Aktien (nicht jedoch zur Bestimmung der durch den Nahestehenden Aktionär gehaltenen stimmberechtigten Aktien) folgende Aktien nicht zu berücksichtigen sind: Aktien, (i) welche von Personen gehalten werden, die sowohl Verwaltungsrats- wie auch Geschäftsleitungsmitglieder sind, und (ii) welche für Mitarbeiteraktienpläne reserviert sind, soweit die in diesen Plänen unterworfenen Mitarbeiter nicht das Recht haben, unter Wahrung der Vertraulichkeit darüber zu entscheiden, ob Aktien, die dem betreffenden Mitarbeiteraktienplan unterstehen, in einem Übernahme- oder Austauschangebot andient werden sollen oder nicht.	(b)
upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the Interested Shareholders) those shares owned (i) by persons who are Directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer.
[4]Hinsichtlich der in diesem Art. 18 Abs. 3 verwendeten Begriffe gelten die Definitionen gemäss Art. 34.		4As used in this art. 18 para. 3 only, the terms used shall have the meanings as defined in art. 34.

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[5]Vorbehältlich Art. 18 Abs. 6 können Beschlüsse über Änderungen dieses Artikels, bzw. der entsprechenden Abschnitte dieses Artikels, nur mit dem für die Beschlussfassung vorgesehenen Mehr gefasst werden.		[5]Subject to art. 18 para. 6 below, any alteration of this article or any section thereof requires a quorum equal to the quorum stated in the respective provision.

[6]Änderungen der Art. 17 Abs. 5, 18 Abs. 3, 18 Abs. 6 sowie Art. 34 können nur mit der Zustimmung von 80% aller Aktienstimmen beschlossen werden, die am relevanten Stichtag (Schliessung des Aktienbuches) stimmberechtigt sind.		[6]Any alteration of art. 17 para. 5, 18 para. 3, 18 para. 6 and 34 requires the affirmative vote of 80% of the total votes of shares entitled to vote on the relevant record date.
Art. 19 Präsenzquorum		Art. 19 Presence Quorum
[1]Jeder Beschluss und jede Wahl der Generalversammlung setzt voraus, dass zum Zeitpunkt der Konstituierung der Generalversammlung zumindest die Mehrheit aller stimmberechtigten Aktien anwesend ist.
[1]All resolutions and elections made by the General Meeting of the Shareholders require, at the time when the General Meeting of Shareholders proceeds to business, the presence of at least a majority of the shares entitled to vote.

[2]Die Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Bekanntgabe des Erreichens des Präsenzquorums durch den Vorsitzenden die Generalversammlung verlassen und damit weniger als das geforderte Präsenzquorum an der Generalversammlung verbleibt.
[2]The shareholders present at a General Meeting of Shareholders may continue to transact business, despite the withdrawal of shareholders from such General Meeting of Shareholders following announcement of the presence quorum at the meeting.
Art. 20 Vollmacht/Vertretung		Art. 20 Proxy/Representation
Der Verwaltungsrat kann Verfahrensregeln für die Teilnahme und die Vertretung von Aktionären an der Generalversammlung erlassen.		The Board of Directors may issue procedural rules for the participation and representation of shareholders at the General Meeting of Shareholders.
B.	Verwaltungsrat	B.	Board of Directors
Art. 21 Wahl, Amtsdauer		Art. 21 Election, Term of Office
[1]Der Verwaltungsrat besteht aus wenigstens zwei und nicht mehr als 13 Mitgliedern.		[1]The Board of Directors shall consist of a minimum of two and a maximum of 13 members.

[2]Die Verwaltungsräte werden an der ordentlichen Generalversammlung oder an einer zum Zwecke der Wahl eines Verwaltungsrats einberufenen Generalversammlung gewählt. Die Amtsdauer eines Verwaltungsrates dauert bis zur nächsten ordentlichen Generalversammlung.
[2]The Directors shall be elected at each Ordinary General Meeting of Shareholders or at any General Meeting of Shareholders called for the purpose of electing Directors. A Director shall hold office until the next Ordinary General Meeting of Shareholders.

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Art. 22 Delegation	Art. 22 Delegation

[1]Der Verwaltungsrat hat die Oberleitung der Gesellschaft sowie die Aufsicht über die Geschäftsleitung. Er vertritt die Gesellschaft gegenüber Dritten und kann in allen Angelegenheiten Beschluss fassen, welche nicht gemäss Gesetz, Statuten oder Organisationsreglement einem anderen Organ der Gesellschaft zugewiesen oder vorbehalten sind.
[1]The Board of Directors is entrusted with the ultimate direction of the Company as well as the supervision of the management. It represents the Company towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Company by law, the Articles of Association or Organizational Regulations.

[2]Der Verwaltungsrat kann die Vorbereitung und Umsetzung seiner Beschlüsse und die Überwachung gewisser Aufgaben an Ausschüsse oder an bestimmte Verwaltungsräte übertragen. Er ist befugt, die Geschäftsführung der Gesellschaft ganz oder teilweise einem oder mehreren Verwaltungsräten oder Dritten zu übertragen. Zu diesem Zweck erlässt der Verwaltungsrat ein Organisationsreglement.
[2]The Board of Directors may entrust the preparation and the execution of its decisions or the supervision of certain tasks to committees or to particular Directors. It is empowered to transfer the management of the Company in whole or in part to one or several of its Directors or to third parties. For this purpose, the Board of Directors shall enact Organizational Regulations.

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Art. 23 Befugnisse		Art. 23 Specific Powers
[1]Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Befugnisse:		[1]The Board of Directors has the following non-transferable and irrevocable duties:
(a)	die Oberleitung der Gesellschaft und die Erteilung der nötigen Weisungen;	(a)	to ultimately direct the Company and issue the necessary directives;
(b)	die Festlegung der Organisation;	(b)	to determine the overall organization;
(c)	die Ausgestaltung des Rechnungswesens, des internen Kontrollsystems (IKS), der Finanzkontrolle und der Finanzplanung sowie die Durchführung einer Risikoprüfung;	(c)	to organize the accounting, the Internal Control System (ICS), the financial controls, and the financial planning as well as to perform a risk assessment;
(d)	die Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen sowie die Erteilung und Entziehung von Zeichnungsberechtigungen;	(d)	to appoint and remove the persons entrusted with the management and representation of the Company and to grant and revoke signatory power;
(e)	die Oberaufsicht über die Geschäftsführung, insbesondere im Hinblick auf die Befolgung der Gesetze, der Statuten, des Organisationsreglements, und anderer Reglemente und Weisungen;	(e)
to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law and with the Articles of Association, the Organization Regulations, and other regulations and directives;
(f)	die Erstellung des Geschäftsberichts sowie die Vorbereitung der Generalversammlung und die Umsetzung deren Beschlüsse;	(f)	to prepare the business report and the General Meeting of Shareholders and to implement the latter's resolutions where appropriate;
(g)	die Benachrichtigung des Richters im Fall der Überschuldung;	(g)	to inform the judge in the event of over-indebtedness;
(h)	die Beschlussfassung über die nachträgliche Liberierung von nicht vollständig liberierten Aktien;	(h)	to pass resolutions regarding the subsequent payment of capital with respect to non-fully paid-in shares;
(i)	die Beschlussfassung über die Feststellung von Kapitalerhöhungen und die entsprechenden Statutenänderungen;	(i)	to pass resolutions confirming increases in share capital and regarding the amendments to the Articles of Association entailed thereby;
(j)	Untersuchungen im Zusammenhang mit der Einhaltung der gesetzlichen Vorschriften über die Ernennung, die Wahl und die Befähigung der Revisionsstelle; und	(j)	to examine compliance with the legal requirements regarding the appointment, election and the professional qualifications of the auditors; and

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(k) die Genehmigung von Verträgen mit Bezug auf Fusionen, Spaltungen, Umwandlungen und Vermögensübertragungen entsprechend den Vorschriften des Fusionsgesetzes.	(k) to approve the agreements relating to mergers, de-mergers, transformations and transfers of assets, to the extent required pursuant to the Swiss Merger Act.
[2]Der Verwaltungsrat kann überdies in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz oder Statuten der Generalversammlung vorbehalten sind.	2In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the General Meeting of Shareholders by law or under these Articles of Association.
Art. 24 Organisation, Entschädigung	Art. 24 Organization, Remuneration
[1]Der Verwaltungsrat konstituiert sich selber. Er wählt seinen Präsidenten und einen Sekretär, der weder Aktionär noch Verwaltungsrat(smitglied) zu sein braucht.	[1]The Board of Directors shall constitute itself. It appoints its Chairperson as well as a Secretary who does not need to be a shareholder or a Director.

[2]Der Präsident des Verwaltungsrates beruft die Verwaltungsratssitzungen ein und leitet die Verhandlungen. Jeder Verwaltungsrat ist befugt, mit schriftlichem Begehren an den Präsidenten die Einberufung einer Verwaltungsratssitzung zu verlangen. Die Organisation der Sitzungen, die Beschlussfähigkeit und die Beschlussfassung des Verwaltungsrates haben dem Organisationsreglement zu entsprechen.
[2]The Chairperson of the Board of Directors calls the meetings and presides over the debates. Each Director is entitled to request the calling of a meeting by giving written notice to the Chairperson. The organization of the meetings, the presence quorum and the passing of resolutions of the Board of Directors shall be in compliance with the Organizational Regulations.
[3]Der Verwaltungsratspräsident kann im Rahmen seiner Befugnisse als Verwaltungsrat abstimmen, ihm kommt aber kein Stichentscheid zu.	[3]The Chairperson shall have a vote in his or her capacity as a Director, but shall have no casting vote.
[4]Über die Verhandlungen und Beschlüsse des Verwaltungsrates wird ein Protokoll geführt. Das Protokoll ist vom Verwaltungsratspräsidenten und vom Protokollführer zu unterzeichnen.	[4]Minutes shall be kept of the deliberations and resolutions of the Board of Directors. The Minutes shall be signed by the Chairperson and the Secretary of the Board of Directors.

[5]Jeder Verwaltungsrat ist berechtigt, für seine Tätigkeit als Verwaltungsrat eine Entschädigung zu erhalten, sofern und soweit eine solche vom Gesamtverwaltungsrat festgelegt wird, entweder zusätzlich oder anstelle von Entschädigungen, welche diesem aufgrund einer Exekutivtätigkeit oder einer Anstellung bezahlt werden. Jeder Verwaltungsrat hat Anspruch auf Ersatz seiner im Rahmen der Geschäftstätigkeit der Gesellschaft oder in Erfüllung seiner Pflichten als Verwaltungsrat aufgewendeten vernünftigen Auslagen. Keine Bestimmung dieser Statuten soll dahingehend interpretiert werden, dass es einem Verwaltungsrat verwehrt ist, für die Gesellschaft in einer anderen Eigenschaft als Verwaltungsrat tätig zu sein und dafür entschädigt zu werden.
[5]Each Director shall be entitled to receive such fees for his services as a Director, if any, as the Board of Directors may from to time determine, either in addition to or in lieu of any compensation payable to that Director in respect of any executive office or employment. Each Director shall be paid or reimbursed for all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Nothing in these Articles of Association shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation therefore.

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Art. 25 Zeichnungsberechtigung	Art. 25 Signatory Rights

Die rechtsgültige Vertretung der Gesellschaft durch die Verwaltungsratsmitglieder und weitere Personen wird im Organisationsreglement geregelt und soll beim zuständigen Handelsregisteramt eingetragen werden.	The due and valid representation of the Company by Directors and other persons shall be set forth in organizational regulations and shall be duly registered with the competent commercial register.
Art. 26 Schadloshaltung und Versicherungs-leistungen	Art. 26 Indemnification and Insurance Coverage

[1]Soweit gesetzlich zulässig, hält die Gesellschaft aktuelle und ehemalige Mitglieder des Verwaltungsrates und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Schäden, Verluste und Kosten aus drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf-, verwaltungsrechtlicher oder anderer Natur (beispielsweise und nicht ausschliesslich Verantwortlichkeiten gestützt auf Vertragsrecht, Haftpflichtrecht und anderes anwendbares ausländisches Recht und alle angemessenen Anwalts-, Prozess- und anderen Kosten und Auslagen) schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen (i) aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen im Zusammenhang mit der Ausübung ihrer Pflichten oder behaupteten Pflichten oder (ii) aufgrund ihrer Position als Mitglied des Verwaltungsrates oder der Geschäftsleitung der Gesellschaft oder (iii) auf Aufforderung der Gesellschaft hin als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Agent einer anderen Gesellschaft, eines Trusts oder eines anderen Unternehmens tätig sind oder waren, entstehen oder entstehen können. Diese Pflicht zur Schadloshaltung besteht nicht, soweit in einem endgültigen und rechtskräftigen Entscheid eines zuständigen Gerichts, Schiedsgerichts oder einer zuständigen Verwaltungsbehörde entschieden worden ist, dass eine der genannten Personen ihre Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.

[1]The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former Directors and officers of the Company, and their heirs, executors and administrators out of the assets of the Company from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as Director or officer of the Company, or (iii) serving at the request of the Company as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person's duties as Director or officer.

A-24            2009 Special General Meeting Proxy Statement/Prospectus

[2]Ohne den vorstehenden Absatz einzuschränken, soll die Gesellschaft aktuellen und ehemaligen Verwaltungsräten und Mitgliedern der Geschäftsleitung die Gerichts- und Anwaltskosten vorschiessen, die im Zusammenhang mit zivil-, straf- oder verwaltungsrechtlichen Verfahren oder im Zusammenhang mit Untersuchungen, wie in vorstehendem Absatz beschrieben, anfallen. Die Gesellschaft kann solche Kostenvorschüsse ablehnen oder zurückfordern, sofern ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde endgültig und rechtskräftig feststellt, dass der entsprechende Verwaltungsrat oder das entsprechende Mitglied der Geschäftsleitung eine vorsätzliche oder grobfahrlässige Verletzung ihrer gesetzlichen Pflichten als Mitglied des Verwaltungsrates oder der Geschäftsleitung begangen hat.	[2]Without limiting the foregoing, the Company shall advance to existing and former Directors and officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. The Company may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the Director or officer in question has committed an intentional or grossly negligent breach of his statutory duties as a Director or officer.

[3]Die Gesellschaft kann zugunsten jeder Person, die Verwaltungsratsmitglied, Geschäftsleitungsmitglied, Arbeitnehmer oder Vertreter der Gesellschaft war oder ist, oder welche auf Aufforderung der Gesellschaft hin als Mitglied des Verwaltungsrates, der Geschäftsleitung oder als Arbeitnehmer oder Vertreter einer anderen Gesellschaft, einer rechts- oder nicht-rechtsfähigen Personengesellschaft, eines Joint Venture, eines Trusts oder einem anderen Unternehmen tätig ist oder war, oder in einer treuhänderischen oder anderen Funktion bezüglich eines Mitarbeiterbeteiligungsplans der Gesellschaft tätig ist oder war, Versicherungen abschliessen hinsichtlich Verpflichtungen, welche aufgrund solcher Funktionen geltend gemacht oder eingegangen wurden, oder welche aufgrund der Stellung dieser Person entstehen, unabhängig davon, ob die Gesellschaft berechtigt ist, diese Person unter den Bestimmungen von Art. 26 gegenüber solchen Verpflichtungen schadlos zu halten. Die Versicherungsprämien werden der Gesellschaft oder ihren Tochtergesellschaften belastet und von diesen bezahlt.
[3]The Company may procure insurance on behalf of any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of art. 26. The insurance premiums shall be charged to and paid by the Company or its subsidiaries.

2009 Special General Meeting Proxy Statement/Prospectus            A-25

C.	Revisionsstelle	C.	Auditors
Art. 27 Revisionspflicht, Wahl und Ernennung der Revisionsstelle		Art. 27 Duty of Audit, Election and Appointment of Auditors
[1]Die Revisionsstelle wird von der Generalversammlung gewählt.		[1]The auditors shall be elected by the General Meeting of Shareholders.

[2]Der Verwaltungsrat überwacht die Einhaltung der entsprechenden Vorschriften und schlägt der Generalversammlung eine Revisionsstelle zur Wahl vor, welche die entsprechenden Voraussetzungen erfüllt, insbesondere betreffend der Befähigung und der Unabhängigkeit gemäss den Bestimmungen des OR (Art. 727 ff.) und des Revisionsaufsichtsgesetzes.
[2]The Board of Directors shall monitor compliance with these requirements and nominate for election by the General Meeting of Shareholders such auditors which meet the respective requirements, in particular, regarding qualification and independence pursuant to the provisions of the CO (art. 727 et seq.) and the applicable law on supervision of auditors.

[3]Die Generalversammlung kann eine zusätzliche, spezielle Revisionsstelle wählen, welche insbesondere die vom Gesetz bei Kapitalerhöhungen und Kapitalherabsetzungen verlangten Prüfungsbestätigungen abgibt.
[3]The General Meeting of Shareholders may appoint a special auditor firm entrusted in particular with the examinations required by applicable law in connection with share capital increases or share capital reductions.
[4]Die Amtsdauer der Revisionsstelle und (falls eingesetzt) der speziellen Revisionsstelle beginnt mit dem Tag der Wahl und endet mit der darauffolgenden ordentlichen Generalversammlung.
[4]The term of office of the auditors and (if appointed) the special auditors shall be one year. The term of office shall commence on the day of election, and shall terminate on the first annual ordinary General Meeting of Shareholders following their election.
Art. 28 Rechte und Pflichten		Art. 28 Duties and Rights
[1]Der Revisionsstelle obliegen die Rechte und Pflichten gemäss Art. 728 ff. OR.		[1]The auditors rights and obligations are those provided for in art. 728 et seq. CO.

[2]Die Revisionsstelle muss an der Generalversammlung, die über die Genehmigung der Jahresrechnung und, falls erforderlich, der Konzernrechnung sowie über die Verwendung des Bilanzgewinns Beschluss fasst, anwesend sein.
[2]The auditors must attend the General Meeting of Shareholders which approves the annual financial accounts as well as, if applicable, the consolidated financial statements and which resolves upon the distribution of the profits.
IV.	Buchführung, Geschäftsjahr, Dividenden, Mitteilungen, Liquidation	IV.	Accounting Principles, Business Year, Dividends, Information, Liquidation
Art. 29 Geschäftsjahr		Art. 29 Business Year
Der Verwaltungsrat legt das Geschäftsjahr fest.		The business year is to be determined by the Board of Directors.

A-26            2009 Special General Meeting Proxy Statement/Prospectus

Art. 30 Verwendung des Gewinns	Art. 30 Distribution of Profits
[1]Über den Bilanzgewinn verfügt die Generalversammlung im Rahmen der anwendbaren gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet ihr seine Vorschläge.

[1]The profit shown on the annual statutory balance sheet shall be allocated by the General Meeting of Shareholders in accordance with applicable law. The Board of Directors shall submit its proposals to the General Meeting of Shareholders.
[2]Neben der gesetzlichen Reserve können weitere Reserven geschaffen werden.	[2]Further reserves may be taken in addition to the reserves required by law.
[3]Dividenden, welche nicht innerhalb von fünf Jahren nach ihrem Auszahlungsdatum bezogen werden, fallen an die Gesellschaft und werden in die allgemeinen gesetzlichen Reserven verbucht.	[3]Dividends that have not been collected within five years after their payment date shall enure to the Company and be allocated to the general statutory reserves.
Art. 31 Auflösung und Liquidation	Art. 31 Dissolution and Liquidation
[1]Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.	[1]The General Meeting of Shareholders may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.
[2]Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.	[2]The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting of Shareholders has not entrusted the same to other persons.

[3]Die Liquidation der Gesellschaft erfolgt nach Massgabe von Art. 742 ff. OR. Die Liquidatoren sind befugt, über die Aktiven der Gesellschaft (inkl. Grundeigentum) mittels privatrechtlichen Verträgen zu verfügen.	[3]The liquidation of the Company shall take place in accordance with art. 742 et seq. CO. The liquidators are authorized to dispose assets (including real estate) by way of private contract.
[4]Nach Tilgung aller Schulden wird das Nettovermögen der Gesellschaft nach Massgabe der einbezahlten Beträge unter den Aktionären verteilt.	[4]After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.
Art. 32 Mitteilungen	Art. 32 Information
[1]Das Publikationsorgan der Gesellschaft ist das SHAB.	[1]The publication instrument of the Company is the SHAB.

[2]Esoweit keine individuelle Benachrichtigung durch das Gesetz, börsenrechtliche Bestimmungen oder diese Statuten verlangt wird, gelten sämtliche Einladungen oder Mitteilungen an die Aktionäre als gültig erfolgt, wenn sie im SHAB veröffentlicht worden sind.
2To the extent that individual notification is not required by law, stock exchange regulations or these Articles, all invitations or communications to the shareholders shall be deemed valid and made if published in the SHAB.

2009 Special General Meeting Proxy Statement/Prospectus            A-27

[3]Schriftliche Bekanntmachungen der Gesellschaft an die Aktionäre gelten als zugestellt, wenn sie (i) auf dem ordentlichen Postweg an die letzte im Aktienbuch verzeichnete Adresse des Aktionärs oder des bevollmächtigten Empfängers geschickt werden oder (ii) auf eine andere Weise, die gemäss SEC Vorschriften erlaubt ist, übermittelt werden. Finanzinstitute, welche Aktien für wirtschaftlich Berechtigte halten und als solche im Aktienbuch eingetragen sind, gelten als bevollmächtigte Empfänger.	[3]Written communications by the Company to its shareholders shall be sent by (i) ordinary mail to the last address of the shareholders or authorized recipient recorded in the share register, or (ii) any other method permitted by SEC rules and regulations. Financial institutions holding shares for Beneficial Owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.
Art. 33 Allgemeine Definitionen	Art. 33 General Definitions

"Clearing Nominee" wird definiert als ein Nominee der Clearing Stelle der Aktien der Gesellschaft (wie z.B. Cede & Co., dem Nominee der Depository Trust Company, einer Clearing- und Depositenstelle in den Vereinigten Staaten von Amerika);

"Clearing Nominee" means nominees of clearing organizations for the shares of the Company (such as Cede & Co., the Nominee of The Depository Trust Company, a United States securities depositary and clearing agency);

"Exchange Act" wird definiert als das Gesetz des Kongresses der Vereinigten Staaten von Amerika, bekannt als "Securities Exchange Act" von 1934, inklusive sämtlicher Anpassungen seit dem Erlass des Gesetzes;	"Exchange Act" means the Act of United States Congress known as the Securities Exchange Act of 1934, as the same has been or hereafter may be amended from time to time;
"Gesellschaft" wird definiert als Tyco Electronics Ltd., welche im Handelsregister des Kantons Schaffhausen eingetragen ist;	"Company" means Tyco Electronics Ltd., duly registered with the commercial register of the canton of Schaffhausen;

"Kontrollierte Aktien/kontrolliertes Aktienkapital" einer Person wird definiert als alle Aktien der Gesellschaft, deren Stimmrechte von einer Person kontrolliert werden, und zwar entweder: (i) direkt; (ii) in Bezug auf US-Personen, unter Anwendung der Zurechnungskriterien der "constructive ownership rules", gemäss den Sektionen 958(a) und 958 (b) des "Internal Revenue Code" der Vereinigten Staaten von Amerika von 1986 (inklusive sämtlicher Anpassungen) oder (iii) direkt oder indirekt als Wirtschaftlicher Eigentümer;*
"Controlled Shares" of any Person means all shares of the Company conferring voting rights owned by such Person, whether: (i) directly; (ii) with respect to Persons who are US Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the United States Internal Revenue Code of 1986, as amended; or, (iii) directly or indirectly as Beneficial Owner;**

*Wichige Anmerkung: Die Bestimmungen in Schrägschrift werden nicht in die Statuten von Tyco Electronics Ltd. aufgenommen, falls "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" nicht mit den erforderlichen Stimmen der Aktionäre an der ausserordentlichen Generalversammlung angenommen wird.
**Important Note: The provisions in italic text will not be incorporated into the Articles of Association of Tyco Electronics Ltd. if "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" is not approved by the requisite vote of shareholders at the Special General Meeting.

A-28            2009 Special General Meeting Proxy Statement/Prospectus

"Nominee" wird definiert als eine Person, welche die Aktien im eigenen Namen direkt oder indirekt für den Wirtschaftlichen Eigentümer hält;	"Nominee" means a Person holding the shares in its own name directly or indirectly on behalf of the Beneficial Owner;
"OR" wird definiert als Schweizerisches Obligationenrecht (Systematische Sammlung des Schweizer Recht, Nr. 220);	"CO" means the Swiss Code of Obligation (Systematic collection of Swiss law, Nr. 220);

"Person" wird definiert als jede natürliche Person, Kapitalgesellschaft, Trust, rechts- oder nicht-rechtsfähige Personengruppe oder jeder andere privat- oder öffentlichrechtliche Rechtsträger inklusive der Regierung eines Landes, eine einer Regierung untergeordnete Regierungsorganisation oder ein politischer Gliedstaat;
"Person" means any individual, general or limited partnership, corporation, association, trust, estate, company (including a limited liability company) or any other entity or organization including a government, a political subdivision or agency or instrumentality thereof;
"SEC" wird definiert als United States Securities and Exchange Commission.	"SEC" means the United States Securities and Exchange Commission.
"SHAB" wird definiert als das Schweizerische Handelsamtsblatt;	"SHAB" means the Swiss Official Journal of Commerce;
"Teilnehmer" wird definiert als jeder Teilnehmer einer Clearing-Stelle für welche ein Clearing Nominee handelt;	"Participant" means any participant of a clearing organization for which a Clearing Nominee is acting;
"Tochtergesellschaft" wird definiert als jede andere Gesellschaft, die per Mehrheit der stimmberechtigten Aktien direkt oder indirekt von der Gesellschaft beherrscht wird;	"Subsidiary" means any other corporation of which a majority of the voting shares are owned, directly or indirectly, by the Company;
"Transfer Agent" wird definiert als ein Trust, eine Gesellschaft, eine Bank oder eine ähnliche Rechtskörperschaft, welche die Bucheinträge von nicht-zertifizierten Aktien verwaltet;	"Transfer Agent" means a trust, company, bank or similar entity handling the book entries of non-certificated shares;

2009 Special General Meeting Proxy Statement/Prospectus            A-29

"US-Person" wird definiert als (i) eine natürliche Person, welche ihren Wohnsitz in den Vereinigten Staaten von Amerika hat oder Staatsbürger dieses Landes ist, (ii) eine juristische Person oder jede Rechtseinheit, die unter den Bestimmungen der Bundeseinkommenssteuergesetzgebung der Vereinigten Staaten von Amerika als juristische Person angesehen wird und welche unter dem Recht der Vereinigten Staaten von Amerika oder dem Recht eines Bundesstaats (der District of Columbia eingeschlossen) organisiert ist, (iii) eine Vermögenseinheit, welche der Bundeseinkommenssteuer der Vereinigten Staaten von Amerika, und zwar unabhängig von der Einkommensquelle, untersteht und (iv) ein Trust, wenn ein Gericht der Vereinigten Staaten von Amerika die vorrangige Aufsicht über die Trustverwaltung führt sowie einer oder mehrere US-Personen ermächtigt sind, sämtliche substantiellen Entscheide des Trusts zu kontrollieren;*	"US Person" means (i) an individual who is a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) organized under the laws of the United States or any state thereof including the District of Columbia, (iii) an estate that is subject to United States federal income tax on its income regardless of its source, and (iv) a trust if a US court can exercise primary supervision over the trust's administration and one or more US persons are authorized to control all substantial decisions of the trust;**
"Verwaltungsrat" wird definiert als Verwaltungsrat der Gesellschaft;	"Director" means a member of the board of directors of the Company;
"Wirtschaftlich Berechtigt" im Bezug zu einer Person wird definiert als die Gesellschaftsaktien, von welchen diese Person direkt oder indirekt Wirtschaftlicher Eigentümer ist;* und	"Beneficially Owned" with respect to any Person shall mean shares of the Company of which such Person is, directly or indirectly, the Beneficial Owner;** and

"Wirtschaftlicher Eigentümer" im Bezug auf Aktien der Gesellschaft wird definiert als jede Person, (i) welche an den Aktien wirtschaftlich berechtigt ist, wie dies unter den Bestimmungen der Sektion 13(d) des Exchange Act sowie den dazugehörigen Reglementen definiert ist.
"Beneficial Owner" with respect to shares of the Company shall mean any Person who "beneficially owns" such shares within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder.

*Wichige Anmerkung: Die Bestimmungen in Schrägschrift werden nicht in die Statuten von Tyco Electronics Ltd. aufgenommen, falls "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" nicht mit den erforderlichen Stimmen der Aktionäre an der ausserordentlichen Generalversammlung angenommen wird.
**Important Note: The provisions in italic text will not be incorporated into the Articles of Association of Tyco Electronics Ltd. if "Proposal No. 12—Approval of Additional Provisions of the Proposed Swiss Articles Limiting the Registration and Voting of Shares" is not approved by the requisite vote of shareholders at the Special General Meeting.

A-30            2009 Special General Meeting Proxy Statement/Prospectus

Art. 34 Definitionen betreffend Zusammenschlüsse mit Nahestehenden Aktionären	Art. 34 Definitions regarding Business Combinations with Interested Shareholders
Wie in Art. 18 verwendet:	As used in art. 18:

"Eigentümer(in)" unter Einschluss der Begriffe "Eigentum halten" und "Eigentum gehalten", wenn verwendet mit Bezug auf Aktien, bedeutet jede Person, welche allein oder zusammen mit oder durch Nahestehende Gesellschaften oder Nahestehende Personen:	"Owner," including the terms "own" and "owned," when used with respect to any shares, means a person that individually or with or through any of its Affiliates or Associates:
(a) Wirtschaftliche Eigentümerin dieser Aktien ist, direkt oder indirekt; oder	(a) beneficially owns such shares, directly or indirectly; or
(b)
(1) das Recht hat, aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Tausch-, Bezugs- oder Optionsrechts oder anderweitig Aktien zu erwerben (unabhängig davon, ob dieses Recht sofort ausübbar ist oder nur nach einer gewissen Zeit); vorausgesetzt, dass eine Person nicht als Eigentümerin derjenigen Aktien gelten soll, die im Rahmen eines Übernahme- oder Umtauschangebots, das diese Person oder eine dieser Person Nahestehende Gesellschaft oder Nahestehende Person eingeleitet hat, angedient werden, bis diese angedienten Aktien verbindlich zum Kauf oder Tausch akzeptiert werden; oder (2) das Recht hat, die Stimmrechte dieser Aktien aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung auszuüben; vorausgesetzt, dass eine Person nicht als Eigentümerin von Aktien gilt infolge des Rechts, das Stimmrecht auszuüben, soweit der diesbezügliche Vertrag, die diesbezügliche Absprache oder die diesbezügliche andere Vereinbarung nur aufgrund einer	(b)
has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered shares is accepted for purchase or exchange; or (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

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widerruflichen Vollmacht (proxy) oder Zustimmung zustande gekommen ist, und diese Vollmacht (proxy) oder Zustimmung in Erwiderung auf eine an 10 oder mehr Personen gemachte diesbezügliche Aufforderung ergangen ist; oder
(c)
zwecks Erwerbs, Haltens, Stimmrechtsausübung (mit Ausnahme der Stimmrechtsausübung aufgrund einer widerruflichen Vollmacht (proxy) oder Zustimmung wie im vorstehenden Paragraph (b)(2) umschrieben) oder Veräusserung dieser Aktien mit einer anderen Person in einen Vertrag, eine Absprache oder eine andere Vereinbarung getreten ist, die direkt oder indirekt entweder selbst oder über ihr Nahestehende Gesellschaften oder Nahestehende Personen wirtschaftlch Eigentümerin dieser Aktien ist;	(c)
has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b)(2)) of the preceding subparagraph, or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares;
Der Begriff "Kapitalgesellschaft" meint eine körperschaftlich organisierte Gesellschafts- oder Rechtsform;	"Corporation" means a company and any other incorporated association or entity;

"Kontrolle", einschliesslich die Begriffe "kontrollierend", "kontrolliert von" und "unter gemeinsamer Kontrolle mit", bedeutet die Möglichkeit, direkt oder indirekt auf die Geschäftsführung und die Geschäftspolitik einer Person Einfluss zu nehmen, sei es aufgrund des Haltens von Stimmrechten, eines Vertrags oder auf andere Weise. Eine Person, welche Eigentümerin von 20% oder mehr der ausgegebenen oder ausstehenden Stimmrechte einer Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder eines anderen Rechtsträgers ist, hat mangels Nachweises des Gegenteils unter Anwendung des Beweismasses der überwiegenden Wahrscheinlichkeit vermutungsweise Kontrolle über einen solchen Rechtsträger; ungeachtet des Voranstehenden gilt diese Vermutung der Kontrolle nicht, wenn diese Person in Treu und Glauben und nicht zur Umgehung dieser Bestimmung Stimmrechte als Stellvertreter (agent), Bank, Börsenmakler (broker), Nominee, Depotbank (custodian) oder Treuhänder (trustee) für einen oder mehrere Eigentümer hält, die für sich allein oder zusammen als Gruppe keine Kontrolle über den betreffenden Rechtsträger haben;
"Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this article, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

A-32            2009 Special General Meeting Proxy Statement/Prospectus

"Nahestehender Aktionär" bedeutet jede Person, inklusive deren Nahestehende Gesellschaften oder Nahestehende Personen (unter Ausschluss der Gesellschaft oder jeder Tochtergesellschaft), die Wirtschaftliche Eigentümerin von 15% oder mehr des im Handelsregister eingetragenen Aktienkapitals ist oder während irgendeines Zeitpunktes innerhalb von drei Jahren unmittelbar vor dem relevanten Zeitpunkt, wobei eine Person nicht als Nahestehender Aktionär gilt, wenn das Eigentum an Aktien im Umfang über 15% das Resultat von Handlungen ist, die ausschliesslich der Gesellschaft zuzurechnen sind, wobei eine solche Person ein Nahestehender Aktionär ist, wenn sie im Nachhinein zusätzliche Aktien erwirbt, ausser im Gefolge weiterer gesellschaftsrechtlicher Handlungen, welche nicht direkt oder indirekt von dieser Person veranlasst wurden. Zur Bestimmung, ob eine Person ein Nahestehender Aktionär ist, werden die im Handelsregister eingetragenen Aktien als relevant betrachtet, unter Ausschluss von nicht ausgegebenen Aktien, die aufgrund eines Vertrags, einer Absprache oder einer anderen Vereinbarung, oder aufgrund der Ausübung eines Wandel-, Bezugs- oder Optionsrechts oder anderweitig ausgegeben werden;	"Interested Shareholder" means any Person, including its Affiliates and Associates (other than the Company and Subsidiary), that is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of 15% or more of the share capital registered in the commercial register; provided, however, that the term Interested Shareholder shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the shares registered in the commercial register shall be relevant, which do not include any unissued shares of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

"Nahestehende Gesellschaft" bedeutet jede Person, die direkt oder indirekt über eine oder mehrere Mittelspersonen eine andere Person kontrolliert, von einer anderen Person kontrolliert wird, oder unter gemeinsamer Kontrolle mit einer anderen Person steht;	"Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another person;
"Nahestehende Person" bedeutet, wenn verwendet zur Bezeichnung einer Beziehung zu einer Person:	"Associate" when used to indicate a relationship with any person, means:
(a)
jede Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder ein anderer Rechtsträger, von welcher diese Person Mitglied des Leitungs- oder Verwaltungsorgans der Geschäftsleitung oder Gesellschafter ist, oder von welcher diese Person, direkt oder indirekt, Eigentümerin von 20% oder mehr einer Kategorie von Aktien oder anderen Anteilsrechten ist, die ein Stimmrecht vermitteln;	(a)
any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares;

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(b)	jedes Treuhandvermögen (trust) oder jede andere Vermögenseinheit, an der diese Person wirtschaftlich einen Anteil von mindestens 20% hält oder in Bezug auf welche diese Person als Verwalter (trustee) oder in ähnlicher treuhändischer Funktion tätig ist; und	(b)	any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and
(c)	jeder Verwandte, Ehe- oder Lebenspartner dieser Person, oder jede Verwandte des Ehe- oder Lebenspartners, jeweils soweit diese den gleichen Wohnsitz haben wie diese Person.	(c)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
"Person" bedeutet jede natürliche Person, Kapitalgesellschaft, rechts- oder nicht-rechtsfähige Personengesellschaft oder jeder andere Rechtsträger;		"Person" means any individual, corporation, partnership, unincorporated association or other entity;
"Zusammenschluss" bedeutet, wenn im Rahmen dieser Statuten in Bezug auf die Gesellschaft oder einen Nahestehenden Aktionär der Gesellschaft verwendet:		"Business combination" when used in reference to any corporation and any interested shareholder of such corporation, means:
(a)
	jede Fusion oder andere Form des Zusammenschlusses der Gesellschaft oder einer Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, mit (1) dem Nahestehenden Aktonär oder (2) einer anderen Kapitalgesellschaft, rechts- oder nicht-rechtsfähigen Personengesellschaft oder einem anderen Rechtsträger, soweit diese Fusion oder andere Form des Zusammenschlusses durch den Nahestehenden Aktionär verursacht worden ist; oder	(a)
any amalgamation or consolidation of the Company or any Subsidiary of the Company with (1) the Interested Shareholder, or (2) with any other corporation, partnership, unincorporated association or other entity if the amalgamation or consolidation is caused by the Interested Shareholder; or
(b)
	jeder Verkauf, jede Vermietung oder Verpachtung, hypothekarische Belastung oder andere Verpfändung, Übertragung oder andere Verfügung (ob in einer oder mehreren Transaktonen), ausser im Rahmen eines Tauschs, von Vermögenswerten der Gesellschaft oder einer Tochtergesellschaft an einen Nahestehenden Aktionär (ausser soweit der Zuerwerb unter einer der genannten Transaktionen proportional als Aktonär erfolgt), soweit diese Vermögenswerte einen Marktwert von 10% oder mehr entweder des auf konsolidierter Basis aggregierten Marktwertes aller Vermögenswerte der Gesellschaft oder des	(b)
any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such corporation, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any Subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or

A-34            2009 Special General Meeting Proxy Statement/Prospectus

aggregierten Marktwertes aller dann ausgegebenen Aktien haben, unabhängig davon, ob eine dieser Transatkonen Teil einer Auflösung der Gesellschaft ist oder nicht; oder
(c)
	jede Transaktion, die dazu führt, dass die Gesellschaft oder eine Tochtergesellschaft Aktien der Gesellschaft oder von Tochtergesellschaften an den Nahestehenden Aktionär ausgibt oder überträgt, es sei denn: (i) aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien der Gesellschaft oder Aktien einer direkten oder indirekten Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, die betreffenden Finanzmarktinstrumente waren zum Zeitpunkt, in dem der Nahestehende Aktionär zu einem solchen wurde, bereits ausgegeben; (ii) als Dividende oder Ausschüttung an alle Aktionäre, oder aufgrund der Ausübung, des Tauschs oder der Wandlung von Finanzmarktinstrumenten, die in Aktien der Gesellschaft oder Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, ausgeübt, getauscht oder gewandelt werden können, vorausgesetzt, diese Finanzinstrumente werden allen Aktionären einer Aktienklasse oder Aktienkategorie anteilsmässig ausgegeben, nachdem der Nahestehende Aktionär zu einem solchen wurde; (iii) gemäss einem Umtauschangebot der Gesellschaft, Aktien von allen Aktionären zu den gleichen Bedingungen zu erwerben; oder (iv) aufgrund der Ausgabe der Übertragung von Aktien durch die Gesellschaft; vorausgesetzt, dass in keinem der unter (iii) und (iv) genannten Fälle der proportionale Anteil des Nahestehenden Aktionärs an den Aktien einer Aktienklasse oder Aktienkategorie erhöht werden darf; oder	(c)
any transaction which results in the issuance or transfer by the Company or by any Subsidiary of the Company of any shares of the Company or of such Subsidiary to the Interested Shareholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such Corporation or any such Subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such; (ii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of such corporation or any such Subsidiary which security is distributed, pro rata to all holders of a class or series of shares of such corporation subsequent to the time the Interested Shareholder became such; (iii) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (iv) any issuance or transfer of shares by the Company; provided however, that in no case under items (iii) and (iv) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company; or

2009 Special General Meeting Proxy Statement/Prospectus            A-35

(d) jede Transaktion, in welche die Gesellschaft oder Tochtergesellschaft involviert ist, und die direkt oder indirekt dazu führt, dass der proportionale Anteil der vom Nahestehenden Aktionär gehaltenen Aktien jeglicher Klasse oder Kategorie, in Aktien wandelbare Obligationen oder Aktien von Tochtergesellschaften erhöht wird, ausser eine solche Erhöhung ist nur unwesentlich und die Folge eines Spitzenausgleichs für Fraktionen oder eines Rückkaufs oder einer Rücknahme von Aktien, soweit diese(r) weder direkt nocht indirekt durch den Nahestehenden Aktionär verursacht wurde; oder	(d) any transaction involving the Company or any Subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such Subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or
(e)
jeder direkte oder indirekte Empfang von Darlehen, Vorschüssen, Garantien, Bürgschaften, oder garantieähnlichen Verpflichtungen, Pfändern oder anderen finanziellen Begünstigungen (mit Ausnahme einer solchen, die gemäss den Unterabschnittten (a) bis (d) dieses Artikels ausdrücklich erlaubt ist sowie einer solchen, die proportional an alle Aktionäre erfolgt) durch die oder über die Gesellschaft oder eine direkte oder indirekte Tochtergesellschaft, die zur Mehrheit von der Gesellschaft gehalten wird, durch den Nahestehenden Aktionär.	(e)
any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (a) to (d) of this paragraph) provided by or through the Company or any direct or indirect majority-owned Subsidiary.
Art. 35 Sprache der Statuten	Art. 35 Language of the Articles
Diese Statuten existieren in deutscher und englischer Fassung. Die deutsche Fassung geht vor.	A German and an English version exist of these Articles of Association. The German version shall prevail.
[Ort], [Datum] 2009	[Place], [Date] 2009

A-36            2009 Special General Meeting Proxy Statement/Prospectus

ANNEX B

ORGANIZATIONAL REGULATIONS
dated as of [    •    ]
of
Tyco Electronics Ltd.
(Tyco Electronics AG)
(Tyco Electronics SA)

a Swiss corporation with its registered office in Schaffhausen, Switzerland

2009 Special General Meeting Proxy Statement/Prospectus            B-1

A    SCOPE AND BASIS

1
These Organizational Regulations ("Organizational Regulations"; each section of these Organizational Regulations, a "Section") are enacted by the board of directors of Tyco Electronics Ltd. (the "Company") pursuant to article 716b of the Swiss Code of Obligations ("CO") and Article 24 of the Company's articles of association (the "Articles of Association"). The corporate governance, internal organization and the duties, powers and responsibilities of the executive bodies of the Company are governed by (i) the Organizational Regulations, (ii) the Board Governance Guidelines, and (iii) the charters of each of the Audit Committee, the Management Development and Compensation Committee, and the Nominating, Governance and Compliance Committee.

B    EXECUTIVE BODIES OF THE COMPANY

2
The executive bodies of the Company are:

a)
The board of directors of the Company (the "Board"), consisting of its members (each a "Director");

b)
The chairman of the Board (the "Chairman");

c)
The committees of the Board (the "Committees");

d)
The Chief Executive Officer of the Company (the "CEO"); and

e)
The other officers of the Company (each an "Officer" and together with the CEO, the "Executive Management").

C    THE BOARD OF DIRECTORS

3
Constitution:    The Board shall elect a Chairman and may elect a deputy chairman (the "Deputy Chairman") from amongst its members. The Chairman or any Director may also be appointed as the CEO.

4
Powers and Duties General:    The Board is entrusted with the ultimate management of the Company, the overall supervision of subsidiaries of the Company and the supervision and control of management. The Board shall exercise its functions as required by law, the Articles of Association and these Organizational Regulations. The Board shall be authorized to pass resolutions on all matters that are not reserved to the general meeting of shareholders or to other executive bodies by applicable law, the Articles of Association or these Organizational Regulations.

5
Powers and Duties (non-transferable):    The Board has the following (non-transferable) duties and competences with regard to the Company:

a)
Ultimately manage and direct the Company and issue the necessary directives;

b)
Determine the overall organization and strategy including reviewing and approving management's strategic and business plans;

c)
Organize the accounting, the internal control system, the financial controls and financial planning;

d)
Appoint and remove the CEO;

e)
Appoint and remove the members of the Executive Management;

f)
Grant and revoke the power to sign on behalf of the Company;

g)
Examine compliance with the legal requirements regarding the appointment, election and the professional qualifications of the auditors of the Company;

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  h)
  Ultimately supervise the persons entrusted with management of the Company, in particular with respect to compliance with the law, the Articles of Association, the Organizational Regulations and other regulations and directives, and monitor management execution of corporate plans and objectives;

  i)
  Perform a risk assessment and provide oversight so as to ensure that appropriate risk management and control procedures are in place and that senior executives take the appropriate steps to manage all major risks;

  j)
  Prepare the business report (including the financial statements) as well as convene the shareholders' meetings, and implement resolutions passed by shareholders where appropriate;

  k)
  Pass resolutions regarding increases in share capital that have been approved by shareholders (art. 651 para. 4 CO), and implement such capital increases and related amendments to the Articles of Association;

  l)
  Propose reorganization measures to the shareholders meeting if half of the Company's share capital is no longer covered by the Company's net assets;

  m)
  Notify the judge (filing for bankruptcy or related matters) in the case of over-indebtedness; and

  n)
  Approve any agreements to which the Company is a party relating to mergers, demergers, transformations and/or transfer of assets (Vermögensübertragung), to the extent required pursuant to the Swiss Merger Act (Fusionsgesetz).

6
Additional Powers and Duties:    The Board has additional powers and duties as set forth in the Company's Board Governance Guidelines.

7
Delegation of Management:    The Board of Directors delegates the management of the Company to the CEO and the other members of the Executive Management as provided for by these Organizational Regulations. The Board requires that members of the Executive Management seek Board approval with respect to any major actions and initiatives.

8
Calendar and Agenda:    A calendar of the five regularly scheduled Board meetings as established by the Board and all regularly scheduled Committee meetings is prepared annually by the CEO in consultation with the Chairman, Committee chairs, and all interested Directors. The CEO and the Chairman are responsible for setting meeting agendas with input from the Directors. Directors receive the agenda and materials for regularly scheduled meetings in advance. Best efforts will be made to make materials available one week in advance, in any event no later than three days in advance. When practical, the same applies to special meetings of the Board. Directors may ask for additional information from, or meet with, senior managers at any time.

9
Calling of Meetings:    The Board meets whenever required by business, a minimum of four times a year. One of these meetings will be scheduled in conjunction with the Company's annual general meeting and Directors are expected to be in attendance at the annual general meeting. Meetings shall be convened by the Secretary or the Chairman or, in their absence, by any other Director. Any Director may request that the Chairman convene a meeting as soon as practicable, subject to providing a reason for so requesting a meeting.

10
Notice of Meetings:    Notice of any meeting stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, e-mail or any other electronic means on not less than twenty-four (24) hours' notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Items on the agenda shall be set forth in such notice. Any Director may waive any notice required to be given by law or these Organizational Regulations, and the attendance of a Director at a meeting shall be deemed

2009 Special General Meeting Proxy Statement/Prospectus            B-3

  to be a waiver by such Director of notice of such meeting. Unless all Directors in attendance at the meeting agree, only business indicated on the agenda may be transacted at any meeting. Furthermore, these formal requirements do not have to be observed if a meeting is only convened in order to record completion of increases in share capital that have been approved by shareholders and related amendments to the Articles of Association.

11
Planning Sessions:    Strategic planning and succession planning sessions are held annually at a regular Board meeting. The succession planning meeting focuses on the development and succession of the CEO and other members of the Executive Management.

12
Executive Sessions:    An executive session of independent non-executive Directors, chaired by the Chairman (where the Chairman is an independent Director), is held at each formal meeting of the Board.

13
Chairing of Board Meetings:    The Chairman, or in his or her absence, the Deputy Chairman, if any, or, in his or her absence, the CEO (if the CEO is a Director), shall chair the Board meetings. In the absence of the Chairman, Deputy Chairman and CEO, the Directors present at the meeting may choose one of their number to be chairman of the meeting.

14
Proposals:    At Board meetings, each Director shall be entitled to submit proposals regarding the items on the agenda. Directors may also submit proposals regarding items on the agenda in writing in advance of the meeting.

15
Quorum:    A quorum of the Board shall be constituted when a majority of the Directors are present in person or participate by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, provided that at any meeting duly called, whether or not a quorum is present, a majority of the Directors present may adjourn such meeting from time to time and place to place without notice other than by announcement by the Chairman. At such meeting of the Board at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the Directors present. A quorum of the Board shall not be required at meetings convened only to record completion of increases in share capital that have been approved by shareholders and related amendments to the Articles of Association.

16
Majority Vote:    The Board shall pass its resolutions with the relative majority of the votes cast whereby abstentions shall be disregarded for purposes of establishing the majority. In case of a tie of votes, the Chairman shall not have the casting vote. Directors may not be represented by alternates or other Directors in a meeting of the Board.

17
Circular Resolutions:    Board resolutions may also be passed by means of written resolutions (circular resolutions), in writing, by facsimile or by a signed copy sent by e-mail, provided that no Director requests, either by phone, facsimile or similar means, deliberation in a meeting, within 5 (five) calendar days after becoming aware of the proposed resolution. Board resolutions by means of written resolutions require the affirmative vote of all of the Directors. Such resolutions may be contained in one document or in several documents in like form, each signed by one or more Directors.

18
Non-Physical Meetings:    Board meetings may be held and resolutions may be passed by means of a telephone or video conference or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.

19
Minutes:    All resolutions shall be recorded. The minutes shall be kept by the Secretary or, in his or her absence, any other person designated by the Chairman. The minutes shall be signed by the Chairman and the person keeping the minutes, and must be approved by the Board.

20
Reporting:    At every meeting the CEO shall report to the Board of Directors on business developments with respect to the Company. The Board of Directors shall be informed promptly of

B-4            2009 Special General Meeting Proxy Statement/Prospectus

  any extraordinary business developments, which may require notification between Board meetings. If necessary, members of the Executive Management may be invited to attend Board meetings. Directors shall be informed of extraordinary developments as soon as practicable by way of letter, telephone, facsimile and/or e-mail.

21
Right to Request Information and Access:    Each Director is entitled to request information from the Chairman on all Company matters. Each Director is also entitled to access to business documents in the intervals between Board meetings. Such requests shall be addressed in writing to the Chairman of the Board. Directors also have complete and open access to the CEO, the Chief Financial Officer and the General Counsel. Each Director shall have the right to examine the Company's books and records for a purpose reasonably related to his or her position as a Director, and may request from the Chairman authorization to review such books and records. If the Chairman rejects a Director's request to examine the Company's books and records, the Board shall decide on the request.

22
Compensation:    Each Director shall be entitled to receive as compensation for such Director's services as a Director or Committee member or for attendance at meetings of the Board or Committees, or both, such amounts (if any) as shall be fixed from time to time by the Board. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

23
The Board may from time to time determine that, all or part of any fees or other compensation payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities (including, without limitation, deferred stock units), on such terms as the Board may determine.

24
The Board may grant special compensation to any Director who, being called upon, shall perform any special or extra services for or at the request of the Company.

25
Directors who are Officers and employees of the Company receive no additional compensation for service as Directors.

26
Conflicts of Interest:    Subject to any applicable law or regulation to the contrary, a Director or Officer (i) may be a party to or otherwise interested in any contract, transaction or other arrangement with the Company, or in which the Company is otherwise interested, and (ii) may be a director or other officer of, or employed by, or a party to any contract, transaction or other arrangement with, or otherwise interested in, any company or other person promoted by the Company or in which the Company is interested, subject to declaring this interest to the Board and the approval and/or authorization of a majority of the disinterested Directors of such contract, transaction or other arrangement. Subject to any applicable law or regulation to the contrary, it shall be a sufficient declaration of interest in relation to any contract, transaction or arrangement if the Director or Officer shall declare the nature of the Director's or Officer's interest at the first opportunity either (1) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or Officer knows this interest then exists, or in any other case, at the first meeting of the Board after becoming aware that he or she is or has become or will be so interested or (2) by providing a general notice to each of the Directors declaring that he or she is an officer of or has a material interest in a person that is a party to a material contract or proposed material contract with the Company and is to be regarded as interested in any transaction or arrangement made with that company or person.

27
So long as, when it is necessary, a Director or Officer declares the nature of his or her interest in accordance with Section 26 of these Organizational Regulations and a majority of the disinterested Directors approves and/or authorizes the contract, transaction or arrangement, a Director or Officer shall not by reason of his or her office be accountable to the Company for any benefit the

2009 Special General Meeting Proxy Statement/Prospectus            B-5

  Director or Officer derives from any office or employment to which the Organizational Regulations allow him or her to be appointed or from any transaction or arrangement in which the Organizational Regulations allow the Director or Officer to be interested, and no such contract, transaction or arrangement shall be void or voidable on the ground of any such interest or benefit.

28
Upon declaring their interest, interested Directors may be counted in determining the presence of a quorum and, subject to these Organizational Regulations, may vote at a meeting of the Board or of a Committee thereof which considered or authorized the contract, transaction or arrangement.

D    OFFICERS

29
Delegation of Authority:    The Board may by power of attorney or otherwise appoint any person, whether nominated directly or indirectly by the Board, to be the attorney or agent of the Company and may delegate to such person any of the Board's powers, authorities and discretions (with power to sub-delegate) for such period and subject to such conditions as it may think fit, except that the Board cannot delegate its non-transferable powers and duties as set forth in Section 5. The Board may revoke or vary any such appointment or delegation, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any such revocation or variation. Any such power of attorney or other document may contain such provisions for the protection and convenience of persons dealing with any such attorney or agent as the Board may think fit.

30
Officers Designated:    The Board may entrust to and confer upon any Officer any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions with such restrictions as it thinks fit and either collaterally with, or to the exclusion of, its own powers and may from time to time revoke or vary all or any of such powers, but no person dealing in good faith and without notice of such revocation or variation shall be affected by any revocation or variation. Only the Board shall have the power to appoint Officers, which shall include a Chairman and may include one or more Deputy Chairmen, a CEO, a President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller, one or more Assistant Treasurers and Assistant Secretaries and such other officers, agents and employees as it may deem expedient. Subject to the exercise of such power of appointment and subject always to the control of the Board, such Officers shall have such powers and shall perform such duties as are set out under Sections 31 to 41 inclusive.

31
Chairman of the Board:    The directors must elect a Chairman, who must be a Director and shall preside at all meetings of the Board except that in the Chairman's absence the Deputy Chairman shall preside, and in the absence of the Deputy Chairman, the CEO shall preside. In the absence of the Chairman, the Deputy Chairman and the CEO, the directors present shall designate one of their number to preside. The Chairman shall have such additional duties as the Board may assign.

32
Deputy Chairman of the Board:    The Deputy Chairman of the Board, if any, shall have such powers and perform such duties as may be prescribed by the Board. In the Chairman's absence, the Deputy Chairman shall preside at all meetings of the Board.

33
CEO:    One of the Officers shall be appointed CEO of the Company by the Board. The CEO shall have such powers and perform such duties as may be conferred upon him or her by the Board. In the Deputy Chairman's absence, the CEO shall preside at all meetings of the Board if the CEO is a Director.

34
President:    The President shall be appointed by the Directors and shall have such powers and perform such duties as the Board may assign.

35
Vice Presidents:    Each Vice President shall have such powers and perform such duties as may be conferred upon him or her by the Board or determined by the CEO.

B-6            2009 Special General Meeting Proxy Statement/Prospectus

36
Treasurer:    The Treasurer shall have the oversight and control of the funds of the Company and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Company except as otherwise provided in these Organizational Regulations.

37
Controller:    The Controller shall have the oversight and control of the accounting records of the Company and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Company.

38
Secretary:    It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of the Company, and of its Committees, and to authenticate records of the Company. The Secretary shall give notice of meetings of the Board and shall perform like duties for the Committees when so required.

39
Assistant Treasurers:    The Assistant Treasurers shall have such duties as the Treasurer shall determine.

40
Assistant Secretaries:    The Assistant Secretaries shall have such duties as the Secretary shall determine.

41
Other Officers:    The powers and duties of all other Officers are at all times subject to the control of the Directors, and any other Officer may be removed at any time at the pleasure of the Board.

42
Change in Power and Duties of Officers:    Anything in these Organizational Regulations to the contrary notwithstanding, the Board may, from time to time, increase or reduce the powers and duties of the respective Officers of the Company whether or not the same are set forth in these Organizational Regulations and may permanently or temporarily delegate the duties of any Officer to any other Officer, agent or employee and may generally control the action of the Officers and require performance of all duties imposed upon them.

E    BOARD COMMITTEES

43
General:    The Board may, by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of one or more of the Directors, as designated by the Board. At all meetings of any Committee, a majority of its members (or one member, if the Committee is comprised of only one or two members) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such Committee, unless otherwise specifically provided by law, the Articles of Association or these Organizational Regulations. The Board shall have the power at any time to change the number and members of any such Committee, to fill vacancies and to discharge any such Committee subject to requirements imposed by law and stock exchange listing rules.

44
Governing Procedural Rules:    Sections 8 to 10 and 13 to 19 above with respect to procedural matters shall apply also to meetings of Committees, unless different provisions shall be prescribed by the Board. Each Committee shall serve at the pleasure of the Board. It shall keep minutes of its meetings and report the same to the Board when required and shall observe such procedures as are prescribed by the Board. Committee meetings are normally held in conjunction with Board meetings. All Directors are welcome to attend any Committee meeting.

45
Individual Committees:    The standing Committees of the Board shall be the Audit Committee, the Management Development and Compensation Committee, the Nominating, Governance and Compliance Committee and any other Committees designated by the Board. The responsibilities of the Audit Committee, the Management Development and Compensation Committee, and the Nominating, Governance and Compliance Committee are set forth in the charter of each such Committee.

2009 Special General Meeting Proxy Statement/Prospectus            B-7

46
Special Committee:    The Chairman may convene a special committee (a "Special Committee") to review certain material matters being considered by the Board. The Special Committee will report its activities to the Board.

F    INDEMNIFICATION AND INSURANCE

47
The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former Directors and Officers of the Company, and their heirs, executors and administrators out of the assets of the Company from and against all damages, losses, liabilities and expenses in connection with threatened, pending or completed actions, proceedings or investigations, whether civil, criminal, administrative or other (including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of (i) any act done or alleged to be done, concurred or alleged to be concurred in or omitted or alleged to be omitted in or about the execution of their duty, or alleged duty, or (ii) serving as Director or Officer of the Company, or (iii) serving at the request of the Company as director, officer, or employee or agent of another corporation, partnership, trust or other enterprise. This indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court, arbitral tribunal or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of said person's duties as Director or Officer.

48
Without limiting the foregoing, the Company shall advance to existing and former Directors and Officers court costs and attorney fees in connection with civil, criminal, administrative or investigative proceedings as described in the preceding paragraph. The Company may reject and/or recover such advanced costs if a court or governmental or administrative authority of competent jurisdiction not subject to appeal holds that the Director or Officer in question has committed an intentional or grossly negligent breach of his statutory duties as a Director or Officer.

49
The Board may authorize the Company to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section F.

G    GENERAL PROVISIONS

50
Signatory Power:    The Directors, Officers and other persons authorized to represent the Company and its subsidiaries shall have single or joint signatory power, as determined to be appropriate by the Board.

51
Returning of Files:    Upon termination of the relationship with the Company all business files must be returned with the exception of documents used by a Director to follow up his or her own actions.

52
Fiscal Year:    The fiscal year of the Company starts on the last Saturday in September and ends on the last Friday in September.

H    FINAL PROVISIONS

53
Entering into Force:    These Organizational Regulations shall enter into force on the date of adoption by the Board.

54
Review and Amendment:    These Organizational Regulations shall be reviewed and if necessary amended on a regular basis by the Board.

B-8            2009 Special General Meeting Proxy Statement/Prospectus

PART II. Information Not Required in the Prospectus

Item 20.    Indemnification of Directors and Officers

        Under the bye-laws of the registrant, the registrant may indemnify directors or officers for any loss or liability attaching to them from negligence, default, breach of duty or breach of trust for which a director or officer may be liable, except that it may not indemnify for fraud or dishonesty, conscious, intentional or willful breaches of an obligation to act honestly or in good faith in our best interests or claims for recovery of any gain, personal profit or advantage to which the director or officer is not legally entitled. Bermuda law permits the registrant to maintain insurance to compensate for any liability incurred by a director or officer in their official capacity or to indemnify for loss or liability related to negligence, default, breach of duty or breach of trust.

Item 21.    Exhibits and Financial Statement Schedules

        The following documents are filed as exhibits hereto:

Exhibit Number	Description
2.1	Separation and Distribution Agreement by and among Tyco International Ltd., Covidien Ltd., and Tyco Electronics Ltd., dated as of June 29, 2007 (Incorporated by reference to Exhibit 2.1 to Tyco Electronics Ltd.'s Current Report on Form 8-K filed July 5, 2007).
3.1	Memorandum of Association of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Tyco Electronics Ltd.'s Registration Statement on Form 10, filed June 5, 2007).
3.2	Certificate of Incorporation of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.2 to Tyco Electronics Ltd.'s Registration Statement on Form 10, filed January 18, 2007).
3.3	Bye-laws of Tyco Electronics Ltd. (Incorporated by reference to Exhibit 3.1 to Tyco Electronics Ltd.'s Current Report on Form 8-K, filed July 5, 2007).
3.4	Proposed form of articles of association of the registrant*
3.5	Proposed form of organizational regulations of the registrant*
5.1	Opinion of Bär & Karrer AG*
8.1	Opinion of PricewaterhouseCoopers AG re: Swiss tax matters*
8.2	Opinion of Sutherland Asbill & Brennan LLP re: US tax matters*
8.3	Opinion of Appleby re: Bermuda tax matters*
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Bär & Karrer AG (included in Exhibit 5.1)*
23.3	Consent of PricewaterhouseCoopers AG (included in Exhibit 8.1)*
23.4	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 8.2)*
23.5	Consent of Appleby (included in Exhibit 8.3)*
24.1	Power of Attorney**
99.1	Form of proxy card

*
To be filed by amendment

**
Previously filed

Item 22.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (2)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

  (3)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

  (4)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by Form S-4 with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of Form S-4;

  (5)
  That every prospectus: (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (6)
  That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

  (7)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents (including documents filed subsequent to the effective date of the registration statement through the date of responding to the request) by first class mail or other equally prompt means; and

  (8)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on the 11th day of March, 2009.

TYCO ELECTRONICS LTD.
By:	/s/ TERRENCE R. CURTIN Name: Terrence R. Curtin Title: Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons on March 11, 2009 in the capacities indicated below.

Signature	Title

/s/ THOMAS J. LYNCH Thomas J. Lynch	Chief Executive Officer and Director (Principal Executive Officer)
/s/ TERRENCE R. CURTIN Terrence R. Curtin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ ROBERT J. OTT Robert J. Ott	Senior Vice President and Corporate Controller (Principal Accounting Officer)
* Pierre R. Brondeau	Director
* Ram Charan	Director
* Juergen W. Gromer	Director
* Robert M. Hernandez	Director

Signature	Title

* Daniel J. Phelan	Director
* Frederic M. Poses	Director
* Lawrence S. Smith	Director
* Paula A. Sneed	Director
* David P. Steiner	Director
* John C. Van Scoter	Director

*
The undersigned does hereby sign this Amendment No. 1 to the registration statement on behalf of the above-indicated director or officer of Tyco Electronics Ltd. pursuant to a power of attorney executed by such director or officer.

/s/ ROBERT A. SCOTT Robert A. Scott Attorney-in-fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the registration statement, solely in the capacity of the duly authorized representative of Tyco Electronics Ltd. in the United States, on this 11th day of March, 2009.

By:	/s/ ROBERT A. SCOTT Robert A. Scott Tyco Electronics Ltd. Executive Vice President and General Counsel